THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT AN OFFER TO SELL THESE SECURITIES AND ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                                FILED PURSUANT TO RULE 424(b)(3)
                                                      REGISTRATION NO. 333-84292

                SUBJECT TO COMPLETION, DATED SEPTEMBER 16, 2002

PROSPECTUS SUPPLEMENT
TO PROSPECTUS DATED MARCH 21, 2002

                                  $617,000,000

                        [AMERICAN AIRLINES 2-COLOR LOGO]

                           2002-1 PASS THROUGH TRUSTS
                    PASS THROUGH CERTIFICATES, SERIES 2002-1
                               ------------------
    American Airlines, Inc. is issuing, through three separate trusts, Class G, Class C, and Class D Pass Through Certificates, Series 2002-1. Only the Class G Certificates are being offered pursuant to this Prospectus Supplement. The Class C and Class D Certificates will be purchased by affiliates of American concurrently with the issuance of the Class G Certificates. The Class C and Class D Certificates are not being offered pursuant to this Prospectus Supplement.

    The proceeds from the sale of Certificates will be used by the related trusts to acquire equipment notes to be issued by American on a full recourse basis. Payments on the equipment notes held in each trust will be passed through to the holders of Certificates of such trust. The Certificates represent interests in the assets of the related trust and do not represent interests in or obligations of American or any of its affiliates. Application will be made to list the Class G Certificates on the Luxembourg Stock Exchange. The Class C and D Certificates will not be listed on any securities exchange.

    The equipment notes will be issued for each of 19 Boeing aircraft delivered to American from January 1995 through April 2002. The equipment notes issued for each aircraft will be secured by a security interest in such aircraft. Interest on the equipment notes will be payable quarterly on each March 23, June 23, September 23, and December 23, beginning December 23, 2002. Principal payments on the equipment notes held for the Class G and Class D Certificates will be scheduled for payment on March 23, June 23, September 23, and December 23 in certain years, beginning on March 23, 2003. The entire principal amount of the equipment notes held for the Class C Certificates will be scheduled for payment on September 23, 2007.

    The Class G Certificates will rank senior in right to distributions to the other Certificates. The Class C Certificates will rank junior in right to distributions to the Class G Certificates and will rank senior in right to distributions to the Class D Certificates. The Class D Certificates will rank junior in right to distributions to the other Certificates.

    There will be a separate primary liquidity facility for each of the Class G and Class C Certificates. There will also be an above-cap liquidity facility for the Class G Certificates. The primary liquidity facilities, together with the above-cap liquidity facility in the case of the Class G Certificates, are expected to provide an amount sufficient to make six quarterly interest distributions on the Certificates of the applicable Class. There will be no liquidity facility for the Class D Certificates.

    MBIA Insurance Corporation will issue a financial guaranty insurance policy to support the distribution of interest on the Class G Certificates when scheduled and the distribution of the outstanding pool balance on the Class G Certificates on their Final Legal Distribution Date and under certain other circumstances as described herein.

                                  [MBIA LOGO]
    INVESTING IN THE CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-19.

PASS THROUGH                                                  FINAL EXPECTED     PRICE TO
CERTIFICATES      FACE AMOUNT         INTEREST RATE         DISTRIBUTION DATE    PUBLIC(1)
------------      ------------        -------------         ------------------   ---------
Class G           $617,000,000    USD 3-month LIBOR +   %   September 23, 2007     100%

---------------

(1) Plus accrued interest, if any, from the date of issuance.

    The underwriters will purchase all of the Class G Certificates if any are purchased. The aggregate proceeds from the sale of the Class G Certificates will
be $617,000,000. American will pay the underwriters a commission of $      .
Delivery of the Class G Certificates in book-entry form will be made on or about
September   , 2002 against payment in immediately available funds.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

SALOMON SMITH BARNEY                                                   JP MORGAN
                               ------------------
CREDIT SUISSE FIRST BOSTON
                                 MERRILL LYNCH & CO.
                                                        MORGAN STANLEY

         The date of this Prospectus Supplement is September   , 2002.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT




                                                                     PAGE
                                                                     ----
PRESENTATION OF INFORMATION..........................................S-4
PROSPECTUS SUPPLEMENT SUMMARY........................................S-5
  Summary of Terms of Certificates...................................S-5
  Equipment Notes and the Aircraft...................................S-6
  Loan to Aircraft Value Ratios......................................S-7
  Cash Flow Structure................................................S-8
  The Offering.......................................................S-9
  Summary Historical Consolidated Financial and
    Operating Data..................................................S-17
RISK FACTORS........................................................S-19
  Terrorist Attacks of September 11, 2001...........................S-19
  Certain Other Risk Factors Relating to American...................S-20
  Risk Factors Relating to the Certificates and the
    Offering........................................................S-21
  Risk Factors Relating to the Policy Provider......................S-23
THE COMPANY.........................................................S-24
DESCRIPTION OF THE POLICY PROVIDER..................................S-24
  General...........................................................S-24
  MBIA Financial Information........................................S-25
  Financial Strength Ratings of MBIA................................S-26
USE OF PROCEEDS.....................................................S-26
DESCRIPTION OF THE CERTIFICATES.....................................S-26
  General...........................................................S-27
  Distribution of Payments on Equipment Notes.......................S-28
  Subordination.....................................................S-30
  Pool Factors......................................................S-30
  Reports to Certificateholders.....................................S-32
  Indenture Events of Default and Certain Rights
    upon an Indenture Event of Default..............................S-32
  Purchase Rights of Certificateholders.............................S-34
  PTC Event of Default..............................................S-34
  Merger, Consolidation, and Transfer of Assets.....................S-35
  Modification of the Pass Through Trust
    Agreements and Certain Other Agreements.........................S-35
  Possible Issuance of Series E Equipment Notes.....................S-38
  Possible Refunding of Series C Equipment Notes and
    Series D Equipment Notes........................................S-38
  Termination of the Trusts.........................................S-39
  The Trustees......................................................S-39
  Book-Entry Registration; Delivery and Form........................S-40
Luxembourg Paying Agent.............................................S-40
DESCRIPTION OF THE LIQUIDITY FACILITIES.............................S-40
  Primary Liquidity Facilities......................................S-41
  Above-Cap Liquidity Facility......................................S-46
DESCRIPTION OF THE POLICY AND THE
  POLICY PROVIDER AGREEMENT.........................................S-48
  The Policy........................................................S-48
  General...........................................................S-50
  Definitions.......................................................S-51
  The Policy Provider Agreement.....................................S-51
DESCRIPTION OF THE INTERCREDITOR
  AGREEMENT.........................................................S-51
  Intercreditor Rights..............................................S-52
  Priority of Distributions.........................................S-53
  Addition of Trustee for Class E Certificates......................S-58
  Addition of Trustees Upon Refunding...............................S-58
  The Subordination Agent...........................................S-59
DESCRIPTION OF THE AIRCRAFT AND THE
  APPRAISALS........................................................S-59
  The Aircraft......................................................S-59
  The Appraisals....................................................S-59
DESCRIPTION OF THE EQUIPMENT NOTES..................................S-61
  General...........................................................S-61
  Subordination.....................................................S-61
  Principal and Interest Payments...................................S-61
  Determination of LIBOR............................................S-62
  Redemption........................................................S-63
  Security..........................................................S-64
  Loan to Value Ratios of Equipment Notes...........................S-65
  Defeasance........................................................S-65
  Limitation of Liability...........................................S-65
  Indenture Events of Default, Notice and Waiver....................S-65
  Remedies..........................................................S-66
  Modification of Indentures........................................S-67
  Indemnification...................................................S-68
  Certain Provisions of the Indentures..............................S-68
CERTAIN FEDERAL INCOME TAX
    CONSEQUENCES ...................................................S-72
  Tax Status of the Trusts .........................................S-72
  Taxation of Certificate Owners Generally..........................S-72



                                                                    PAGE
                                                                    ----
Sales of Certificates...............................................S-72
  Bond Premium......................................................S-73
  Trusts Classified as Partnerships.................................S-73
  Certain Federal Income Tax Consequences to
    Foreign Certificateholders......................................S-73
  Backup Withholding................................................S-74
CERTAIN CONNECTICUT TAXES...........................................S-74
CERTAIN ERISA CONSIDERATIONS........................................S-75
  General...........................................................S-75
  Plan Assets Issues................................................S-75
  Prohibited Transaction Exemptions.................................S-75
  Special Considerations Applicable to Insurance
      Company General Accounts......................................S-76
UNDERWRITING........................................................S-76
LUXEMBOURG LISTING..................................................S-77
LEGAL OPINIONS......................................................S-78
EXPERTS.............................................................S-78
INDEX OF TERMS................................................Appendix I
APPRAISAL LETTERS............................................Appendix II
EQUIPMENT NOTE PRINCIPAL
  PAYMENTS..................................................Appendix III
LOAN TO VALUE RATIOS
 OF EQUIPMENT NOTES..........................................Appendix IV


                                   PROSPECTUS


                                                                     PAGE
                                                                     ----
ABOUT THIS PROSPECTUS..................................................2
TABLE OF CONTENTS......................................................2
FORWARD-LOOKING INFORMATION............................................2
WHERE YOU CAN FIND MORE INFORMATION....................................3
THE COMPANY............................................................4
RATIO OF EARNINGS TO FIXED CHARGES.....................................4
FORMATION OF THE TRUSTS................................................5
USE OF PROCEEDS........................................................5
DESCRIPTION OF THE PASS THROUGH
  CERTIFICATES.........................................................6
  General..............................................................6
  Book-Entry Registration..............................................9
  Payments and Distributions..........................................11
  Pool Factors........................................................12
  Reports to Certificateholders.......................................13
  Voting of Equipment Notes...........................................14
  Events of Default and Certain Rights
    upon an Event of Default..........................................14
  Modifications of the Basic Agreement................................16
  Modification of Indenture and Related Agreements....................18
  Termination of the Trusts...........................................18
  Delayed Purchase of Equipment Notes.................................18
  Merger, Consolidation and Transfer of Assents.......................19
  The Trustee.........................................................19
DESCRIPTION OF THE EQUIPMENT NOTES....................................20
  General.............................................................20
  Principal and Interest Payments.....................................21
  Redemption..........................................................21
  Security............................................................21
  Additional Notes....................................................23
  Payments and Limitation of Liability................................23
  Defeasance of the Indentures and the
    Equipment Notes in Certain Circumstances..........................24
  Assumption of Obligations by American...............................24
  Owner Participant; Revisions to Agreements..........................24
CREDIT ENHANCEMENTS...................................................25
  Ranking; Cross-Subordination........................................25
  Liquidity Facility..................................................25
  Guarantee of AMR Corporation........................................26
CERTAIN FEDERAL INCOME TAX
  CONSEQUENCES........................................................26
  Tax Status of the Trusts............................................26
  Taxation of Security Holders Generally..............................26
  Sales of Pass Through Certificates..................................27
  Bond Premium........................................................27
  Original Issue Discount.............................................27
  Backup Withholding..................................................27
CERTAIN CONNECTICUT TAXES.............................................28
ERISA CONSIDERATIONS..................................................28
PLAN OF DISTRIBUTION..................................................28
  Agents..............................................................28
  Underwriters........................................................28
  Direct Sales........................................................29
  Other Means of Distribution.........................................29
  General Information.................................................29
LEGAL OPINIONS........................................................29
EXPERTS...............................................................29

                           PRESENTATION OF INFORMATION

         These offering materials consist of two documents: (a) this prospectus supplement (the "Prospectus Supplement"), which describes the terms of the Certificates that we are currently offering, and (b) the accompanying prospectus (the "Prospectus"), which provides general information about us and our pass through certificates, some of which may not apply to the Certificates that we are currently offering. The information in this Prospectus Supplement replaces any inconsistent information included in the accompanying Prospectus. See "About this Prospectus" in the accompanying Prospectus.

         We have given certain capitalized terms specific meanings for purposes of this Prospectus Supplement. The "Index of Terms" attached as Appendix I to this Prospectus Supplement lists the page in this Prospectus Supplement on which we have defined each such term.

         At varying places in this Prospectus Supplement, we refer you to other sections for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this Prospectus Supplement can be found is listed in the Table of Contents above.

         This Prospectus Supplement and the documents incorporated by reference contain various "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which represent our expectations or beliefs concerning future events. When used in this Prospectus Supplement and in documents incorporated by reference, the words "believes," "expects," "plans," "anticipates," and similar expressions are intended to identify forward-looking statements. Forward-looking statements include, without limitation, our expectations concerning operations and financial conditions, including changes in capacity, revenues, and costs, expectations as to future financing needs, overall economic conditions and plans and objectives for future operations, the ability to continue to successfully integrate with our operations the assets acquired from Trans World Airlines, Inc. ("TWA") and the former TWA workforce, and the impact of the events of September 11, 2001 on us and the sufficiency of our financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed, or assured. All forward-looking statements in this Prospectus Supplement and the documents incorporated by reference are based upon information available to us on the date of this Prospectus Supplement or such document. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements are subject to a number of factors that could cause actual results to differ materially from our expectations. The following factors, in addition to other possible factors not listed, could cause actual results to differ materially from those expressed in forward-looking statements: failure to reach agreement with any labor union representing our employees, changes in economic or other conditions, increases in the price of jet fuel or reductions in the supply of jet fuel, future fare reductions in the airline industry, changes in our business strategy, actions by U.S. or foreign government agencies, the adverse impact of September 11, 2001 terrorist attacks and the possible occurrence of other terrorist attacks, and the availability of future financing. Additional information concerning these and other factors is contained in our Securities and Exchange Commission filings, including but not limited to the Form 10-K for the year ended December 31, 2001.

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. THIS DOCUMENT MAY BE USED ONLY WHERE IT IS LEGAL TO SELL THESE SECURITIES. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROSPECTUS SUPPLEMENT. ALSO, YOU SHOULD NOT ASSUME THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF AMERICAN, THE LIQUIDITY PROVIDERS, OR THE POLICY PROVIDER SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT.

                                   ----------

                          PROSPECTUS SUPPLEMENT SUMMARY

         This summary highlights selected information from this Prospectus Supplement and may not contain all of the information that is important to you. For more complete information about the Certificates and American Airlines, Inc., you should read this entire Prospectus Supplement and the accompanying Prospectus, as well as the materials filed with the Commission that are considered to be a part of this Prospectus Supplement and the accompanying Prospectus. See "Where You Can Find More Information" in the Prospectus. Unless otherwise indicated, "we," "us," "our," and similar terms, as well as references to "American" or the "Company," refer to American Airlines, Inc. The term "you" refers to prospective investors in the Class G Certificates.

                        SUMMARY OF TERMS OF CERTIFICATES


                                                              CLASS G                 CLASS C                CLASS D
                                                           CERTIFICATES           CERTIFICATES(1)         CERTIFICATES(1)
                                                           -------------          ---------------         --------------
Aggregate face amount ................................     $ 617,000,000           $ 108,605,000           $ 91,395,000

Ratings:

  Moody's ............................................            Aaa                    Ba1                     NA

  Standard & Poor's ..................................            AAA                    BBB+                    NA

Initial loan to Aircraft
  value (cumulative)(2) ..............................           50.5%                  59.4%                  66.9%

Expected maximum loan to
  Aircraft value (cumulative) ........................           51.1%                  60.1%                  67.6%

Expected principal distribution window (in
  years) .............................................          0.5-5.0                  5.0                  0.5-5.0

Initial average life (in years) ......................            4.0                    5.0                    3.5

Regular Distribution Dates ...........................     March 23, June 23,     March 23, June 23,     March 23, June 23,
                                                            September 23 and       September 23 and       September 23 and
                                                              December 23            December 23            December 23

Final expected regular distribution date .............     September 23, 2007     September 23, 2007     September 23, 2007

Final Legal Distribution Date ........................       March 23, 2009         March 23, 2009       September 23, 2007

Minimum denomination .................................     $       1,000           $     100,000           $    100,000

Section 1110 protection ..............................             Yes                    Yes                    Yes

Liquidity Facility coverage ..........................        6 quarterly            6 quarterly
                                                           interest payments     interest payments              None

Policy Coverage(3) ...................................            Yes                    None                   None

----------

(1) The Class C and Class D Certificates will be purchased by affiliates of American concurrently with the issuance of the Class G Certificates. We are not offering the Class C or Class D Certificates pursuant to this Prospectus Supplement.

(2) The initial aggregate Assumed Aircraft Value of the Aircraft is $1,221,023,334. See "Loan To Aircraft Value Ratios" in this Prospectus Supplement Summary for the method we used in calculating the aggregate Assumed Aircraft Value and the initial loan to Aircraft value ratios.

(3) The Policy will support the distribution of interest on the Class G Certificates when scheduled (after taking into account the prior use of any available funds under the Primary Liquidity Facility, the Primary Cash Collateral Account, and the Above-Cap Account for the Class G Certificates) and the distribution of the outstanding balance of the Class G Certificates on the Final Legal Distribution Date for such Certificates and in certain other circumstances described herein. (1)

                        EQUIPMENT NOTES AND THE AIRCRAFT

         The Trusts will hold Equipment Notes issued for each of eight Boeing 757-223 aircraft, two Boeing 757-223ER aircraft, six Boeing 767-323ER aircraft, and three Boeing 777-223ER aircraft. All of the Aircraft have been delivered and are being operated by American. The Equipment Notes issued with respect to each Aircraft will be secured by a security interest in such Aircraft. See "Description of the Aircraft and the Appraisals" for a description of the Aircraft. Set forth below is information about the Equipment Notes to be held in the Trusts and the Aircraft.



                                                                    PRINCIPAL
                                                                    AMOUNT OF      APPRAISED
                                 REGISTRATION      MONTH            EQUIPMENT        BASE
        AIRCRAFT TYPE               NUMBER       DELIVERED           NOTES          VALUE(1)
        -------------            ------------  -------------     ------------     ---------------
BOEING 757-223 ..........           N604AA       June 1995       $ 24,818,336     $ 39,016,667
BOEING 757-223 ..........           N605AA       June 1995         24,818,336       39,016,667
BOEING 757-223 ..........           N606AA      April 1996         25,781,436       40,760,000
BOEING 757-223 ..........           N680AN     January 1999        30,603,980       46,560,000
BOEING 757-223 ..........           N176AA     January 2002        37,789,460       53,730,000
BOEING 757-223 ..........           N177AN     January 2002        37,789,460       53,730,000
BOEING 757-223 ..........           N173AN      March 2002         37,870,953       53,950,000
BOEING 757-223 ..........           N172AJ      April 2002         37,870,953       54,060,000

BOEING 757-223 ER .......           N608AA       July 1996         25,832,208       42,340,000
BOEING 757-223 ER .......           N609AA       July 1996         25,832,208       42,340,000

BOEING 767-323 ER .......           N389AA     January 1995        36,953,523       60,410,000
BOEING 767-323 ER .......           N390AA     February 1995       37,081,936       60,680,000
BOEING 767-323 ER .......           N391AA     February 1995       37,081,936       60,680,000
BOEING 767-323 ER .......           N392AN      April 1998         44,479,299       71,530,000
BOEING 767-323 ER .......           N393AN       May 1998          44,671,918       71,813,333
BOEING 767-323 ER .......           N395AN       July 1998         45,064,567       72,256,667

BOEING 777-223 ER .......           N785AN      April 2000         86,586,360      118,680,000
BOEING 777-223 ER .......           N786AN      April 2000         86,586,360      118,680,000
BOEING 777-223 ER .......           N795AN     December 2000       89,486,771      120,790,000

-----------------

(1) The appraised base value of each Aircraft set forth above is the lesser of the average and median appraised base values of such Aircraft as appraised by three independent appraisal and consulting firms. Such appraisals are based upon varying assumptions (which may not reflect current market conditions) and methodologies. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. American believes that the current market values of the Aircraft at this time are lower than the base values reflected in the appraisals. See "Risk Factors -- Risk Factors Relating to the Certificates and the Offering -- Appraisals and Realizable Value of Aircraft."

                          LOAN TO AIRCRAFT VALUE RATIOS

         The following table sets forth loan to Aircraft value ratios ("LTVs") for each Class of Certificates as of the Issuance Date and each Regular Distribution Date thereafter. The table should not be considered a forecast or prediction of expected or likely LTVs but simply a mathematical calculation based upon one set of assumptions. See "Risk Factors -- Risk Factors Relating to the Certificates and the Offering -- Appraisals and Realizable Value of Aircraft."

         The following table was compiled on an aggregate basis. However, the Equipment Notes secured by an Aircraft will not be secured by any other Aircraft. This means that any excess proceeds realized from the sale of an Aircraft or other exercise of default remedies will not be available to cover any shortfalls on the Equipment Notes relating to any other Aircraft. See "Description of the Equipment Notes -- Loan to Value Ratios of Equipment Notes" and Appendix IV for LTVs for the Equipment Notes issued in respect of individual Aircraft, which may be more relevant in a default situation than the aggregate values shown below.



                          Aggregate              Outstanding Pool Balance(2)                               LTV(3)
                          Assumed      ----------------------------------------------     -----------------------------------------
                          Aircraft          Class G        Class C         Class D          Class G        Class C       Class D
    Date                  Value(1)       Certificates    Certificates   Certificates      Certificates   Certificates  Certificates
    ----               --------------  --------------  --------------  --------------     ------------   ------------  ------------
Issuance Date ........ $1,221,023,334  $  617,000,000  $  108,605,000  $   91,395,000        50.5%            59.4%        66.9%

December 23, 2002 ....  1,207,930,461     617,000,000     108,605,000      91,395,000        51.1             60.1         67.6

March 23, 2003 .......  1,190,880,796     593,697,619     108,605,000      89,772,371        49.9             59.0         66.5

June 23, 2003 ........  1,179,907,979     585,143,261     108,605,000      87,613,966        49.6             58.8         66.2

September 23, 2003 ...  1,179,907,979     585,143,261     108,605,000      85,401,601        49.6             58.8         66.0

December 23, 2003 ....  1,166,815,106     566,097,651     108,605,000      83,133,927        48.5             57.8         64.9

March 23, 2004 .......  1,149,765,441     541,824,134     108,605,000      80,809,561        47.1             56.6         63.6

September 23, 2004 ...  1,138,792,624     525,921,584     108,605,000      75,985,048        46.2             55.7         62.4

December 23, 2004 ....  1,125,699,751     506,875,974     108,605,000      71,349,700        45.0             54.7         61.0

March 23, 2005 .......  1,108,650,086     482,602,457     108,605,000      66,598,468        43.5             53.3         59.3

June 23, 2005 ........  1,097,677,269     466,699,907     108,605,000      61,728,455        42.5             52.4         58.0

September 23, 2005 ...  1,097,677,269     466,699,907     108,605,000      56,736,692        42.5             52.4         57.6

December 23, 2005 ....  1,084,584,396     447,654,296     108,605,000      51,620,135        41.3             51.3         56.0

March 23, 2006 .......  1,067,534,731     423,380,780     108,605,000      46,375,664        39.7             49.8         54.2

June 23, 2006 ........  1,056,561,914     407,478,230     108,605,000      41,000,081        38.6             48.8         52.7

September 23, 2006 ...  1,056,561,914     407,478,230     108,605,000      35,490,109        38.6             48.8         52.2

December 23, 2006 ....  1,043,469,041     388,432,619     108,605,000      29,842,387        37.2             47.6         50.5

March 23, 2007 .......  1,026,419,376     364,159,102     108,605,000      24,053,472        35.5             46.1         48.4

June 23, 2007 ........  1,015,446,559     348,256,552     108,605,000      18,119,834        34.3             45.0         46.8

September 23, 2007 ...  1,015,446,559               0               0               0          NA               NA           NA

----------

(1) In calculating the aggregate Assumed Aircraft Value, we have assumed that the initial appraised base value of each Aircraft, determined as described under "-- Equipment Notes and the Aircraft," declines by approximately 3% of the appraised base value at delivery per year for the first 15 years after delivery by the manufacturer of such Aircraft. The appraised base value at delivery of an Aircraft is the theoretical value that when depreciated at 3% per year from the initial delivery of such Aircraft by the manufacturer, results in the initial appraised base value of such Aircraft specified under "-- Equipment Notes and the Aircraft." Other rates or methods of depreciation would result in materially different LTVs. We cannot assure you that the depreciation rate and method assumed for purposes of the table are the ones most likely to occur or predict the actual future value of any Aircraft. See "Risk Factors -- Risk Factors Relating to the Certificates and the Offering -- Appraisals and Realizable Value of Aircraft."

(2) The "pool balance" for each Class of Certificates indicates, as of any date, the portion of the original face amount of such Class of Certificates that has not been distributed to Certificateholders.

(3) We obtained the LTVs for each Class of Certificates for each Regular Distribution Date by dividing (i) the expected outstanding pool balance of such Class together with the expected outstanding pool balance of all other Classes ranking equal or senior in right to distributions to such Class after giving effect to the distributions expected to be made on such date, by (ii) the assumed value of all of the Aircraft on such date based on the assumptions described above.

                               CASH FLOW STRUCTURE

     This diagram illustrates the structure of the Certificates and certain cash flows.

                         [CASH FLOW STRUCTURE GRAPHIC]

----------

(1) American will issue Series G, Series C, and Series D Equipment Notes in respect of each Aircraft. Each Aircraft will be subject to a separate Indenture.

(2) Separate Primary Liquidity Facilities will be available with respect to the Class G and Class C Certificates and an Above-Cap Liquidity Facility will be available with respect to the Class G Certificates. The Primary Liquidity Facilities, together with the Above-Cap Liquidity Facility in the case of the Class G Certificates, are expected to cover up to six quarterly interest distributions on the Certificates of the applicable Classes. There will be no liquidity facility available with respect to the Class D Certificates.

(3) The Policy covers distribution of interest on the Class G Certificates when scheduled and the distribution of the outstanding Pool Balance of the Class G Certificates on the Final Legal Distribution Date for such Certificates and under certain other circumstances described herein. See "Description of the Policy and the Policy Provider Agreement." The Policy does not cover any amounts payable in respect of the Class C or Class D Certificates.

(4) We are not offering the Class C or Class D Certificates pursuant to this Prospectus Supplement.

                                  THE OFFERING


Trusts.......................................     The Class G Trust, the Class C Trust, and the Class D Trust each will be formed pursuant to a separate trust supplement to a basic pass through trust agreement between American and State Street Bank and Trust Company of Connecticut,
                                                  National Association, as trustee under each trust.

Certificates Offered.........................     Class G Certificates

Class C and Class D
Certificates.................................     We are not offering the Class C or Class D Certificates pursuant to this
                                                  Prospectus Supplement. The Class C and Class D Certificates will be purchased by newly formed Delaware statutory trusts concurrently with the issuance of the
                                                  Class G Certificates. The Delaware statutory trusts will be wholly owned by one or more affiliates of American. There will be no liquidity facility with respect to the Class D Certificates.

                                                  Each Class of Certificates will represent fractional undivided interests in the related Trust.

Use of Proceeds..............................     The proceeds from the sale of the Certificates of each Trust will be used to acquire the Equipment Notes to be held by such Trust. The Equipment Notes will be full recourse obligations of American. American will issue the Equipment
                                                  Notes under 19 separate Indentures, each relating to a separate Aircraft. The proceeds from issuance of the Equipment Notes under each Indenture will be used by American for general corporate purposes.

Subordination Agent, Trustee
and Loan Trustee.............................     State Street Bank and Trust Company of Connecticut, National Association.

Policy Provider for the
Class G Certificates.........................     MBIA Insurance Corporation. There will be no Policy available with respect to the Class C and Class D Certificates.

Primary Liquidity Provider for the
Class G and Class C Certificates.............     Citibank, N.A. Citibank, N.A. intends to find a replacement primary liquidity provider as soon as is feasible. There will be no liquidity facility available with respect to the Class D Certificates.

Above-Cap Liquidity Provider for the Class G
Certificates.................................     Credit Suisse First Boston International.

Trust Property...............................     The property of each Trust will include:

                                                  o   Equipment Notes acquired by such Trust.

                                                  o   All rights of such Trust under the Intercreditor Agreement described below
                                                      (including all monies receivable pursuant to such rights).

                                                  o   For the Class G Trust, all monies receivable under the Primary Liquidity
                                                      Facility and the Above-Cap Liquidity Facility for such Trust.




                                                  o   For the Class C Trust, all monies receivable under the Primary Liquidity
                                                      Facility for such Trust.

                                                  o   For the Class G Trust, all monies receivable under the Policy for such
                                                      Trust.

                                                  o   Funds from time to time deposited with the Trustee in accounts relating to such Trust.

Regular Distribution Dates...................     March 23, June 23, September 23, and December 23, commencing on December 23,
                                                  2002.

Record Dates.................................     The fifteenth day preceding the related Distribution Date.

Distributions................................     The Trustee will distribute all payments of principal, Break Amount (if any),
                                                  Prepayment Premium (if any), Make-Whole Amount (if any), and interest received on the Equipment Notes held in each Trust to the holders of the Certificates of such Trust, subject to the subordination provisions applicable to the
                                                  Certificates.

                                                  Subject to the subordination provisions applicable to the Certificates, scheduled payments of principal and interest made on the Equipment Notes will be distributed on the applicable Regular Distribution Dates. Payments of principal,
                                                  Break Amount (if any), Prepayment Premium (if any), Make-Whole Amount (if any),
                                                  and interest made on the Equipment Notes resulting from any early redemption of such Equipment Notes will be distributed on a Special Distribution Date after not less than 15 days notice to Certificateholders.

Intercreditor Agreement......................     The Trustee for each Trust, the Liquidity Providers, the Policy Provider, and
                                                  the Subordination Agent will enter into the Intercreditor Agreement. The
                                                  Intercreditor Agreement states how payments made on the Equipment Notes, the
                                                  Liquidity Facilities, and the Policy will be distributed among the Trusts, the
                                                  Liquidity Providers, and the Policy Provider. The Intercreditor Agreement also sets forth agreements among the Trustee for each Trust, the Liquidity Providers, and the Policy Provider relating to who will control the exercise of remedies under the Equipment Notes and the Indentures.

Subordination................................     Under the Intercreditor Agreement, distributions on the Certificates generally will be made in the following order:

                                                  o   First, to the holders of the Class G Certificates.

                                                  o   Second, to the holders of the Class C Certificates.

                                                  o   Third, to the holders of the Class D Certificates.

                                                  Certain payments to the Primary Liquidity Provider and to the Policy Provider
                                                  will be made prior to distributions on the Certificates as discussed under
                                                  "Description of the Intercreditor Agreement--Priority of Distributions."

                                                  If American is in bankruptcy or other specified defaults have occurred but
                                                  American is continuing to meet certain of its payment obligations, the subordination provisions applicable to the Certificates permit distributions to be made on junior Certificates prior to making distributions in full on the more senior Certificates.




Control of Loan Trustee......................     The holders of at least a majority of the outstanding principal amount of
                                                  Equipment Notes issued under each Indenture will be entitled to direct the Loan
                                                  Trustee under such Indenture in taking action as long as no Indenture Event of
                                                  Default is continuing thereunder; provided, however, that as long as the Final
                                                  Distributions on the Class G Certificates have not been fully paid or any Policy
                                                  Provider Obligations remain outstanding and no Policy Provider Default has occurred and is continuing, the Policy Provider will be entitled to direct the
                                                  Class G Trustee, as the holder of the Series G Equipment Notes, in directing the taking of such action. If an Indenture Event of Default is continuing under such
                                                  Indenture, subject to certain conditions, the Controlling Party will direct the
                                                  Loan Trustee in taking action under such Indenture (including in exercising remedies, such as accelerating such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes).

                                                  Subject to the following paragraph, at any time prior to the time that Final
                                                  Distributions have been fully paid to the holders of the Class G Certificates and/or at any time when any obligations payable to the Policy Provider under the
                                                  Intercreditor Agreement remain outstanding, so long as no Policy Provider
                                                  Default has occurred and is continuing, the Policy Provider will be the
                                                  Controlling Party; at any other time the Controlling Party will be:

                                                  o   if Final Distributions have not been fully paid to the holders of the Class
                                                      G Certificates, the Class G Trustee;

                                                  o   if Final Distributions have been fully paid to the holders of Class G
                                                      Certificates, but not to the holders of the Class C Certificates, the Class
                                                      C Trustee; and

                                                  o   if Final Distributions have been fully paid to the holders of Class C
                                                      Certificates, the Class D Trustee.

                                                  Under certain circumstances, and notwithstanding the foregoing, the Primary
                                                  Liquidity Provider with the greatest amount owed to it will be the Controlling
                                                  Party, unless the Policy Provider pays to the Primary Liquidity Provider all outstanding drawings and interest thereon owing the Primary Liquidity Provider under the Primary Liquidity Facilities, in which case, the Policy Provider will be the Controlling Party (so long as no Policy Provider Default has occurred and is continuing).

                                                  In exercising remedies during the nine months after the earlier of (a) the acceleration of the Equipment Notes issued pursuant to any Indenture or (b) the bankruptcy of American, neither the Aircraft subject to the lien of such
                                                  Indenture nor such Equipment Notes may be sold for less than certain specified minimums without the consent of each Trustee.

Right to Buy Other Classes of
Certificates.................................     If American is in bankruptcy or certain other specified events have occurred,
                                                  Certificateholders and the Policy Provider will have the right to buy certain other Classes of Certificates on the following basis:

                                                  o   The Class C Certificateholders (other than American or any of its affiliates) will have the right to purchase all, but not less than all, of the Class G

                                                  Certificates (unless the Policy Provider has elected to purchase such Class G
                                                  Certificates).

                                                  o   The Class D Certificateholders (other than American or any of its affiliates) will have the right to purchase all, but not less than all, of the Class G Certificates (unless the Policy Provider has elected to purchase such Class G Certificates) and the Class C Certificates.

                                                  o   Whether or not any Class of Certificateholders has purchased or elected to purchase the Class G Certificates, the Policy Provider will have the right to purchase all, but not less than all, of the Class G Certificates.

                                                  The purchase price in each case described above will be the outstanding balance of the applicable Class of Certificates plus accrued and undistributed interest, but without Break Amount, Prepayment Premium or Make-Whole Amount.

Liquidity Facilities.........................     Under the Primary Liquidity Facility for the Class G and Class C Trusts, the
                                                  Primary Liquidity Provider will, if necessary, make advances in an aggregate amount that together (in the case of the Class G Certificates) with the amounts payable by the Above-Cap Liquidity Provider, is expected to provide an amount sufficient to pay interest distributions on the applicable Class of Certificates on up to six successive quarterly Regular Distribution Dates at the applicable interest rate for such Certificates. The Primary Liquidity Facilities and the
                                                  Above-Cap Liquidity Facility cannot be used to pay any other amount in respect of the Certificates.

                                                  Notwithstanding the subordination provisions applicable to the Certificates, the holders of the Certificates issued by each Trust will be entitled to receive and retain the proceeds of drawings under the Primary Liquidity Facility for such
                                                  Trust and (in the case of the Class G Certificates) withdrawals from the account into which payments made under the Above-Cap Liquidity Facility are required to be made for such Trust.

                                                  Upon each drawing under any Primary Liquidity Facility to pay interest distributions on any of the Certificates, the Subordination Agent will be obligated to reimburse the applicable Primary Liquidity Provider for the amount of such drawing, together with interest on such drawing. Such reimbursement obligation and all interest, fees, and other amounts owing to the Primary
                                                  Liquidity Provider under each Primary Liquidity Facility will rank senior to all of the Certificates in right of payment.

                                                  There will be no liquidity facility available with respect to the Class D
                                                  Certificates.

Policy Coverage for the
Class G Certificates.........................     Under the Policy, the Policy Provider will unconditionally and irrevocably honor drawings to cover:

                                                  o   Any shortfall (after application of drawings under the applicable Primary
                                                      Liquidity Facility and withdrawals from the applicable Primary Cash
                                                      Collateral Account and the Above-Cap Account (collectively, the "Prior
                                                      Funds")) on any Regular Distribution Date in interest distributed on the
                                                      Class G Certificates.

                                                  o   Any shortfall (after giving effect to the application of Prior Funds) on the
                                                      Final Legal Distribution Date in the Final Distributions (other than any unpaid Prepayment Premium and unpaid Break Amount) on the Class G
                                                      Certificates.



                                                  Further, upon a default in the payment of principal on a Series G Equipment Note or if a Series G Equipment Note is accelerated (each, a "Defaulted Series G
                                                  Equipment Note") then,

                                                  o   on the first Business Day that is 21 months after the last Regular
                                                      Distribution Date on which full payment was made on that Defaulted Series G
                                                      Equipment Note prior to such default or acceleration, the Policy Provider will pay the outstanding principal amount of that Defaulted Series G
                                                      Equipment Note and accrued and unpaid interest thereon at the Stated
                                                      Interest Rate for the Class G Certificates from the immediately preceding
                                                      Regular Distribution Date; or

                                                  o   if a Defaulted Series G Equipment Note or any Collateral under (and as defined in) the Indenture under which such Defaulted Series G Equipment Note was issued is disposed of in connection with the exercise of remedies (a
                                                      "Disposition"), the Policy Provider will pay, after giving effect to the application of Disposition proceeds and, if such Disposition occurs prior to an election by the Policy Provider with respect to such Defaulted Series G
                                                      Equipment Note as described in the following paragraph, any Prior Funds, the amount, if any, required to reduce the Pool Balance of the Class G
                                                      Certificates by an amount equal to the outstanding principal amount of such
                                                      Defaulted Series G Equipment Note (less the amount of any Policy Drawings previously paid by the Policy Provider in respect of principal on such
                                                      Defaulted Series G Equipment Note) plus accrued and unpaid interest on the amount of such reduction at the Stated Interest Rate for the Class G
                                                      Certificates from the immediately preceding Regular Distribution Date.

                                                  If there is no Disposition, instead of paying the full amount of principal and accrued and unpaid interest on a Defaulted Series G Equipment Note at the end of
                                                  the 21-month period referred to above, the Policy Provider may elect, after giving five days prior written notice to the Subordination Agent, instead to pay:

                                                  o   an amount equal to the scheduled principal and interest payable but not paid on the Defaulted Series G Equipment Note (without regard to the acceleration thereof) during the 21-month period (after giving effect to the application of funds received from the related Primary Liquidity Facility, the related
                                                      Primary Cash Collateral Account, or the Above-Cap Account, in each case with respect to such interest); and

                                                  o   thereafter, on each Regular Distribution Date, an amount equal to the scheduled principal and interest otherwise payable on the Defaulted Series G
                                                      Equipment Note (without regard to any acceleration thereof and without regard to any funds available under the related Primary Liquidity Facility, the related Primary Cash Collateral Account or the Above-Cap Account) until paid in full.

                                                  Notwithstanding an election by the Policy Provider to pay scheduled payments instead of accelerated payments as discussed above, the Policy Provider may, on any Business Day (which shall be a Special Distribution Date) elected by the
                                                  Policy Provider upon 20 days notice, cause the Subordination Agent to make a drawing under the Policy for an amount equal to the then outstanding principal balance of the Defaulted Series G Equipment Note and accrued and unpaid interest thereon from the immediately preceding Regular Distribution Date, less any policy drawings previously paid by the Policy Provider in respect of principal on such Defaulted Series G Equipment Note. Further, notwithstanding an election by the Policy Provider to pay scheduled payments instead of accelerated payments as discussed above, upon the occurrence of a Policy



                                                  Provider Default, the Subordination Agent shall, on any Business Day elected by the Subordination Agent upon 20 days notice to the Policy Provider, make a drawing under the Policy for an amount equal to the then outstanding principal balance of the Defaulted Series G Equipment Note and accrued and unpaid interest thereon from the immediately preceding Regular Distribution Date, less any
                                                  Policy drawings previously paid by the Policy Provider in respect of principal on such Defaulted Series G Equipment Note.

                                                  At the end of the 21-month period referred to above, the Policy will, if not already endorsed to so provide, be endorsed to provide for the payment to the
                                                  Primary Liquidity Provider with respect to the Class G Certificates of interest accruing on all outstanding drawings under the related Primary Liquidity
                                                  Facility from and after the end of such 21-month period as and when such interest becomes due in accordance with such Primary Liquidity Facility and any drawings by the Primary Liquidity Provider in respect of such interest will be honored by the Policy Provider. Any future amendments or modifications of the
                                                  Policy which would adversely affect the rights of the Primary Liquidity Provider will need the consent of the Primary Liquidity Provider.

                                                  Accrued and unpaid interest payable by the Policy Provider on account of the
                                                  Defaulted Series G Equipment Notes will be calculated at the Stated Interest
                                                  Rate for the Class G Certificates.

                                                  The Policy will cover only the Class G Certificates, and the proceeds of any
                                                  Policy Drawing will be applied only to the outstanding balance of, and interest distributions on, the Class G Certificates.

                                                  The Policy Provider will be entitled to be reimbursed for Policy Drawings as described in "The Intercreditor Agreement - Priority of Distributions."

Equipment Notes

(a)  Issuer...............................        Under each Indenture, American will issue Series G, Series C, and Series D
                                                  Equipment Notes, which will be acquired, respectively, by the Class G, Class C, and Class D Trusts.

(b)  Interest.............................        The Equipment Notes held in the Class G Trust will accrue interest at the rate per annum for the Certificates issued by such Trust set forth on the cover page of this Prospectus Supplement. The Equipment Notes held in the Class C and Class
                                                  D Trusts will accrue interest at the rate per annum of % and %, respectively;
                                                  provided that the interest rates with respect to the new series C and new series
                                                  D equipment notes issued as described in "Description of the Certificates --
                                                  Possible Refunding of Series C Equipment Notes and Series D Equipment Notes" may
                                                  differ. Interest on the Equipment Notes will be payable on March 23, June 23,
                                                  September 23, and December 23 of each year, commencing on the first such date after issuance of the Equipment Notes. Interest on the Series G Equipment Notes
                                                  will be calculated on the basis of the actual number of days elapsed over a
                                                  360-day year. Interest on the Series C and Series D Equipment Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.
                                                  LIBOR will be determined from time to time by the Reference Agent as described in "Description of the Equipment Notes--Determination of LIBOR."

(c) Principal.............................        Amortizing Notes. Principal payments on the Series G and Series D Equipment
                                                  Notes are scheduled to be received in specified amounts on March 23, June 23,
                                                  September 23, and December 23 in certain years. See "Description of the
                                                  Certificates--Pool Factors."



                                                  Bullet Maturity Notes. The entire principal amount of the Series C Equipment
                                                  Notes is scheduled to be paid on September 23, 2007.

                                                  The principal amounts and maturity dates of the new series C and series D equipment notes issued as described in "Description of the Certificates --
                                                  Possible Refunding of Series C Equipment Notes and Series D Equipment Notes" may
                                                  differ.

(d) Redemption ..............................     Aircraft Event of Loss. If an Event of Loss occurs with respect to an Aircraft, all of the Equipment Notes issued with respect to such Aircraft will be redeemed, unless such Aircraft, at American's election, is replaced by American under the related Indenture. The redemption price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest and, in the case of the Series G Equipment Notes, Break Amount, but without
                                                  Prepayment Premium or Make-Whole Amount. See "Description of the Equipment Notes
                                                  -- Redemption."

                                                  Optional Redemption. American may elect to redeem at any time all of the
                                                  Equipment Notes of any Series issued with respect to an Aircraft prior to maturity; provided that, except in connection with a refunding of the Series C or Series D Equipment Notes, American may not redeem the Series C Equipment
                                                  Notes unless it has redeemed the Series G Equipment Notes, and may not redeem the Series D Equipment Notes unless it has redeemed the Series G and Series C
                                                  Equipment Notes. The redemption price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest, plus, in the case of the Series G Equipment Notes, Break Amount and Prepayment Premium, and,
                                                  in the case of the Series C and Series D Equipment Notes, Make-Whole Amount. See
                                                  "Description of the Equipment Notes -- Redemption." In addition, American may elect to redeem all of the Series C and Series D Equipment Notes without a
                                                  Make-Whole Amount in connection with a refunding as described in "Description of the Certificates -- Possible Refunding of Series C Equipment Notes and Series D
                                                  Equipment Notes."

(e) Security ................................     The Equipment Notes issued with respect to each Aircraft will be secured by a security interest in such Aircraft.

                                                  The Equipment Notes will not be cross-collateralized. This means that the
                                                  Equipment Notes secured by an Aircraft will not be secured by any other
                                                  Aircraft. Any excess proceeds from the sale of an Aircraft or other exercise of default remedies with respect to such Aircraft will not be available to cover any shortfalls on the Equipment Notes relating to any other Aircraft.

                                                  By virtue of the Intercreditor Agreement, the Equipment Notes will be effectively cross-subordinated. This means that payments received on a junior series of Equipment Notes issued in respect of one Aircraft may be applied in accordance with the priority of payment provisions set forth in the
                                                  Intercreditor Agreement to make distributions in respect of a more senior Class of Certificates.

                                                  There will not be cross-default provisions in the Indentures. This means that if the Equipment Notes issued with respect to one or more Aircraft are in default and the Equipment Notes issued with respect to the remaining Aircraft are not in default, no remedies will be exercisable with respect to the remaining Aircraft.

(f) Section 1110 Protection .................     American's General Counsel will provide an opinion to the Trustees that the benefits of Section 1110 of the Bankruptcy Code will be available with respect to each of the Aircraft.



Certain Federal Income Tax
Consequences.................................     The Trusts themselves will not be subject to federal income tax. Each
                                                  Certificate Owner of Class G Certificates should report on its federal income tax return its pro rata share of the income from the Equipment Notes and other property held by the Class G Trust. See "Certain Federal Income Tax
                                                  Consequences."


Certain ERISA
Considerations...............................     Each person who acquires a Certificate will be deemed to have represented that either:

                                                  o   no assets of an employee benefit plan, or governmental or church plan or an individual retirement account or of any trust established under such a plan or account have been used to purchase such Certificate; or

                                                  o   the purchase and holding of such Certificate by such person are exempt from the prohibited transaction restrictions of the Employee Retirement Income
                                                      Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended, or any provision of similar law affecting any governmental or church plan, as applicable, pursuant to one or more prohibited transaction statutory or administrative exemptions.

                                                  See "Certain ERISA Considerations."

Ratings of the Certificates..................     It is a condition to the issuance of the Class G Certificates that they be rated
                                                  Aaa by Moody's and AAA by Standard & Poor's.

                                                  A rating is not a recommendation to purchase, hold, or sell Certificates; and
                                                  such rating does not address market price or suitability for a particular investor. There can be no assurance that such ratings will not be lowered or withdrawn by a Rating Agency. See "Risk Factors -- Risk Factors Relating to the
                                                  Certificates and the Offering -- Ratings of the Certificates."

Threshold Rating Requirements for                                                                       STANDARD
   the Liquidity Providers...................                              MOODY'S                       & POORS
                                                                           -------                      --------
                                                                             P-1                           A-1

Primary Liquidity Provider Rating............     The Primary Liquidity Provider meets the Threshold Rating requirement.

Above-Cap Liquidity Provider
    Rating...................................     The Above-Cap Liquidity Provider meets the Threshold Rating requirement.


                                                                                                        STANDARD
Policy Provider Rating.......................                              MOODY'S                       & POORS
                                                                           -------                      --------
                                                  Financial Strength         Aaa                           AAA

Listing......................................     Application will be made to list the Class G Certificates on the Luxembourg
                                                  Stock Exchange. See "Luxembourg Listing ."

          SUMMARY HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA

         The following table presents summary historical consolidated financial data and certain operating data of American. We derived the annual historical financial data from American's audited consolidated financial statements and the notes thereto. These audited consolidated financial statements are incorporated by reference in the Prospectus accompanying this Prospectus Supplement and should be read in conjunction therewith. We derived the consolidated financial data for the interim periods ended June 30, 2001 and 2002 from American's unaudited condensed consolidated financial statements. These unaudited condensed consolidated financial statements are also incorporated by reference in the Prospectus accompanying this Prospectus Supplement and should be read in conjunction therewith. The data for such interim periods may not be indicative of results for the year as a whole. On April 9, 2001, American purchased substantially all of the assets of TWA. This acquisition was accounted for under the purchase method of accounting and, accordingly, the operating results of TWA since the date of the acquisition have been included in the summary consolidated financial statements. The operating statistics of TWA LLC, the entity holding the assets acquired from TWA, are included in Operating Statistics for the period ended June 30, 2001 and beginning on April 10, 2001 and for the six months ended June 30, 2002, but are not included in Operating Statistics for the years ended December 31, 1999, 2000, and 2001. In its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2002 and June 30, 2002, American stated that it had adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 142 required American to discontinue amortizing its goodwill and route acquisition costs effective January 1, 2002, and requires American to test its goodwill and indefinite-lived intangible assets (for American, route acquisition costs) for impairment. American completed its impairment analysis related to route acquisition costs in the quarterly period ended March 31, 2002 resulting in no impairment charge. American has completed Step 1 of the goodwill impairment process, noting its net book value was in excess of its fair value at January 1, 2002. As a result American is in the process of completing Step 2 of the goodwill impairment process which will allocate the newly determined fair value of American to each of its assets and liabilities. This allocation is expected to be completed in the quarterly period ending September 30, 2002 or December 31, 2002 and will likely result in a non-cash pre-tax charge of up to $1.3 billion to write-down American's goodwill. Such charge would be nonoperational in nature and would be reflected as a cumulative effect of an accounting change in the consolidated statement of operations. See "Where You Can Find More Information" in the Prospectus accompanying this Prospectus Supplement.


                                                           SIX MONTHS ENDED JUNE 30,              YEAR ENDED DECEMBER 31,
                                                           -------------------------     ----------------------------------------
                                                               2002         2001            2001           2000            1999
                                                            ---------    ---------       ---------       ---------      ---------
STATEMENT OF OPERATIONS DATA (IN MILLIONS):
  Revenues:
    Passenger ...........................................   $   7,231    $   8,580       $  15,780       $  16,394      $  14,724
    Cargo ...............................................         274          362             656             714            635
    Other ...............................................         413          584           1,048           1,009            979
  Operating expense(1) ..................................       9,271       10,239          19,758          16,873         15,318
  Operating income (loss)(1) ............................      (1,353)        (713)         (2,274)          1,244          1,020
  Other income (expense), net ...........................        (167)         (43)           (175)             38             34
  Earnings (loss) before income taxes(1) ................      (1,520)        (756)         (2,449)          1,282          1,054
  Net earnings (loss)(1) ................................   $  (1,028)   $    (489)      $  (1,562)      $     778      $     627

OTHER DATA:

  Ratio of earnings to fixed charges(2) .................          --           --              --            2.07           1.95

OPERATING STATISTICS(3):

  Scheduled Service:
    Available seat miles (millions)(4) ..................      84,047       88,021         153,035         161,030        161,211
    Revenue passenger miles (millions)(5) ...............      59,197       61,640         106,224         116,594        112,067
    Passenger load factor (%)(6) ........................        70.4%        70.0%           69.4%           72.4%          69.5%
    Passenger revenue yield per passenger
      mile (cents)(7) ...................................       12.22        13.92           13.28           14.06          13.14
    Passenger revenue per available seat mile (cents) ...        8.60         9.75            9.22           10.18           9.13
    Operating expenses per available seat mile (cents)(8)       11.03        10.97           11.14           10.48           9.50
    Cargo ton miles (millions)(9) .......................         981        1,159           2,058           2,280          2,068
    Cargo revenue yield per ton mile (cents) ............       27.93        31.27           30.24           31.31          30.70


                                                                       AT                     AT
                                                                     JUNE 30,             DECEMBER 31,
                                                                      2001                   2002
                                                                      ----                   ----
BALANCE SHEET DATA:                                                           (IN MILLIONS)
  Cash and short-term investments ...............................     $ 2,543              $ 2,973
  Total assets ..................................................      30,353               30,477
  Current liabilities ...........................................       7,169                7,173
  Long-term debt, less current maturities .......................       7,165                6,530
  Obligations under capital leases, less current obligations ....       1,331                1,396
  Stockholder's equity ..........................................       4,480                5,479

----------

(1) Operating expenses, operating income (loss), earnings (loss) before income taxes, and net earnings (loss) for the year ended December 31, 2001 and for the six months ended June 30, 2001 included an asset impairment charge of approximately $911 million and $586 million, respectively, relating to the write-down of the carrying value of 71 Fokker 100 aircraft and related rotables to their estimated fair market value. In addition, such amounts for the year ended December 31, 2001 include $827 million in compensation under the Air Transportation Safety and Stabilization Act recognized during the year ended December 31, 2001 and approximately $337 million in special charges related to the terrorist attacks of September 11, 2001, primarily related to aircraft groundings, facility exit costs, and employee charges.

(2) In April 2001, the Board of Directors of American approved the guarantee by American of the existing debt obligations of its parent, AMR Corporation. As of June 30, 2002, this guarantee covered approximately $634 million of unsecured debt and approximately $573 million of secured debt. The impact of these unconditional guarantees is not included in the above computation. Earnings were inadequate to cover fixed charges by $1,561 million and $830 million for the six months ended June 30, 2002 and June 30, 2001, respectively, and by $2,584 million for the year ended December 31, 2001.

(3) The operating statistics of TWA Airlines LLC, the entity holding the assets acquired from TWA, are included in Operating Statistics for the period ended June 30, 2001 and beginning on April 10, 2001 and for the six months ended June 30, 2002, but are not included in Operating Statistics for the years ended December 31, 1999, 2000, and 2001.

(4) "Available seat miles" represents the number of seats available for passengers multiplied by the number of scheduled miles the seats are flown.

(5) "Revenue passenger miles" represents the number of miles flown by revenue passengers in scheduled service.

(6) "Passenger load factor" is calculated by dividing revenue passenger miles by available seat miles, and represents the percentage of aircraft seating capacity utilized.

(7) "Passenger revenue yield per passenger mile" represents the average revenue received from each mile a passenger is flown in scheduled service.

(8) Operating expenses per available seat mile for the six months ended June 30, 2001 excludes an asset impairment charge recognized in the period then ended. Operating expenses per available seat mile for the year ended December 31, 2001 exclude an asset impairment charge, compensation under the Air Transportation Safety and Stabilization Act and special charges related to the terrorist attacks of September 11, 2001 recognized in the period then ended.

(9) "Cargo ton miles" represents the tonnage of freight and mail carried multiplied by the number of miles flown.

                                  RISK FACTORS

         In addition to the matters set forth in the documents incorporated by reference, you should carefully consider the following risk factors as well as other information contained in this Prospectus Supplement and the accompanying Prospectus.

TERRORIST ATTACKS OF SEPTEMBER 11, 2001

         LAST YEAR'S TERRORIST ATTACKS HAD, AND CONTINUE TO HAVE, A MATERIAL ADVERSE IMPACT ON AMERICAN.

         On September 11, 2001, two of American's aircraft were hijacked and destroyed in terrorist attacks on The World Trade Center in New York City and the Pentagon in northern Virginia. On the same day, two United Air Lines aircraft were also hijacked and used in terrorist attacks. In addition to the loss of all passengers and crew on board the aircraft, these attacks resulted in untold deaths and injuries to persons on the ground and massive property damage. In response to the terrorists attacks, the Federal Aviation Administration (the "FAA") issued a federal ground stop order on September 11, 2001, prohibiting all flights to, from, and within the United States. Airports did not reopen until September 13, 2001 (except for Washington Reagan Airport, which was partially reopened on October 4, 2001). American was able to operate only a portion of its scheduled flights for several days thereafter. When flights were permitted to resume, passenger traffic and yields on American's flights were significantly lower than prior to the attacks. As a result, following these attacks, American reduced its operating schedule to approximately eighty percent of the schedule it flew prior to September 11, 2001. In addition, as a result of its schedule reduction and the sharp fall-off in passenger traffic, American eliminated approximately 20,000 jobs.

         The terrorist attacks had, and continue to have, a material adverse impact on American. The continued impact of the terrorist attacks of September 11, 2001 on American and the sufficiency of its financial resources to absorb that impact will depend on a number of factors, including: (i) the magnitude and duration of the adverse impact of the terrorist attacks on the economy in general, and the airline industry in particular; (ii) American's ability to reduce its operating costs and conserve its financial resources, taking into account any increased costs it will incur as a consequence of the attacks, including those referred to below; (iii) the higher costs associated with new airline security directives, including the impact of the Aviation and Transportation Security Act enacted in November 2001, and any other increased regulation of air carriers; (iv) the significantly higher costs of aircraft insurance coverage for future claims caused by acts of war, terrorism, sabotage, hijacking, and other similar perils, and the extent to which such insurance will continue to be available; (v) American's ability to raise additional financing and the cost of that financing; (vi) the price and availability of jet fuel, and the availability to American of fuel hedges in light of current industry conditions; and (vii) the extent of the benefits received by American under the Air Transportation Safety and System Stabilization Act (the "Act"), taking into account any challenges to, and interpretations or amendments of, the Act or the regulations issued pursuant thereto. Additional terrorist attacks, even if not directed at the airline industry, or the fear of such attacks (which could escalate at times of international crisis or U.S. military involvement in overseas hostilities), could have a material adverse impact on American's business, financial position and results of operations and on the airline industry in general.

         REDUCTIONS IN OUR RATINGS HAVE INCREASED OUR FINANCING COSTS.

         Since the events of September 11, 2001, Standard & Poor's has downgraded the corporate credit rating of American from BBB- to BB- and Moody's has downgraded the senior implied rating of American from Baa3 to B1. Both Standard & Poor's and Moody's have a negative outlook on these ratings. In addition, both Standard & Poor's and Moody's have downgraded American's senior unsecured credit ratings and the ratings of its outstanding pass through certificates and have negative outlooks on these ratings. These reductions in American's credit ratings have increased its borrowing costs. Any additional reductions in American's credit ratings could further increase its borrowing costs and might limit the availability of future financing.

         OUR INSURANCE COSTS HAVE INCREASED SUBSTANTIALLY AS A RESULT OF THE SEPTEMBER 11, 2001 TERRORIST ATTACKS AND FURTHER INCREASES IN INSURANCE COSTS OR REDUCTIONS IN COVERAGE COULD HAVE A MATERIAL ADVERSE IMPACT ON AMERICAN.

         As a result of the terrorist attacks of September 11, 2001, aviation insurers have significantly reduced the maximum amount of insurance coverage available to commercial air carriers for liability to persons other than employees or passengers for claims resulting from acts of terrorism, war, or similar events. At the same time, they significantly increased the premiums for such coverage and for aviation insurance in general. Pursuant to authority granted in the Act, the United States Government has supplemented American's commercial war-risk insurance with a third party liability policy to cover losses to persons other than employees or passengers. This coverage currently extends through October 16, 2002. If the commercial insurance carriers reduce further the amount of insurance coverage available to American or further significantly increase the cost of aviation insurance, or if the United

States Government fails to renew the war-risk insurance that it provides, American's business, financial position, and results of operations would be materially adversely affected.

CERTAIN OTHER RISK FACTORS RELATING TO AMERICAN

         WE HAVE SUSTAINED SIGNIFICANT OPERATING LOSSES AND EXPECT TO CONTINUE TO SUSTAIN SIGNIFICANT LOSSES IN 2002.

         The terrorist attacks of September 11, 2001 and the weak domestic and international economic conditions have materially adversely affected American's business and results of operations and the airline industry generally. On significantly reduced capacity since the events of September 11, 2001, American's revenues for the first six months of 2002 were down significantly year-over-year. For the six months ended June 30, 2002, American's revenue declined by 16.9% and its revenue per available seat mile decreased 11.8% on a capacity decrease of 4.5% compared to the six months ended June 30, 2001, which include the results of TWA LLC beginning on April 10, 2001. In addition to the residual effects of September 11, American's revenues continue to be negatively impacted by the economic slowdown (seen largely in business travel declines), the geographic distribution of American's network, reduced fares and increased competition. For the six months ended June 30, 2002 and the year ended December 31, 2001, American had operating losses of $1,353 million and $2,274 million, respectively. See "Summary Historical Consolidated Financial and Operating Data," and for additional information, see our Report on Form 10-Q for the quarter ended June 30, 2002 and our Report on Form 10-K for the year ended December 31, 2001. See "Presentation of Information" in this Prospectus Supplement and "Where You Can Find More Information" in the accompanying Prospectus.

         In response to weak demand and reduced yields in domestic and international air travel, and perceived structural changes in the domestic airline industry, on August 13, 2002 American announced a series of short- and long-term initiatives to reduce its costs, reduce capacity, simplify its aircraft fleet, and enhance productivity. These initiatives include, among other things, "de-peaking" of American's Dallas/Fort Worth International Airport hub (following the de-peaking of its Chicago hub in April 2002) by scheduling flights into and out of the hub more continuously, with flights spread out more evenly through the day; gradually phasing out operation of its 74-aircraft Fokker F-100 aircraft fleet; and reducing capacity by nine percent by November 2002 from that in the summer of 2002. By de-peaking its Dallas/Fort Worth and Chicago hubs American believes it can more productively use its employees, gates, and aircraft. In addition, American announced that it would reduce by March 2003 an estimated 7,000 jobs to realign its workforce with the planned capacity reductions, fleet simplification, and hub restructurings. American subsequently announced that it expects full year capacity for 2003 to be down over three percent from 2002, giving effect to the capacity reduction described above. American expects that job reductions and the changes in its aircraft fleet will result in special charges in the third quarter and potentially the fourth quarter of 2002. Additional charges may be taken in future periods in connection with these or other initiatives. Although American expects these initiatives to improve efficiency and reduce operating costs, there can be no assurance that these initiatives will be successful or sufficient.

         Given the revenue pressures seen in the first half of 2002, which are expected to continue through at least the remainder of the year, American expects to incur significant losses in the three months ended September 30, 2002 and for the full year 2002. In addition, as described under "Summary Historical Consolidated Financial and Operating Data," in the third or fourth quarter of 2002, American will likely record a one-time, non-cash pre-tax charge of up to $1.3 billion to write down its goodwill.

         WE EXPECT THAT WE WILL NEED TO CONTINUE TO RAISE SIGNIFICANT ADDITIONAL FINANCING.

         In the aftermath of the events of September 11, 2001, American raised substantial amounts of funding to finance capital commitments and day-to-day operations. American expects that it will need to continue to raise significant additional financing in the future to cover its liquidity needs. Although American has a substantial amount of unencumbered aircraft and non-aircraft assets, there is no guarantee that it will be able to use those assets for financing activities or that those assets will maintain their current market value. To the extent American may be unable to access the capital markets for long-term capital spending requirements or short-term liquidity needs, or American's financing costs continue to increase, including as a result of further ratings downgrades, American's business, financial position and results of operations would be materially adversely impacted.

         THE AIRLINE INDUSTRY HAS SUFFERED SIGNIFICANT LOSSES; AIRLINE BANKRUPTCIES COULD ADVERSELY AFFECT THE INDUSTRY.

         As a result of weak domestic and international economic conditions, reduced fares, and the terrorist attacks of September 11, 2001, the airline industry as a whole suffered significant losses in 2001 and the first two quarters of 2002 and is expected to suffer significant losses for all of 2002. Many airlines, in addition to American, have announced reductions in capacity, service and workforce in response to the industry-wide reductions in passenger demand and yields. In addition, since September 11, 2001 several air carriers have sought to reorganize under Chapter 11 of the United States Bankruptcy Code, including U.S. Airways, the seventh largest domestic air carrier. More recently, United Air Lines, Inc. (the second largest domestic air carrier) has publicly stated that, if it is not able to realize substantial cost savings from its current cost savings initiatives, it may be forced to reorganize under the Bankruptcy Code. Successful completion of such reorganizations could present American with competitors with significantly lower operating costs derived from labor, supply, and financing contracts renegotiated under the protection of the Bankruptcy Code. In addition, historically, air carriers involved in reorganizations have undertaken substantial fare discounting in order to maintain cash flows and to enhance continued customer loyalty. Such fare discounting could further lower yields for all carriers, including American. Further, the market value of aircraft, including the Aircraft, would likely be negatively impacted if a number of air carriers, including U.S. Airways and United Air Lines, Inc., seek to reduce capacity by eliminating aircraft from their fleets. See "Risk Factors -- Risk Factors Relating to the Certificates and the Offering --Appraisals and Realizable Value of Aircraft."

RISK FACTORS RELATING TO THE CERTIFICATES AND THE OFFERING

         APPRAISALS AND REALIZABLE VALUE OF AIRCRAFT

         Three independent appraisal and consulting firms have prepared appraisals of the Aircraft. The appraisal letters provided by these firms are annexed to this Prospectus Supplement as Appendix II. Such appraisals, which are based on the base value of the Aircraft, rely on varying assumptions and methodologies (which may differ among the appraisers), and may not reflect current market conditions that could affect the current market value of the Aircraft. Base value is the theoretical value for an aircraft that assumes a balanced market, while current market value is the value for an aircraft in the actual market. The appraisals were prepared without a physical inspection of the Aircraft. Appraisals that are based on other assumptions and methodologies may result in valuations that are materially different from those contained in such appraisals.

         The values of the Aircraft have been negatively affected, at least temporarily, by the effects of September 11, 2001 referred to under " -- Terrorist Attacks of September 11, 2001." Two of the appraisals contain disclaimers as to the effect of the events of September 11, 2001 on the market for, and prices of, commercial aircraft. American believes the current market values of the Aircraft at this time are lower than the base values reflected in the appraisals. See "Description of the Aircraft and the Appraisals -- The Appraisals."

         An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased from the aircraft manufacturer. Nor should an appraisal be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised value. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on various factors, including:

         o market and economic conditions;

         o the supply of similar aircraft;

         o the availability of buyers;

         o the condition of the Aircraft; and

         o whether the Aircraft are sold separately or as a block.

         Accordingly, we cannot assure you that the proceeds realized upon any such exercise of remedies would be sufficient to satisfy in full payments due on the Equipment Notes relating to such Aircraft or the full amount of distributions expected on the Certificates. See "-- Certain Other Risk Factors Relating to American --The Airline Industry Has Suffered Substantial Losses."

         REPOSSESSION

         There will be no general geographic restrictions on our ability to operate the Aircraft. Although we do not currently intend to do so, we will be permitted to register the Aircraft in certain foreign jurisdictions and to lease the Aircraft to unrelated parties. It may be difficult, time-consuming and expensive for the Loan Trustee to exercise its repossession rights if an Aircraft is located outside the United States, is registered in a foreign jurisdiction or is leased to a foreign or domestic operator. Additional difficulties may exist when a lessee is the subject of a bankruptcy, insolvency, or similar event.

         In addition, certain jurisdictions may allow for certain other liens or other third party rights to have priority over the related Loan Trustee's security interest in an Aircraft. As a result, the benefits of the related Loan Trustee's security interest in an Aircraft may be less than they would be if such Aircraft were located or registered in the United States.

         PRIORITY OF DISTRIBUTIONS; SUBORDINATION

         Under the Intercreditor Agreement, the Primary Liquidity Provider will receive payment of all amounts owed to it (including reimbursement of drawings made to pay interest on more junior Classes of Certificates) before the holders of any Class of Certificates receive any funds and the Policy Provider will receive payments of Policy Provider Obligations owed to it before the holders of Class C and Class D Certificates receive any funds. In addition, in certain default situations the Subordination Agent and the Trustees will receive certain payments before the holders of any Class of Certificates receive distributions. See "Description of the Intercreditor Agreement -- Priority of Distributions."

         Certain Classes of Certificates are subordinated to other Classes in rights to distributions. See "Description of the Certificates -- Subordination." Consequently, a payment default under any Equipment Note or a Triggering Event may cause the distribution to more senior Classes of Certificates of payments received on one or more junior series of Equipment Notes. If this should occur, the interest accruing on the remaining Equipment Notes may be less than the amount of interest expected to be distributed on the remaining Certificates of more junior Classes. This is because the interest that Certificates of junior Classes are expected to receive may accrue at a higher rate than interest on the remaining Equipment Notes. As a result of this possible interest shortfall, the holders of one or more junior Classes of Certificates may not receive the full amount expected after a payment default under any Equipment Note even if all Equipment Notes are eventually paid in full.

         However, if American is in bankruptcy or other specified defaults have occurred but American is continuing to meet certain of its payment obligations and the applicable loan to Aircraft value tests are met, the subordination provisions applicable to the Certificates permit distributions to be made to junior Certificates prior to making distributions in full on more senior Certificates.

         CONTROL OVER COLLATERAL; SALE OF COLLATERAL

         If an Indenture Event of Default is continuing, subject to certain conditions, the Loan Trustee under the related Indenture will be directed by the Controlling Party in exercising remedies under such Indenture, including accelerating the applicable Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes. See "Description of the Certificates -- Indenture Events of Default and Certain Rights upon an Indenture Event of Default."

         Subject to the following paragraph, at any time prior to the time that Final Distributions have been fully paid to the holders of the Class G Certificates and/or at any time when any obligations payable to the Policy Provider under the Intercreditor Agreement remain outstanding, so long as no Policy Provider Default has occurred and is continuing, the Policy Provider will be the Controlling Party; at any other time the Controlling Party will be:

         o if Final Distributions have not been fully paid to the holders of the Class G Certificates, the Class G Trustee;

         o if Final Distributions have been fully paid to the holders of Class G Certificates, but not to the holders of the Class C Certificates, the Class C Trustee; and

         o if Final Distributions have been fully paid to the holders of Class C Certificates, the Class D Trustee.

         Under certain circumstances, and notwithstanding the foregoing, the Primary Liquidity Provider with the greatest amount owed to it will be the Controlling Party. However, if the Policy Provider pays the Primary Liquidity Provider all outstanding drawings and interest thereon owing to the Primary Liquidity Provider under the Primary Liquidity Facilities, then, so long as no Policy Provider Default has occurred and is continuing, the Policy Provider will have the right to become (or remain) the Controlling Party.

         During the continuation of any Indenture Event of Default, the Controlling Party may accelerate the Equipment Notes issued under the related Indenture and sell such Equipment Notes or the related Aircraft, subject to certain limitations. See "Description of the Intercreditor Agreement -- Intercreditor Rights -- Sale of Equipment Notes or Aircraft." The market for Equipment Notes during any Indenture Event of Default may be very limited, and we cannot assure you as to whether they could be sold or the price at which they could be sold. If the Controlling Party sells any Equipment Notes for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against us, any Trustee, or the Policy Provider (except, with respect to holders of the Class G Certificates, as described in "Description of the Policy and the Policy Provider Agreement--The Policy").

         In addition, the Equipment Notes will not be cross-collateralized. This means that the Equipment Notes secured by an Aircraft will not be secured by any other Aircraft. Accordingly, any proceeds realized from the sale of an Aircraft or other exercise of default remedies with respect to such Aircraft in excess of the principal amount of the Equipment Notes related to such Aircraft will not be available to cover shortfalls, if any, on the Equipment Notes relating to any other Aircraft. See "Description of the Equipment Notes -- Remedies."

         RATINGS OF THE CERTIFICATES

         It is a condition to the issuance of the Class G Certificates that the Class G Certificates be rated not lower than Aaa by Moody's Investors Service, Inc. ("Moody's") and AAA by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's," and together with Moody's, the "Rating Agencies"). A rating is not a recommendation to purchase, hold, or sell Certificates; and such rating does not address market price or suitability for a particular investor. A rating may not remain for any given period of time and may be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future (including the downgrading of American, the Policy Provider, the Primary Liquidity Provider, or the Above-Cap Liquidity Provider) so warrant.

         The rating of the Class G Certificates is based primarily on the default risk of the Policy Provider. The ratings of the Class G Certificates address the likelihood of timely distribution of interest when due on the Class G Certificates and the ultimate distribution of principal on the Class G Certificates by their Final Legal Distribution Date. Such ratings do not address the possibility of certain defaults, voluntary redemptions, or other circumstances (such as a loss event to an Aircraft) which could result in the distribution of the outstanding principal amount of the Class G Certificates prior to their Final Legal Distribution Date. See "Description of the Certificates."

         The reduction, suspension, or withdrawal of the ratings of the Certificates will not, by itself, constitute an Event of Default.

         NO PROTECTION AGAINST HIGHLY LEVERAGED OR EXTRAORDINARY TRANSACTIONS

         The Certificates, the Equipment Notes and the underlying agreements will not contain any financial or other covenants or "event risk" provisions protecting the Certificateholders in the event of a highly leveraged or other extraordinary transaction affecting American or its affiliates.

         LIMITED ABILITY TO RESELL THE CERTIFICATES

         Prior to this offering, there has been no public market for the Class G Certificates. Although an application will be made to list the Class G Certificates on the Luxembourg Stock Exchange, no assurance can be given that such application will be granted. Except for the listing of the Class G Certificates on the Luxembourg Stock Exchange, neither American nor any Trust intends to apply for listing of such Certificates on any securities exchange or otherwise. The Underwriters may assist in resales of such Certificates, but they are not required to do so. A secondary market for the Class G Certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Class G Certificates. If an active public market does not develop, the market price and liquidity of the Class G Certificates may be adversely affected.

RISK FACTORS RELATING TO THE POLICY PROVIDER

         THE IMPACT OF ANY DECLINE IN THE FINANCIAL CONDITION OF THE POLICY PROVIDER

         The "AAA" rating by Standard & Poor's and the "Aaa" rating by Moody's of the Class G Certificates are based, primarily, on the existence of the Policy insuring the complete and timely distribution when scheduled of interest with respect to the Class G Certificates on each Regular Distribution Date and the distribution of principal on or (under certain circumstances) before the Final Legal Distribution Date. Any decline in the financial condition of the Policy Provider or the insolvency of the Policy Provider may result in the downgrade of the foregoing ratings of the Class G Certificates and may impair the ability of the Policy Provider to make payments to the holders of the Class G Certificates pursuant to the Policy. In addition, in the event of the insolvency of the Policy Provider, under insurance insolvency proceedings it is possible that the Subordination Agent would be unable to recover the full amount scheduled under the Class G Certificates on its unsecured claim against the Policy Provider. For information on the financial information generally available with respect to the Policy Provider, see "Description of the Policy Provider" and "Description of the Policy and the Policy Provider Agreement -- The Policy."

         THE LIMITED NATURE OF THE POLICY

         The Policy's support of interest distributions and principal distributions will be limited to the Class G Certificates and, as a result, the Policy will only run to the benefit of the holders of the Class G Certificates. Although drawings under the Policy for interest distributions may be made when interest is scheduled for distribution, drawings for principal distributions may not, except in certain circumstances, be made until the Final Legal Distribution Date for the Class G Certificates. The Policy provides no coverage for the Class C or Class D Certificates.

         THE POLICY PROVIDER AS A CONTROLLING PARTY

         Unless a Policy Provider Default has occurred, the Policy Provider will operate as the Controlling Party at any time prior to the time that Final Distributions have been fully paid to the holders of the Class G Certificates and at any time when any obligations payable to the Policy Provider under the Intercreditor Agreement remain outstanding (unless the Primary Liquidity Provider has the right to become the Controlling Party). As the Controlling Party, the Policy Provider will have the ability, subject to certain limitations, to direct the Subordination Agent in the exercise of all remedies, including the ability to direct the Subordination Agent to sell any or all of the Equipment Notes or to instruct the Loan Trustee under the applicable Indenture to accelerate the Equipment Notes issued under such Indenture and to foreclose upon the lien created thereunder. As the Controlling Party, the Policy Provider will be in a position to take actions that are beneficial to the Policy Provider and the holders of the Class G Certificates but detrimental to the holders of the Class C or Class D Certificates.

                                   THE COMPANY

         American, the principal subsidiary of AMR Corporation, was founded in 1934. On April 9, 2001, American purchased substantially all of the assets and assumed certain liabilities of TWA, the eighth largest United States air carrier. American (including TWA) is the largest scheduled passenger airline in the world. American provides scheduled jet service to numerous destinations throughout North America, the Caribbean, Latin America, Europe, and the Pacific. American is also one of the largest scheduled air freight carriers in the world, providing a full range of freight and mail services to shippers throughout its system. The postal address for American's principal executive offices is P.O. Box 619616, Dallas/Fort Worth Airport, Texas 75261-9616 (Telephone:
817-963-1234).

                       DESCRIPTION OF THE POLICY PROVIDER

GENERAL

         The information set forth in this section, including any financial statements incorporated by reference herein, has been provided by MBIA Insurance Corporation ("MBIA" or the "Policy Provider") for inclusion in this Prospectus Supplement, and such information has not been independently verified by American, the Underwriters, the Trustees, the Primary Liquidity Provider, or the Above-Cap Liquidity Provider. Accordingly, notwithstanding anything to the contrary herein, none of American, the Underwriters, the Trustees, the Primary Liquidity Provider, or the Above-Cap Liquidity Provider assumes any responsibility for the accuracy, completeness, or applicability of such information.

         MBIA is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company (the "Parent Company"). The Parent Company is not obligated to pay the debts of or claims against MBIA. MBIA is domiciled in the State of New York and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. MBIA has three branches, one in the Republic of France, one in the Republic of Singapore and one in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments, and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by MBIA, changes in control, and transactions among affiliates. Additionally, MBIA is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

         MBIA does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Policy

Provider set forth under the heading "Description of the Policy Provider" or incorporated by reference herein. Additionally, MBIA makes no representation regarding the Certificates or the advisability of investing in the Certificates.

         The Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

MBIA FINANCIAL INFORMATION

         The following documents filed by the Parent Company with the Securities and Exchange Commission are incorporated herein by reference:

         (1) the Parent Company's Annual Report on Form 10-K for the year ended December 31, 2001; and

         (2) the Parent Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.

         Any documents filed by the Parent Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus Supplement and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference in this Prospectus Supplement and to be a part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Prospectus Supplement, shall be deemed to be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

         The consolidated financial statements of MBIA, a wholly owned subsidiary of the Parent Company and its subsidiaries as of December 31, 2001 and December 31, 2000 and for each of the three years in the period ended December 31, 2001, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of the Parent Company for the year ended December 31, 2001 and the consolidated financial statements of MBIA and its subsidiaries as of June 30, 2002 and for the six month period ended June 30, 2002 and June 30, 2001 included in the Quarterly Report on Form 10-Q of the Parent Company for the period ended June 30, 2002, are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof. All financial statements of MBIA and its subsidiaries included in documents filed by the Parent Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

         The Parent Company files annual, quarterly, and special reports, information statements and other information with the Commission under File No. 1-9583. Copies of the Commission filings (including (1) the Parent Company's Annual Report on Form 10-K for the year ended December 31, 2001 and (2) the Parent Company's Quarterly Reports on Form 10-Q for the quarter ended June 30,
2002) are available (i) over the Internet at the Commission's web site at http://www.sec.gov; (ii) at the SEC's public reference room in Washington D.C.; and (iii) at no cost, upon request to MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504. The telephone number of MBIA is (914) 273-4545.

         The tables below present selected financial information of MBIA determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") as well as generally accepted accounting principles ("GAAP"):



                                                     SAP
                                         ----------------------------
                                         December 31,      June 30,
                                             2001            2002
                                         ------------      --------
                                          (Audited)       (Unaudited)
                                                 (in millions)
Admitted Assets                            $8,545            $8,690
Liabilities                                 5,688             5,742
Capital and Surplus                         2,857             2,948



                                                     GAP
                                         ----------------------------
                                         December 31,      June 30,
                                             2001            2002
                                         ------------      --------
                                          (Audited)       (Unaudited)
                                                 (in millions)

Assets                                    $ 9,460          $ 9,731
Liabilities                                 4,234            4,187
Shareholder's Equity                        5,226            5,544

FINANCIAL STRENGTH RATINGS OF MBIA

         Moody's rates the financial strength of MBIA "Aaa."

         Standard & Poor's rates the financial strength of MBIA "AAA."

         Each rating of MBIA should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of MBIA and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

         The above ratings are not recommendations to buy, sell, or hold any Certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of any Certificates. MBIA does not guaranty the market price of any Certificates nor does it guaranty that the ratings on the Class G Certificates will not be revised or withdrawn.

                                 USE OF PROCEEDS

         The proceeds from the sale of the Certificates of each Trust will be used to purchase the Equipment Notes to be held by such Trust. American will use the proceeds from the sale of the Equipment Notes for general corporate purposes.

                         DESCRIPTION OF THE CERTIFICATES

         The following summary of particular material terms of the Certificates supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions of the Certificates set forth in the Prospectus accompanying this Prospectus Supplement. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, the Certificates, the Trust Supplements, the Liquidity Facilities, the Intercreditor Agreement, and the Policy, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by American with the Securities and Exchange Commission (the "Commission").

           Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The terms and conditions governing each of the Trusts will be substantially the same, except as described under "-- Subordination" below and elsewhere in this Prospectus Supplement and except that the principal amount and scheduled principal repayments of the Equipment Notes held by each Trust and the interest rate and maturity date of the Equipment Notes held by each Trust will differ. The references to Sections in parentheses in the following summary are to the relevant Sections of the Basic Agreement unless otherwise indicated.

GENERAL

           Each Pass Through Certificate (collectively, the "Certificates") will represent a fractional undivided interest in one of the three American Airlines 2002-1 Pass Through Trusts: the "Class G Trust," the "Class C Trust," and the "Class D Trust," and, collectively, the "Trusts." The Trusts will be formed pursuant to a pass through trust agreement between American and State Street Bank and Trust Company of Connecticut, National Association, as trustee (the "Basic Agreement"), and three separate supplements thereto (each, a "Trust Supplement" and, together with the Basic Agreement, collectively, the "Pass Through Trust Agreements"). The trustee under the Class G Trust, the Class C Trust, and the Class D Trust is referred to herein respectively as the "Class G Trustee," the "Class C Trustee," and the "Class D Trustee," and collectively as the "Trustees." The Certificates to be issued by the Class G Trust, the Class C Trust, and the Class D Trust are referred to herein respectively as the "Class G Certificates," the "Class C Certificates," and the "Class D Certificates." The Class G Trust will purchase Series G Equipment Notes, the Class C Trust will purchase Series C Equipment Notes, and the Class D Trust will purchase Series D Equipment Notes. The holders of the Class G Certificates, the Class C Certificates, and the Class D Certificates are referred to herein respectively as the "Class G Certificateholders," the "Class C Certificateholders," and the "Class D Certificateholders," and collectively as the "Certificateholders." The sum of the initial principal balance of the Equipment Notes held by each Trust will equal the original aggregate face amount of the Certificates of such Trust.

           Each Certificate will represent a fractional undivided interest in the Trust created by the Basic Agreement and the applicable Trust Supplement pursuant to which such Certificate is issued. (Section 2.01) The property of each Trust (the "Trust Property") will consist of:

           o subject to the Intercreditor Agreement, the Equipment Notes acquired by such Trust, all monies at any time paid thereon and all monies due and to become due thereunder;

           o the rights of such Trust under the Intercreditor Agreement (including all rights to receive monies and other property payable thereunder);

           o for the Class G and Class C Trusts, monies receivable under the Primary Liquidity Facility for such Trust;

           o for the Class G Trust, monies receivable under the Above-Cap Liquidity Facility;

           o   for the Class G Trust, monies receivable under the Policy; and

           o funds from time to time deposited with the Trustee in accounts relating to such Trust.

           The Certificates represent interests in the respective Trusts only, and all payments and distributions thereon will be made only from the Trust Property of the related Trust. (Section 3.09) The Certificates do not represent indebtedness of the Trusts, and references in this Prospectus Supplement to interest accruing on the Certificates are included for purposes of computation only. The Certificates do not represent an interest in or obligation of American, the Trustees, the Subordination Agent, any of the Loan Trustees, or any affiliate of any thereof. Each Certificateholder by its acceptance of a Certificate agrees to look solely to the income and proceeds from the Trust Property of the related Trust for payments and distributions on such Certificates.

           The Certificates of each Trust will be issued in fully registered form only. The Class G Certificates will be subject to the provisions described below under "-- Book-Entry Registration; Delivery and Form." The Class G Certificates will be issued only in minimum denominations of $1,000 and integral multiples in excess thereof, except that one Class G Certificate may be issued in a different denomination. (Section 3.01)

DISTRIBUTIONS OF PAYMENTS ON EQUIPMENT NOTES

           The following description of distributions on the Certificates should be read in conjunction with the description of the Intercreditor Agreement because the Intercreditor Agreement may alter the following provisions in a default situation. See "-- Subordination" and "Description of the Intercreditor Agreement."

           Payments of principal, Break Amount (if any), Prepayment Premium (if any), Make-Whole Amount (if any), and interest on the Equipment Notes or with respect to other Trust Property held in each Trust will be distributed by the Trustee to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.

           The Equipment Notes held in the Class G Trust will accrue interest at the applicable rate per annum for Certificates to be issued by such Trust set forth on the cover page of this Prospectus Supplement. The Equipment Notes held in the Class C Trust will initially accrue interest at the rate per annum of % and the Equipment Notes held in the Class D Trust will initially accrue interest at the rate per annum of %; provided that the interest rates with respect to the new series C equipment notes and new series D equipment notes issued as described in "-- Possible Refunding of Series C Equipment Notes and Series D Equipment Notes" may differ. Interest on the Equipment Notes will be payable quarterly on March 23, June 23, September 23, and December 23 of each year, commencing on the first such date after the issuance of the Certificates. Such interest payments will be distributed to Certificateholders of such Trust on each such date until the final Distribution Date for such Trust, subject to the Intercreditor Agreement. Interest on the Series G Equipment Notes will be calculated on the basis of the actual number of days elapsed over a 360-day year. Interest on the Series C and Series D Equipment Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

           Interest payable on the Series G Equipment Notes will be determined based on LIBOR. LIBOR for the period commencing on and including the initial issuance date of the Certificates (the "Issuance Date") and ending on but excluding the first Equipment Note payment date (the "Initial Interest Period") will be determined on the second London Banking Day preceding the Issuance Date as the rate for deposits in U.S. dollars for a period of three months that appears on the display designated as page "3750" on the Telerate Monitor. See "Description of the Equipment Notes--Determination of LIBOR" for an explanation of how LIBOR is to be determined for each Interest Period after the Initial Interest Rate Period.

           As promptly as practicable after the determination of LIBOR for an Interest Period under the Reference Agency Agreement, the Reference Agent will give notice of such determination of LIBOR to American, the Trustees, the Loan Trustees, the Subordination Agent, the Primary Liquidity Provider, the Underwriters, the Above-Cap Liquidity Provider and the Policy Provider. Certificateholders may obtain such information from the Trustee or otherwise in the statements included with each distribution of a Scheduled Payment or Special Payment.

           Distributions of interest applicable to the Certificates to be issued by each of the Class G and Class C Trusts will be supported by a separate Primary Liquidity Facility and, in the case of the Class G Certificates, by the Above-Cap Liquidity Facility, to be provided by the applicable Liquidity Provider for the benefit of the holders of the applicable Class of Certificates, which together are expected to provide an aggregate amount sufficient to distribute interest on the Pool Balance thereof at the Stated Interest Rate for such Trust on up to six successive Regular Distribution Dates (without regard to any future distributions of principal on such Certificates). Neither the Primary Liquidity Facility nor the Above-Cap Liquidity Facility for any Class of Certificates provides for drawings thereunder to pay for principal of or Break Amount or Prepayment Premium (in the case of the Class G Certificates) or Make-Whole Amount (in the case of the Class C Certificates) on the Certificates of such Class, any interest with respect to the Certificates of such Class in excess of the Stated Interest Rate, or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal of or interest or Break Amount, Prepayment Premium, or Make-Whole Amount with respect to the Certificates of any other Class. Therefore, only the holders of the Certificates to be issued by a particular Trust will be entitled to receive and retain the proceeds of drawings under the Primary Liquidity Facility, and, in the case of the Class G Certificates, the Above-Cap Liquidity Facility, for such Trust. See "Description of the Liquidity Facilities."

           After use of all available funds under the related Primary Liquidity Facility or in the related Primary Cash Collateral Account and the Above-Cap Account for the Class G Certificates, the distribution of interest on the Class G Certificates will be supported by the Policy. See "Description of the Policy and the Policy Provider Agreement--The Policy."

           Payments of principal of the Series G and Series D Equipment Notes are scheduled to be received by the Trustee in installments on March 23, June 23, September 23, and December 23 in certain years, commencing on March 23, 2003 and ending on September 23, 2007. The entire principal amount of the Series C Equipment Notes is scheduled for payment on September 23, 2007.

           Scheduled payments of interest or principal on the Equipment Notes are referred to herein as "Scheduled Payments," and March 23, June 23, September 23, and December 23 of each year are referred to herein as "Regular Distribution Dates" (each Regular Distribution Date and Special Distribution Date, a "Distribution Date"). See "Description of the Equipment Notes -- Principal and Interest Payments." The "Final Legal Distribution Date" for the Class G Certificates and Class C Certificates is March 23, 2009, and for the Class D Certificates is September 23, 2007.

           Payment of principal of the Class G Certificates on the Final Legal Distribution Date and, in certain limited circumstances, earlier, will be supported by the Policy. See "Description of the Policy and the Policy Provider Agreement--The Policy."

           Subject to the Intercreditor Agreement, on each Regular Distribution Date the Trustee of each Trust will distribute to the Certificateholders of such Trust all Scheduled Payments received in respect of Equipment Notes held on behalf of such Trust, the receipt of which is confirmed by the Trustee on such Regular Distribution Date. Each Certificateholder of each Trust will be entitled to receive, subject to the Intercreditor Agreement, its proportionate share, based upon its fractional interest in such Trust, of any distribution in respect of Scheduled Payments of principal or interest on Equipment Notes held on behalf of such Trust. Each such distribution of Scheduled Payments will be made by the applicable Trustee to the Certificateholders of record of the relevant Trust on the record date applicable to such Scheduled Payment (generally, 15 days prior to each Regular Distribution Date) subject to certain exceptions. (Section 4.02(a)) If a Scheduled Payment is not received by the applicable Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below.

           Any payment in respect of, or any proceeds of, any Equipment Note or the Collateral under (and as defined in) any Indenture other than a Scheduled Payment (each, a "Special Payment") will be distributed on, in the case of an early redemption of any Equipment Note, the date of such early redemption (which shall be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee as soon as practicable after the Trustee has received funds for such Special Payment (each a "Special Distribution Date"). Any such distribution will be subject to the Intercreditor Agreement.

           Each Trustee will mail a notice to the Certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and the reason for the Special Payment. In the case of a redemption of the Equipment Notes held in the related Trust, such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. (Section 4.02(c)) Each distribution of a Special Payment, other than a payment in full of Final Distributions, on a Special Distribution Date for any Trust will be made by the Trustee to the Certificateholders of record of such Trust on the record date applicable to such Special Payment. (Section 4.02(b)) See "-- Indenture Events of Default and Certain Rights upon an Indenture Event of Default" and "Description of the Equipment Notes -- Redemption."

           In the case of the distribution of proceeds from any "No Proceeds Drawing" or "Avoidance Drawing" as described in "Description of the Policy and the Policy Provider Agreement--The Policy," the Class G Trustee will mail a notice to the Certificateholders of the related Trust stating the scheduled Special Distribution Date, the related record date, the amount of such distribution and the reason for such distribution. Such notice will be mailed not less than 15 days prior to the date such proceeds are scheduled to be distributed. Each such distribution shall be made by the Class G Trustee to the Certificateholders of record of the related Trust on the record date applicable to such distribution. (Section 4.02(c))

           Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the "Certificate Account") for the deposit of payments representing Scheduled Payments received by such Trustee. Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the "Special Payments Account") for the deposit of payments representing Special Payments received by such Trustee, which will be non-interest bearing except in certain circumstances where the Trustee may invest amounts in such account in certain Permitted Investments. Pursuant to the terms of each Pass Through Trust Agreement, the Trustee is required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Section 4.01) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.02)

           Payment in full of the Final Distributions for each Trust will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such payment.

See "-- Termination of the Trusts" below. Distributions in respect of Certificates issued in global form will be made as described in "-- Book-Entry Registration; Delivery and Form" below.

           If any Distribution Date is a Saturday, a Sunday, or other day on which commercial banks are authorized or required to close in (i) New York, New York, Dallas, Texas, or the city and state in which the Trustee or any Loan Trustee is located or (ii) solely with respect to draws under a Policy, Armonk, New York or the location of the Policy Provider's fiscal agent, or (iii) solely with respect to any payment by any Luxembourg Paying Agent, Luxembourg, Luxembourg (any other day being a "Business Day"), distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date may be made on the next succeeding Business Day and interest shall be added for such additional period in the case of the Class G Certificates, but not in the case of the Class C or Class D Certificates.

SUBORDINATION

     The Certificates are subject to subordination terms set forth in the Intercreditor Agreement which vary depending upon whether a Triggering Event has occurred. See "Description of the Intercreditor Agreement -- Priority of Distributions."

POOL FACTORS

           The "Pool Balance" of the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all distributions made in respect of the Certificates of such Trust other than distributions made in respect of interest, Break Amount, Prepayment Premium, Make-Whole Amount, or reimbursement of any costs and expenses incurred in connection therewith. The Pool Balance of the Certificates issued by any Trust as of any Distribution Date will be computed after giving effect to any payment of principal on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date and, with respect to the Class G Certificates, payments under the Policy made for the benefit of the Class G Certificateholders (other than payments in respect of the Primary Liquidity Facility and interest on the Class G Certificates). (Section 1.01)

           The "Pool Factor" for each Trust as of any date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance as of such date by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust as of any Distribution Date will be computed after giving effect to any payment of principal on the Equipment Notes or other Trust Property held in such Trust and, in the case of the Class G Trust, payment under the Policy (other than in respect of the Primary Liquidity Facilities and interest on the Certificates of such Trust), and the distribution thereof to be made on that date. (Section 1.01) The Pool Factor for each Trust will be 1.0000000 on the date of issuance of the Certificates; thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the original denomination of the Certificateholder's Certificate of such Trust by the Pool Factor for such Trust as of the applicable Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Distribution Date. (Section 4.03)

           The following table sets forth the aggregate principal amortization schedule for the Equipment Notes held in each Trust and resulting Pool Factors with respect to such Trust. The actual aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors with respect to such Trust may differ from those set forth below because the scheduled distribution of principal payments for any Trust would be affected if any Equipment Notes held in such Trust are redeemed or if a default in payment of the principal of such Equipment Notes occurred.

                               CLASS G TRUST                      CLASS C TRUST                       CLASS D TRUST
                     ---------------------------------   ---------------------------------   ---------------------------------
                        SCHEDULED            EXPECTED      SCHEDULED             EXPECTED       SCHEDULED            EXPECTED
                        PRINCIPAL              POOL        PRINCIPAL               POOL         PRINCIPAL              POOL
      DATE              PAYMENTS              FACTOR       PAYMENTS               FACTOR        PAYMENTS              FACTOR
      ----           ---------------         ---------   ---------------         ---------   ---------------         ---------
December 23, 2002    $          0.00         1.0000000   $          0.00         1.0000000   $          0.00         1.0000000
March 23, 2003         23,302,381.46         0.9622328              0.00         1.0000000      1,622,628.90         0.9822460
June 23, 2003           8,554,357.26         0.9483683              0.00         1.0000000      2,158,405.01         0.9586298
September 23, 2003              0.00         0.9483683              0.00         1.0000000      2,212,365.10         0.9344231
December 23, 2003      19,045,610.47         0.9175002              0.00         1.0000000      2,267,674.23         0.9096113
March 23, 2004         24,273,516.57         0.8781591              0.00         1.0000000      2,324,366.11         0.8841792
June 23, 2004          15,902,550.11         0.8523851              0.00         1.0000000      2,382,475.26         0.8581113
September 23, 2004              0.00         0.8523851              0.00         1.0000000      2,442,037.14         0.8313917
December 23, 2004      19,045,610.49         0.8215170              0.00         1.0000000      4,635,348.28         0.7806740
March 23, 2005         24,273,516.65         0.7821758              0.00         1.0000000      4,751,231.95         0.7286883
June 23, 2005          15,902,550.21         0.7564018              0.00         1.0000000      4,870,012.79         0.6754030
September 23, 2005              0.00         0.7564018              0.00         1.0000000      4,991,763.10         0.6207855
December 23, 2005      19,045,610.47         0.7255337              0.00         1.0000000      5,116,557.19         0.5648026
March 23, 2006         24,273,516.57         0.6861925              0.00         1.0000000      5,244,471.10         0.5074201
June 23, 2006          15,902,550.11         0.6604185              0.00         1.0000000      5,375,582.86         0.4486031
September 23, 2006              0.00         0.6604185              0.00         1.0000000      5,509,972.42         0.3883156
December 23, 2006      19,045,610.51         0.6295504              0.00         1.0000000      5,647,721.77         0.3265210
March 23, 2007         24,273,516.65         0.5902092              0.00         1.0000000      5,788,914.81         0.2631815
June 23, 2007          15,902,550.17         0.5644353              0.00         1.0000000      5,933,637.67         0.1982585
September 23, 2007    348,256,552.30         0.0000000    108,605,000.00         0.0000000     18,119,834.31         0.0000000

                     The Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption or default in the payment of principal or interest in respect of one or more of the Equipment Notes held in a Trust, as described in "-- Indenture Events of Default and Certain Rights upon an Indenture Event of Default,""-- Possible Refunding of Series C Equipment Notes and Series D Equipment Notes," and "Description of the Equipment Notes -- Redemption." Notice of the Pool Factors and Pool Balances of each Trust as so recomputed after giving effect to any Special Payment to Certificateholders resulting from such an early redemption or default in respect of one or more Equipment Notes will be mailed to Certificateholders of Certificates of the related Trust with such Special Payment, as described in "-- Reports to Certificateholders."

REPORTS TO CERTIFICATEHOLDERS

           On each Distribution Date, the applicable Trustee will include with each distribution by it of a Scheduled Payment or Special Payment to Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificate as to items
(1) and (2) below):

           (1) the amount of such distribution allocable to principal and the amount allocable to, in the case of the Class G Certificates, Break Amount, if any, and Prepayment Premium, if any, and, in the case of the Class C and Class D Certificates, Make-Whole Amount, if any, indicating any portion thereof paid by the Liquidity Providers and/or the Policy Provider;

           (2) the amount of such distribution under the Pass Through Trust Agreement allocable to interest;

           (3)       the Pool Balance and the Pool Factor for such Trust; and

           (4) in the case of the Class G Certificates, the LIBOR rates for the current and immediately preceding Interest Periods, as determined by the Reference Agent. (Trust Supplements, Section 6.01)

           As long as the Class G Certificates are registered in the name of Cede, as nominee for DTC, on the record date prior to each Distribution Date, the applicable Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Certificates on such record date. On each Distribution Date, the applicable Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners. (Section 4.03(a))

           In addition, after the end of each calendar year, the applicable Trustee will prepare for each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (1) and (2) above with respect to the Trust for such calendar year or, if such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder reasonably requests as necessary for the purpose of such Certificateholder's preparation of its U.S. federal income tax returns. Such report and such other items will be prepared with respect to the Class G Certificates on the basis of information supplied to the applicable Trustee by the DTC Participants and will be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners. (Trust Supplements, Section 6.01(b))

           At such time, if any, as the Class G Certificates are issued in the form of definitive certificates, the applicable Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust with respect to such Certificates as the name and period of record ownership of such Certificateholder appears on the records of the registrar of such Certificates.

INDENTURE EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN INDENTURE EVENT OF
DEFAULT

           Because the Equipment Notes issued under an Indenture will be held in more than one Trust, a continuing Indenture Event of Default under such Indenture would affect the Equipment Notes held by each such Trust. For a description of the Indenture Events of Default under each Indenture, see "Description of the Equipment Notes -- Indenture Events of Default, Notice and Waiver." There are no cross-default or cross-acceleration provisions in the Indentures. Consequently, events resulting in an Indenture Event of Default under any particular Indenture may or may not result in an Indenture Event of Default under any other Indenture. If an Indenture Event of Default occurs in fewer than all of the Indentures related to a Trust, notwithstanding the treatment of Equipment Notes issued under those Indentures under which an Indenture Event of Default has occurred, payments of principal and interest on those Equipment Notes issued pursuant to Indentures with respect to which an Indenture Event of Default has not occurred will continue to be made as originally scheduled and distributed to the holders of the Certificates, subject to the Intercreditor Agreement. See "Description of the Intercreditor Agreement -- Priority of Distributions."

           If the same institution acts as Trustee of multiple Trusts, in the absence of instructions from the Certificateholders of any such Trust, such Trustee could be faced with a potential conflict of interest upon an Indenture Event of Default. In such event, each Trustee has indicated that it would resign as Trustee of some or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. State Street Bank and Trust Company of Connecticut, National Association, will be the initial Trustee under each Trust.

           Upon the occurrence and continuation of an Indenture Event of Default under any Indenture, the Controlling Party will direct the Loan Trustee under such Indenture in the exercise of remedies and may accelerate the Equipment Notes issued under such Indenture and sell all (but not less than all) of such Equipment Notes or the related Aircraft to any person, subject to certain limitations. See "Description of the Intercreditor Agreement -- Intercreditor Rights -- Sale of Equipment Notes or Aircraft." The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any proceeds so distributed to any Trustee upon any such sale will be deposited in the applicable Special Payments Account and will be distributed to the Certificateholders of the applicable Trust on a Special Distribution Date. (Sections 4.01 and 4.02) The market for Equipment Notes at the time of the existence of an Indenture Event of Default may be very limited, and there can be no assurance whether they could be sold or as to the price at which they could be sold. If a Loan Trustee sells any such Equipment Notes for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against American, any Liquidity Provider, the Policy Provider (except in the case of the Class G Certificates) or any Trustee. Neither such Trustee nor the Certificateholders of such Trust, furthermore, could take action with respect to any remaining Equipment Notes held in such Trust as long as no Indenture Events of Default existed with respect thereto.

           Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Subordination Agent on account of the Equipment Notes or other Trust Property held in such Trust following an Indenture Event of Default under any Indenture will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02)

           Any funds representing payments received with respect to any defaulted Equipment Notes held in a Trust, or the proceeds from the sale of any Equipment Notes, held by the Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested and reinvested by such Trustee in certain Permitted Investments pending the distribution of such funds on a Special Distribution Date. (Section 4.04) "Permitted Investments" are defined as obligations of the United States or agencies or instrumentalities thereof the payment of which is backed by the full faith and credit of the United States and which mature in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Distribution Date. (Section 1.01)

           Each Pass Through Trust Agreement provides that the Trustee of the related Trust will, within 90 days after the occurrence of a default (as defined below) known to it, give to the Certificateholders of such Trust notice, transmitted by mail, of such default, unless such default shall have been cured or waived; provided that, (i) in the case of defaults not relating to the payment of money, the Trustee shall not give such notice until the earlier of the time at which such default becomes an "event of default" and the expiration of 60 days from the occurrence of such default and (ii) except in the case of default in a payment of principal, Break Amount (if any), Prepayment Premium (if any), Make-Whole Amount (if any), or interest on any of the Equipment Notes held in such Trust, the applicable Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Section 7.02) The term "default" with respect to a Trust, for the purpose of the provision described in this paragraph only, means an event that is, or after notice or lapse of time or both would become, an event of default or a Triggering Event with respect to such Trust. The term "event of default" with respect to a Trust means an Indenture Event of Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued.

           Subject to certain qualifications set forth in each Pass Through Trust Agreement and to the Intercreditor Agreement, the Certificateholders of each Trust holding Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of the Intercreditor Agreement, or exercising any trust or power conferred on such Trustee under such Pass Through Trust Agreement or the Intercreditor Agreement, including any right of such Trustee as Controlling Party under the Intercreditor Agreement or as holder of the Equipment Notes (the "Note Holder"). (Section 6.04)

           Subject to the Intercreditor Agreement, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all the Certificates of such Trust waive any past "default" or "event of default" under the related Pass Through Trust Agreement and its consequences or, if the Trustee of such Trust is the Controlling Party, may direct the Trustee to instruct the applicable Loan Trustee to waive any past Indenture Event of Default and its consequences; provided, however, the consent of each holder of a Certificate of a Trust is required to waive (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, Break Amount (if any), Prepayment Premium (if any), Make-Whole Amount (if any), or interest with respect to any of the Equipment Notes held in such Trust, and (iii) a default in respect of any covenant or provision of the related Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such Note Holders waive any past default or Indenture Event of Default thereunder. Notwithstanding the foregoing provisions of this paragraph, however, pursuant to the Intercreditor Agreement only the Controlling Party will be entitled to waive any such past default or Indenture Event of Default.

PURCHASE RIGHTS OF CERTIFICATEHOLDERS

           After the occurrence and during the continuation of a Triggering Event, with ten days prior written notice to the Trustee and each Certificateholder of the same Class:

           o the Class C Certificateholders (other than American or any of its affiliates) will have the right to purchase all, but not less than all, of the Class G Certificates (unless the Policy Provider has elected to purchase the Class G Certificates as provided below);

           o the Class D Certificateholders (other than American or any of its affiliates) will have the right to purchase all, but not less than all, of the Class G Certificates (unless the Policy Provider has elected to purchase the Class G Certificates as provided below) and the Class C Certificates;

           o if the Class E Certificates are issued as described under "--Possible Issuance of Series E Equipment Notes," the Class E Certificateholders will have the right to purchase all, but not less than all, of the Class G Certificates (unless the Policy Provider has elected to purchase the Class G Certificates as provided below), Class C, and Class D Certificates; and

           o whether or not the Certificateholders of any Class have purchased or elected to purchase the Class G Certificates, the Policy Provider (unless there has occurred a Policy Provider Default) shall have the right to purchase all, but not less than all, of the Class G Certificates.

           In each case the purchase price for a Class of Certificates will be equal to the Pool Balance of such Class plus accrued and undistributed interest thereon to the date of purchase, but without Break Amount, Prepayment Premium, or Make-Whole Amount but including any other amounts then due and payable to the Certificateholders of such Class. Such purchase right may be exercised by any Certificateholder of the Class or Classes entitled to such right. In each case, if prior to the end of the ten-day notice period, any other Certificateholder of the same Class notifies the purchasing Certificateholder that the other Certificateholder wants to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase the Certificates pro rata based on the interest in the Trust held by each Certificateholder. (Trust Supplements, Section 4.01)

PTC EVENT OF DEFAULT

           A "PTC Event of Default" with respect to any Class of Certificates means the failure to distribute within ten Business Days after the applicable Distribution Date either:

           o the outstanding Pool Balance of such Class of Certificates on the Final Legal Distribution Date for such Class (unless, in the case of the Class G Certificates, the Subordination Agent shall have made a drawing under the Policy in an aggregate amount sufficient to pay such outstanding Pool Balance and shall have distributed such amount to the Class G Trustee); or

           o interest scheduled for distribution on such Class of Certificates on any Distribution Date (unless the Subordination Agent has made an Interest Drawing, or a withdrawal from the Primary Cash Collateral Account or, in the case of Class G Certificates, a withdrawal from the Above-Cap Account or a drawing under the Policy, in an amount sufficient to pay such interest and has distributed such amount to the Trustee entitled thereto).

           Any failure to make expected principal distributions with respect to any Class of Certificates on any Regular Distribution Date (other than the Final Legal Distribution Date) will not constitute a PTC Event of Default with respect to such Certificates.

           A PTC Event of Default with respect to the most senior outstanding Class of Certificates resulting from an Indenture Event of Default under all Indentures will constitute a Triggering Event. For a discussion of the consequences of the occurrence of a Triggering Event, see "Description of the Intercreditor Agreement -- Priority of Distributions."

MERGER, CONSOLIDATION, AND TRANSFER OF ASSETS

           American will be prohibited from consolidating with or merging into any other entity or transferring substantially all of its assets as an entirety to any other entity unless:

           o the surviving successor or transferee entity shall, if and to the extent required under Section 1110 of the United States Bankruptcy Code (the "Bankruptcy Code") in order that the Loan Trustee shall continue to be entitled to any benefits of Section 1110 with respect to an Aircraft, hold an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code relating to aviation (the "Transportation Code");

           o the surviving successor or transferee entity expressly assumes all of the obligations of American contained in the operative documents to which American is a party; and

           o American has delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions.

           In addition, after giving effect to such transaction, no Indenture Event of Default shall have occurred and be continuing. (Section 5.02; Participation Agreements, Section 6.02)

MODIFICATION OF THE PASS THROUGH TRUST AGREEMENTS AND CERTAIN OTHER AGREEMENTS

           Each Pass Through Trust Agreement contains provisions permitting American and the Trustee to enter into a supplement to such Pass Through Trust Agreement or, at the request of American, permitting the execution of amendments or supplements to the Intercreditor Agreement, the Participation Agreements, the Reference Agency Agreement, or any Liquidity Facility, or, with respect to the Class G Trust, the Policy or the Policy Provider Agreement, without the consent of the holders of any of the Certificates of such Trust (but, in the case of certain of the following relating to the Class G Trust, subject to the prior written consent of the Policy Provider) to, among other things:

           o provide for the formation of a Trust and the issuance of a series of Certificates or to add, or to change or eliminate, any provision affecting a series of Certificates not yet issued;

           o evidence the succession of another corporation or entity to American and the assumption by such corporation or entity of American's obligations under such Pass Through Trust Agreement, Participation Agreements, Reference Agency Agreement, Liquidity Facilities, or Policy Provider Agreement;

           o add to the covenants of American for the benefit of holders of such Certificates or surrender any right or power conferred upon American in such Pass Through Trust Agreement, Intercreditor Agreement, Participation Agreements, Reference Agency Agreement, Liquidity Facilities, Policy, or Policy Provider Agreement;

           o cure any ambiguity or correct any mistake or inconsistency contained in the Certificates of any Class, such Pass Through Trust Agreement, Intercreditor Agreement, Participation Agreements, Reference Agency Agreement, Liquidity Facilities, Policy, or Policy Provider Agreement;

           o make or modify any other provision with respect to matters or questions arising under the Certificates of any Class, such Pass Through Trust Agreement, Intercreditor Agreement, Participation Agreements, Reference Agency Agreement, Liquidity Facilities, Policy, or Policy Provider Agreement as American may deem necessary or desirable and that will not materially adversely affect the interests of the holders of such Certificates;

           o comply with any requirement of the Commission, any applicable law, rules, or regulations of any exchange (including the Luxembourg Stock Exchange) or quotation system on which the Certificates are listed (or to facilitate any listing of any Certificates on any exchange (including the Luxembourg Stock Exchange) or quotation system) or of any regulatory body;

           o modify, eliminate, or add to the provisions of such Pass Through Trust Agreement, Intercreditor Agreement, Participation Agreements, Reference Agency Agreement, Liquidity Facilities, Policy, or Policy Provider Agreement to the extent necessary in connection with, or to continue, the qualification, to the extent necessary, of such Pass

                     Through Trust Agreement (including any supplemental agreement), Intercreditor Agreement, Participation Agreements, Reference Agency Agreement, Liquidity Facilities, Policy, Policy Provider Agreement or any other agreement or instrument related to the Certificates of any Class under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") or under any similar Federal statute and add to such Pass Through Trust Agreement, Intercreditor Agreement, Participation Agreements, Reference Agency Agreement, Liquidity Facilities, Policy, or Policy Provider Agreement such other provisions as may be expressly permitted by the Trust Indenture Act;

           o evidence and provide for a successor Trustee under such Pass Through Trust Agreement and add to or change any of the provisions of such Pass Through Trust Agreement, Intercreditor Agreement, Participation Agreements, Reference Agency Agreement, Liquidity Facilities, Policy, or Policy Provider Agreement as necessary to facilitate the administration of the Trusts under such Pass Through Trust Agreement by more than one Trustee or, as provided in the Intercreditor Agreement, to provide for multiple Liquidity Facilities for such Trust;

           o provide certain information to the Trustee as required in such Pass Through Trust Agreement;

           o add to or change the Certificates of any Class, the Basic Agreement and any Trust Supplement to facilitate the issuance of any Certificates in bearer form or to facilitate or provide for the issuance of any Certificates in global form in addition to or in place of Certificates in certificated form;

           o modify, eliminate, or add to the provisions of such Pass Through Trust Agreement, Intercreditor Agreement, Participation Agreements, Reference Agency Agreement, Liquidity Facilities, Policy, or Policy Provider Agreement to the extent necessary to provide for the issuance of new class C and new class D certificates as described in "-- Possible Refunding of Series C Equipment Notes and Series D Equipment Notes";

           o provide for the delivery of Certificates or any supplement to such Pass Through Trust Agreement in or by means of any computerized, electronic, or other medium, including computer diskette;

           o provide for the guarantee by AMR Corporation or another entity of one or more Indentures, one or more Series of Equipment Notes or of Series E Equipment Notes (other than in connection with the issuance of new series C or new series D equipment notes, or Series E Equipment Notes, subject to obtaining written confirmation from each Rating Agency that the provision of such guarantee will not result in a withdrawal or downgrading of the rating of any Certificates (without regard to the Policy in the case of the Class G Certificates);

           o correct or supplement the description of any property of any Trust;

           o modify, eliminate, or add to the provisions of such Pass Through Trust Agreement or any Participation Agreement or Indenture to reflect the substitution of a substitute aircraft for any Aircraft;

           o to make any other modifications or amendments to the Basic Agreement; provided that such amendments or modifications shall only apply to pass through certificates of one or more series to be thereafter issued; and

           o amend the Policy as required by Section 3.06 of the Policy Provider Agreement and/or 3.07 of the Intercreditor Agreement;

provided, however, that, unless there shall have been obtained from each Rating Agency written confirmation that such supplement would not result in a reduction of the then current rating for Certificates of the relevant Trust or a withdrawal or suspension of the rating of any Class of Certificates, American shall provide the Trustee of the relevant Trust with an opinion of counsel to the effect that such supplement will not cause such Trust to be treated as other than a grantor trust for U.S. federal income tax purposes, unless a PTC Event of Default shall have occurred and be continuing, in which case such opinion shall be to the effect that such supplement will not cause such Trust to become an association taxable as a corporation for U.S.
federal income tax purposes. (Section 9.01)

           Each Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, of supplemental agreements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, Intercreditor Agreement, Participation Agreements, Reference Agency Agreement, Liquidity Facilities, or, with respect to the Class G Trust, the Policy or the Policy Provider Agreement to the extent applicable to such Certificateholders or modifying the rights of the Certificateholders of such Trust, except that no such supplemental agreement may, without the consent of the holder of each Certificate affected thereby:

           o reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes held in such Trust, or distributions in respect of any Certificate of such Trust, or change the date or place of any payment or change the coin or currency in which such Certificate is payable, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due;

           o permit the disposition of any Equipment Note held in such Trust or otherwise deprive such Certificateholders of the benefit of the ownership of the Equipment Notes in such Trust, except as provided in such Pass Through Trust Agreement, the Intercreditor Agreement, or any Liquidity Facility;

           o alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to such Certificateholders;

           o reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in such Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental agreement or for any waiver or modification provided for in such Pass Through Trust Agreement;

           o cause such Trust to become an association taxable as a corporation for U.S. federal income tax purposes; or

           o terminate or modify the Policy, other than amendments expressly permitted to be made without the consent of any Certificateholders as described above.

           If a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver, or supplement under any Indenture, any Participation Agreement, any Equipment Note, or any other related document, the Trustee will forthwith send a notice of such proposed amendment, modification, waiver, or supplement to each Certificateholder of the relevant Trust registered on the register of such Trust as of the date of such notice and to the Policy Provider. The Policy Provider may direct the Class G Trustee with respect to the matters referred to above as long as the Final Distributions on the Class G Certificates have not been fully paid or any Policy Provider Obligations remain outstanding and no Policy Provider Default shall have occurred and be continuing. The Trustee will request from the Certificateholders or the Policy Provider, as the case may be, a direction as to:

           o whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action that a Note Holder or the Controlling Party has the option to take or direct;

           o whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications, or supplements as a Note Holder or as Controlling Party; and

           o how to vote (or direct the Subordination Agent to vote) any Equipment Note if a vote has been called for with respect thereto.

(Section 10.01; Intercreditor Agreement, Section 8.01(b))

           If the Certificateholders are entitled to direct the Trustee, and such a request for Certificateholder direction has been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing):

           o other than as the Controlling Party, the Trustee will vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding Certificates of the relevant Trust; and

           o as the Controlling Party, the Trustee will vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust.

(Section 10.01)

           For purposes of the preceding paragraph, a Certificate is deemed "actually voted" if the Certificateholder has delivered to the Trustee an instrument evidencing such Certificateholder's consent to such direction prior to one Business Day before the Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, the Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver, or supplement under the relevant Indenture, Participation Agreement, Equipment Note, or any other related document, if an Indenture Event of Default under any Indenture has occurred and is continuing, or if such amendment, modification, waiver, or supplement will not materially adversely affect the interests of the Certificateholders. (Section 10.01)

POSSIBLE ISSUANCE OF SERIES E EQUIPMENT NOTES

           American may elect to issue Series E Equipment Notes in connection with some or all of the Aircraft, which would be funded from sources other than this offering. American may elect to fund the sale of the Series E Equipment Notes through the sale of Pass Through Certificates (the "Class E Certificates") issued by a Class E American Airlines 2002-1 Pass Through Trust (the "Class E Trust"). American will not issue any Series E Equipment Notes at any time prior to the consummation of this offering. The ability to issue any Series E Equipment Notes is contingent upon obtaining written confirmation from each Rating Agency that the issuance of such Series E Equipment Notes would not result in a withdrawal or downgrading of the rating of any rated Class of Certificates. If the Class E Certificates are issued, the trustee under the Class E Trust (the "Class E Trustee") will become a party to the Intercreditor Agreement, and the Class E Certificates would be subordinated in right of distribution to the Class G, Class C, and Class D Certificates. See "Description of the Intercreditor Agreement." In addition, after the occurrence and during the continuance of a Triggering Event, the holders of the Class E Certificates (the "Class E Certificateholders") would have certain rights to purchase the Class G, Class C, and Class D Certificates. See "--Purchase Rights of Certificateholders." If Series E Equipment Notes are issued to any person or entity other than the Class E Trust, such Series E Equipment Notes will nevertheless be subject to the provisions of the Intercreditor Agreement that allow the Controlling Party, during the continuance of an Indenture Event of Default, to direct the Loan Trustee in taking action under the applicable Indenture. (Intercreditor Agreement, Section 8.01(c))

POSSIBLE REFUNDING OF SERIES C EQUIPMENT NOTES AND SERIES D EQUIPMENT NOTES

           Under certain conditions, including those set forth below, American may elect to prepay all outstanding Series C Equipment Notes and all outstanding Series D Equipment Notes. The conditions to such a prepayment (a "Refunding") include:

           o A written confirmation from each Rating Agency that the Refunding will not result in a withdrawal or downgrading (a "Ratings Confirmation") of the rating of the Class G Certificates (without regard to the Policy).

           o Issuance by American of new series C and series D equipment notes, issuance and sale of corresponding new certificates from corresponding new pass through trusts and execution of new documentation substantially in the form of the respective agreements and instruments relating to the Series C and Series D Equipment Notes being prepaid and the trusts being terminated. In each case the new arrangements may be effected with changes, amendments, modifications, and supplements to relevant agreements and instruments that may be necessary or advisable to implement changes to the economic terms of the new series C and series D equipment notes (as described below) and conforming and clarifying changes to reflect the Refunding transactions.

           o Sale of at least one class of new pass through certificates to persons unaffiliated with American.

           The proceeds from the issuance and sale of such new certificates by such new pass through trusts will be used to acquire from American the new equipment notes to be held by such pass through trusts.

           The economic terms of any new series of equipment notes may differ from the economic terms of the corresponding series of prepaid Series C or Series D Equipment Notes insofar as:

           o the interest rate of all new equipment notes of either or both series may be changed (provided that the interest rate of all equipment notes of a series shall be the same), and either or both series may provide for specified increases and decreases in the stated interest rate under stated circumstances or solely in the case of the new series D equipment notes, may provide for floating rate interest;

           o the principal amount of the new equipment notes may be increased or decreased; provided that the principal amount of equipment notes of a new series for a given Aircraft may not increase or decrease by more than 20% of the principal amount of the corresponding prepaid Series C or Series D Equipment Notes;

           o the maturity date of all new equipment notes of a series shall be the same and may be made earlier or later by not more than one year before or after the original maturity date of the corresponding prepaid Series C and Series D Equipment Notes; and

           o the amount of premium on prepayment of either or both series of new equipment notes may be changed.

           Following a Refunding, if a series of new equipment notes has been purchased by a new pass through trust with proceeds of new certificates of such pass through trust that were sold to persons unaffiliated with American, such new series of equipment notes may only be prepaid under the circumstances described under "Description of the Equipment Notes -- Redemption." For a new class C pass through trust, American may arrange for a substitute primary liquidity facility that may differ from the Primary Liquidity Facility entered into with respect to the Class C Certificates as of the date of their issuance. For a new class D pass through trust, American may not arrange for a liquidity facility.

           If Series D Equipment Notes are prepaid in connection with a Refunding of Series C and Series D Equipment Notes and new series D equipment notes are purchased by a new pass through trust with proceeds of new certificates that were sold to persons affiliated with American, such new series D equipment notes may be prepaid as part of a subsequent Refunding in which additional new class D certificates are sold to persons unaffiliated with American. In lieu of prepaying both the Series C and Series D Equipment Notes, American will have the right to prepay only the Series C Equipment Notes, in which case the conditions relating to Series D Equipment Notes shall not be applicable. American may thereafter prepay the Series D Equipment Notes, in which case the conditions described above will be applicable to the Series D Equipment Notes and the Ratings Confirmation in respect of the related Refunding shall also apply to the Class C Certificates. Each party to the Intercreditor Agreement will agree to cooperate with American at American's reasonable request to carry out the purpose of the foregoing provisions on the terms and conditions set forth above. Appropriate amendments to reflect the Refunding transactions described above may be made to the Pass Through Trust Agreements, the Intercreditor Agreement, the Participation Agreements, the Indentures and the Liquidity Facilities, in each case, without the consent of any Certificateholder. (Intercreditor Agreement, Exhibit A)

TERMINATION OF THE TRUSTS

           The obligations of American and the applicable Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The applicable Trustee will mail to each Certificateholder of record of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. Payment in full of the Final Distributions to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Section 11.01)

THE TRUSTEES

           The Trustee for each Trust initially will be State Street Bank and Trust Company of Connecticut, National Association. The Trustee's address is State Street Bank and Trust Company of Connecticut, National Association, 225 Asylum Street, Goodwin Square, Hartford, Connecticut 06103, Attention: Corporate Trust Division. American has been informed that (i) US Bank, N.A. and State Street Bank and Trust Company have entered into an agreement for the purchase by US Bank, N.A. of substantially all of the corporate trust business of State Street Bank and Trust Company and its affiliate State Street Bank and Trust Company of Connecticut, National Association (which will act as Pass Through Trustee, Subordination Agent, Loan Trustee and Reference Agent) and (ii) US Bank, N.A. and State Street Bank and Trust Company estimate that such purchase may close in December 2002.

           With certain exceptions, the Trustee makes no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Certificates, the Equipment Notes, the Indentures, the Intercreditor Agreement, the Participation Agreements, any Liquidity Facility, either Policy, or other related documents. (Sections
7.04 and 7.15) The Trustee of any Trust will not be liable to the Certificateholders of such Trust for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in face amount of outstanding Certificates of such Trust. Subject to certain provisions, the Trustee will be under no obligation to exercise any of its rights or powers under any Pass Through Trust Agreement at the request of any holders of Certificates issued thereunder unless there has been offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by such Trustee in exercising such rights or powers. (Section 7.03(e)) Each Pass Through Trust Agreement provides that the applicable Trustee in its individual or any other capacity may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with American with the same rights it would have if it were not the Trustee. (Section 7.05)

BOOK-ENTRY REGISTRATION; DELIVERY AND FORM

           Upon issuance, each of the Class G Certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co. ("Cede"), the nominee of DTC. DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations, and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect Participants"). See "Description of the Pass Through Certificates -- Book-Entry Registration" in the Prospectus for a discussion of the book-entry procedures applicable to the Certificates and the limited circumstances under which definitive certificates may be issued for the Certificates.

           So long as such book-entry procedures are applicable, no person acquiring an interest in such Certificates (a "Certificate Owner") will be entitled to receive a certificate representing such person's interest in such Certificates. Unless and until definitive certificates are issued under the limited circumstances described in the Prospectus, all references in this Prospectus Supplement to actions by Certificateholders of the Class G Certificates shall refer to actions taken by DTC upon instructions from DTC Participants, and all references to distributions, notices, reports, and statements to such Certificateholders will refer, as the case may be, to distributions, notices, reports, and statements to DTC or Cede, as the registered holder of such Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

           Neither American nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Certificates held by Cede, as nominee for DTC, or for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests or for the performance by DTC, any DTC Participant, or any Indirect Participant of their respective obligations under the rules, regulations, and procedures creating and affecting DTC and its operations or any other statutory, regulatory, contractual, or customary procedures governing their operations.

LUXEMBOURG PAYING AGENT

           So long as any of the Class G Certificates are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, the Class G Trust will maintain a paying agent and transfer agent in Luxembourg. We expect that Dexia Banque a Luxembourg will initially act as such paying agent and transfer agent in Luxembourg (together with any subsequent paying agent in Luxembourg, the "Luxembourg Paying Agent").

           Neither American nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Certificates through the Luxembourg Paying Agent, or for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests or for the performance by the Luxembourg Paying Agent of its obligations under the rules, regulations, and procedures of the Luxembourg Stock Exchange or any other statutory, regulatory, contractual, or customary procedures governing its operations.

                     DESCRIPTION OF THE LIQUIDITY FACILITIES

           The following summary describes material terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities. The summary supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Liquidity Facilities and the Intercreditor Agreement and the description of credit enhancements set forth in the Prospectus. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Liquidity Facilities and the Intercreditor Agreement, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by American with the Commission. The provisions of the Primary Liquidity Facilities are substantially identical except as otherwise indicated. The term "Liquidity Facilities" refers to the Primary Liquidity Facilities and the Above-Cap Liquidity Facility. There will be no liquidity facility available with respect to the Class D Certificates.

PRIMARY LIQUIDITY FACILITIES

           GENERAL

           The primary liquidity provider for each of the Class G and Class C Trusts (the "Primary Liquidity Provider") will enter into a separate revolving credit agreement (each, a "Primary Liquidity Facility") with the Subordination Agent with respect to such Trust. Under each Primary Liquidity Facility, the Primary Liquidity Provider will, if necessary, make one or more advances ("Interest Drawings") to the Subordination Agent that will be used solely to make distributions of interest in respect of the Pool Balance of the related Certificates when scheduled, subject to certain limitations. The Primary Liquidity Facility for each of the Class G and Class C Trusts, together, in the case of the Class G Trust, with amounts in the Above-Cap Account, if any, are expected to be sufficient to distribute interest on the related Class of Certificates on up to six consecutive quarterly Regular Distribution Dates at the respective interest rates shown on the cover page of this Prospectus Supplement for the Class G Certificates and at an interest rate initially of % for the Class C Certificates (subject to change as described in "Description of the Certificates -- Possible Refunding of Series C Equipment Notes and Series D Equipment Notes") (the "Stated Interest Rates"). If interest payment defaults occur that exceed the amount covered by or available under the Primary Liquidity Facility for any Trust, and, in the case of the Class G Trust, funds available under the Above-Cap Account, the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. The initial Primary Liquidity Provider with respect to each Trust may be replaced by one or more other entities with respect to any of such Trusts under certain circumstances. Therefore, the Primary Liquidity Provider for the Trusts may differ.

           DRAWINGS

           The initial Maximum Available Commitment available under the Primary Liquidity Facility for the Class G and Class C Trusts will be as follows:

                                                           INITIAL
                                                           MAXIMUM
                                                          AVAILABLE
TRUST                                                     COMMITMENT
-----                                                     ----------
Class G..............................................
Class C..............................................

           Except as otherwise provided below, the Primary Liquidity Facility for each of the Class G and Class C Trusts will enable the Subordination Agent to make Interest Drawings thereunder on any Regular Distribution Date in order to make interest distributions then scheduled for the Certificates of such Trust at the Stated Interest Rate for such Trust to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date is not sufficient to pay such interest. The maximum amount available to be drawn under a Primary Liquidity Facility with respect to any Trust on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Primary Liquidity Facility.

           The "Maximum Available Commitment" at any time under each Primary Liquidity Facility is an amount equal to the then Required Amount of such Primary Liquidity Facility less the aggregate amount of each Interest Drawing then outstanding under such Primary Liquidity Facility at such time, provided that following a Downgrade Drawing, a Final Drawing, or a Non-Extension Drawing under a Primary Liquidity Facility, the Maximum Available Commitment under such Primary Liquidity Facility shall be zero. Notwithstanding the foregoing, in connection with a Refunding as described in "Description of the Certificates -- Possible Refunding of Series C Equipment Notes and Series D Equipment Notes," American could enter into a new primary liquidity facility with respect to the new class C certificates with a different initial amount and Maximum Available Commitment.

           The "Required Amount" under each Primary Liquidity Facility on any day is the aggregate amount sufficient to pay interest on the Pool Balance of the related Certificates at the Capped Interest Rate (in the case of the Class G Certificates) or at the Stated Interest Rate (in the case of the Class C Certificates) on the six successive quarterly Regular Distribution Dates following such date or, if such day is a Regular Distribution Date, on such day and the five succeeding quarterly Regular Distribution Dates, in either case calculated without regard to expected future distributions of principal on such Class of Certificates. The Pool Balance for purposes of the definition of Required Amount with respect to the Primary Liquidity Facility for the Class G Certificates, if any Policy Provider Election with respect to the Class G Certificates has been made, shall be deemed to be reduced by the amount (if positive) by which (a) the outstanding principal balance of each Equipment Note in respect of which such Policy Provider Election has been made shall exceed (b) the amount of any Policy Drawing previously paid by the Policy Provider in respect of principal of such Equipment Note.

           "Capped Interest Rate" for the Class G Certificates is a rate of % per annum.

           The Primary Liquidity Facility for any Class of Certificates does not provide for drawings thereunder to pay for principal of or Break Amount or Prepayment Premium (in the case of the Class G Certificates) or Make-Whole Amount (in the case of the Class C Certificates) on the Certificates of such Class, or to pay principal of or interest, Break Amount, Prepayment Premium, or Make-Whole Amount with respect to the Certificates of any other Class. The Primary Liquidity Facility for the Class G Certificates does not provide for drawings thereunder to pay interest with respect thereto in excess of an amount equal to six full quarterly installments of interest calculated at the Capped Interest Rate for such Class. The Primary Liquidity Facility for the Class C Certificates does not provide for drawings thereunder to pay any interest with respect thereto in excess of the Stated Interest Rate for such Class, or any interest in an aggregate amount in excess of six quarterly installments of interest with respect thereto. (Primary Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.06)

           Each payment by the Primary Liquidity Provider will reduce by the same amount the Maximum Available Commitment under the related Primary Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawings, upon reimbursement of the Primary Liquidity Provider in full or in part for the amount of such Interest Drawings plus accrued interest thereon, the Maximum Available Commitment under such Primary Liquidity Facility will be reinstated by the amount reimbursed but not to exceed the then Required Amount of such Primary Liquidity Facility; provided, however, such Primary Liquidity Facility will not be so reinstated at any time if (i) a Primary Liquidity Event of Default shall have occurred and be continuing and (ii) less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes. Any amounts paid by the Policy Provider to a Primary Liquidity Provider as described in "Description of the Intercreditor Agreement--Intercreditor Rights--Controlling Party" will not reinstate the relevant Primary Liquidity Facility, but any reimbursement of such amounts received by the Policy Provider under the distribution provisions of the Intercreditor Agreement will reinstate the relevant Primary Liquidity Facility to the extent of such reimbursement unless (i) a Primary Liquidity Event of Default shall have occurred and be continuing and (ii) less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes. With respect to any other drawings under such Primary Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. (Primary Liquidity Facilities, Section 2.02(a); Intercreditor Agreement, Section 3.06(g)) Following each reduction of the Pool Balance for the applicable Trust, the Required Amount of the Primary Liquidity Facility for any Trust will be reduced automatically to an amount sufficient to pay interest on the relevant Pool Balance thereof on the next six successive quarterly Regular Distribution Dates (without regard to expected future distributions of principal of such Certificates) at the Capped Interest Rate (in the case of the Class G Certificates) or at the Stated Interest Rate (in the case of the Class C Certificates). (Primary Liquidity Facilities, Section 2.04)

           "Performing Equipment Note" means an Equipment Note issued pursuant to an Indenture with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that in the event of a bankruptcy proceeding involving American under the Bankruptcy Code,
(i) any payment default occurring before the date of the order of relief in such proceeding will not be taken into consideration during the 60-day period under
Section 1110(a)(2)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code) (the "Section 1110 Period"), (ii) any payment default occurring after the date of the order of relief in such proceedings will not be taken into consideration if such payment default is cured under Section 1110(a)(2)(B) of the Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period, and (iii) any payment default occurring after the Section 1110 Period will not be taken into consideration if such payment default is cured before the end of the grace period, if any, set forth in the related Indenture. (Intercreditor Agreement, Section 1.01)

           REPLACEMENT OF PRIMARY LIQUIDITY FACILITIES

           If at any time (i) the short-term corporate credit rating (with respect to Standard & Poor's) or short-term unsecured debt rating (with respect to Moody's) of the Primary Liquidity Provider for either of the Class G or Class C Trusts (or if such Primary Liquidity Provider does not have such a rating issued by a given Rating Agency, the long-term corporate credit rating (with respect to Standard & Poor's) or long-term unsecured debt rating (with respect to Moody's) of such Primary Liquidity Provider) or, if applicable, the short-term corporate credit rating (with respect to Standard & Poor's) or short-term unsecured debt rating (with respect to Moody's) of any guarantor of the obligations of the Primary Liquidity Provider issued by either Rating Agency is lower than the

Threshold Rating or (ii) any guarantee of the Primary Liquidity Provider's obligations under the relevant Primary Liquidity Facility becomes invalid or unenforceable, the Primary Liquidity Facility for such Class may be replaced by a Replacement Primary Facility subject to receipt of the Rating Agencies' written confirmation of their respective ratings (without regard to the Policy) then in effect of the Certificates with respect to which such Primary Liquidity Facility was issued (before downgrading of such ratings, if any, as a result of downgrading of the Primary Liquidity Provider or, if applicable, the downgrading of any guarantor of the obligations of the Primary Liquidity Provider or any such guarantee becoming invalid or unenforceable). If such Primary Liquidity Facility is not replaced with a Replacement Primary Facility within 10 days after the date of the downgrading or such guarantee becomes invalid or unenforceable, the Subordination Agent will draw the then Maximum Available Commitment under such Primary Liquidity Facility (the "Downgrade Drawing"). The Subordination Agent will deposit the proceeds of any Downgrade Drawing into a cash collateral account (the "Primary Cash Collateral Account") for such Class of Certificates and will use these proceeds for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Primary Liquidity Facility would be used. (Primary Liquidity Facilities, Section 2.02(c); Intercreditor Agreement, Sections 3.06(c) and 3.06(f))

           A "Replacement Primary Facility" for any Primary Liquidity Facility will mean an irrevocable revolving credit agreement (or agreements) in substantially the form of the replaced Primary Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit, surety bond, financial insurance policy, or guaranty) as will permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates with respect to which such Primary Liquidity Facility was issued (before downgrading of such ratings, if any, as a result of the downgrading of the Primary Liquidity Provider (without regard to the Policy) or, if applicable, the downgrading of any guarantor of the obligations of the Primary Liquidity Provider or any such guarantee becoming invalid or unenforceable), and which, in the case of a Replacement Primary Facility for the Class G Certificates, shall be consented to by the Policy Provider (which consent shall not be unreasonably withheld or delayed) in a face amount (or in an aggregate face amount) equal to the amount sufficient to pay interest on the Pool Balance of the Certificates of such Trust (at the Capped Interest Rate in the case of the Class G Certificates, and at the Stated Interest Rate, in the case of the Class C Certificates, and without regard to expected future principal distributions) on the six Regular Distribution Dates following the date of replacement of such Primary Liquidity Facility, or, if such date is a Regular Distribution Date, on such day and the five Regular Distribution Dates following such day, and issued by a person (or persons) having debt ratings (or whose guarantor, if applicable, has debt ratings) issued by both Rating Agencies that are equal to or higher than the Threshold Rating. (Intercreditor Agreement, Section 1.01) The provider of any Replacement Primary Facility will have the same rights (including, without limitation, priority distribution rights and rights as Controlling Party) under the Intercreditor Agreement as the replaced Liquidity Provider.

           "Threshold Rating" means (i) a short-term unsecured debt rating of P-1 in the case of Moody's and a short-term corporate credit rating of A-1 in the case of Standard & Poor's and (ii) in the case of any person who does not have a short-term unsecured debt rating from Moody's or a short-term corporate credit rating from Standard & Poor's, then in lieu of such rating from such Rating Agency or Rating Agencies, a long-term unsecured debt rating of A1 in the case of Moody's and a long-term corporate credit rating of A in the case of Standard & Poor's.

           The Primary Liquidity Facility for each of the Class G and Class C Trusts provides that the Primary Liquidity Provider's obligations thereunder will expire on the earliest of:

           o 364 days after the initial issuance date of the Certificates (counting from, and including, such issuance date);

           o the date on which the Subordination Agent delivers to such Primary Liquidity Provider a certification that Final Distributions on all of the Certificates of such Trust have been paid in full or provision has been made for such payment;

           o the date on which the Subordination Agent delivers to such Primary Liquidity Provider a certification that a Replacement Primary Facility has been substituted for such Primary Liquidity Facility;

           o the fifth Business Day following receipt by the Subordination Agent of a Termination Notice from such Primary Liquidity Provider (see "-- Primary Liquidity Events of Default"); and

           o the date on which no amount is or may (including by reason of reinstatement) become available for drawing under such Primary Liquidity Facility.

           Each Primary Liquidity Facility provides that it may be extended for 364-day periods by mutual agreement of the relevant Primary Liquidity Provider and the Subordination Agent. Under specified circumstances, the initial Primary Liquidity Provider may extend the Primary Liquidity Facility beyond any such 364-day period to as late as the date that is 15 days after the Final Legal Distribution Date for the relevant Class of Certificates.

           The Intercreditor Agreement will provide for the replacement of the Primary Liquidity Facility for any Trust if such Primary Liquidity Facility is scheduled to expire earlier than 15 days after the Final Legal Distribution Date for the Certificates of such Trust and such Primary Liquidity Facility is not extended at least 25 days prior to its then scheduled expiration date. If such Primary Liquidity Facility is not so extended or replaced by the 25th day prior to its then scheduled expiration date, the Subordination Agent shall request a drawing in full up to the then Maximum Available Commitment under such Primary Liquidity Facility (the "Non-Extension Drawing"). The Subordination Agent will hold the proceeds of the Non-Extension Drawing in the Primary Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Primary Liquidity Facility would be used. (Primary Liquidity Facilities, Section 2.02(b); Intercreditor Agreement, Sections 3.06(d) and 3.06(f))

           Subject to certain limitations, American may, at its option, arrange for a Replacement Primary Facility at any time to replace the Primary Liquidity Facility for any Trust (including without limitation any Replacement Primary Facility described in the following sentence). In addition, if any Primary Liquidity Provider determines not to extend any Primary Liquidity Facility, then such Primary Liquidity Provider may, at its option, arrange for a Replacement Primary Facility acceptable to American to replace such Primary Liquidity Facility during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such Primary Liquidity Facility. The Primary Liquidity Provider may also arrange for a Replacement Primary Liquidity Facility to replace a Primary Liquidity Facility at any time after it has extended the expiration of such Primary Liquidity Facility for a period in excess of a 364-day period and as late as 15 days after the Final Legal Distribution Date for such Class of Certificates. If a Replacement Primary Facility is provided at any time after a Downgrade Drawing or a Non-Extension Drawing under any Primary Liquidity Facility, the funds with respect to such Primary Liquidity Facility on deposit in the Primary Cash Collateral Account for such Trust will be returned to the Primary Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.06(e))

           Upon receipt by the Subordination Agent of a Termination Notice (as defined under "--Primary Liquidity Events of Default" below) with respect to any Primary Liquidity Facility from the relevant Primary Liquidity Provider, the Subordination Agent shall request a final drawing (a "Final Drawing") under such Primary Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will hold the proceeds of the Final Drawing in the Primary Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Primary Liquidity Facility would be used. (Primary Liquidity Facilities, Section 2.02(d); Intercreditor Agreement, Sections 3.06(f) and 3.06(i))

           Drawings under any Primary Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by such Primary Liquidity Facility. Upon receipt of such a certificate, the relevant Primary Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the relevant Primary Liquidity Provider of the amount specified in any drawing under any Primary Liquidity Facility, such Primary Liquidity Provider will be fully discharged of its obligations under such Primary Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Primary Liquidity Facility in respect of such drawing to the Subordination Agent or any other person.

           REIMBURSEMENT OF DRAWINGS

           The Subordination Agent must reimburse amounts drawn under any Primary Liquidity Facility by reason of an Interest Drawing, Final Drawing, Downgrade Drawing, or Non-Extension Drawing and interest thereon, but only to the extent that the Subordination Agent has funds available therefor.

           INTEREST DRAWINGS AND FINAL DRAWINGS

           Amounts drawn under any Primary Liquidity Facility by reason of an Interest Drawing or Final Drawing (each, a "Drawing") will be immediately due and payable to the Primary Liquidity Provider, together with interest on the amount of such drawing. From the date of such drawing to (but excluding) the third business day following the Primary Liquidity Provider's receipt of the notice of such Interest Drawing, interest will accrue at the Base Rate plus 2.50% per annum. Thereafter, interest will accrue at Liquidity Facility LIBOR for the applicable interest period plus 2.50% per annum. In the case of a Final Drawing, however, the Subordination Agent may convert the Final Drawing into a drawing bearing interest at the Base Rate plus 2.50% per annum on the last day of an interest period for such Drawing.

           "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for each day of the period for which the Base Rate is to be determined (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the applicable Liquidity Provider from three Federal funds brokers of recognized standing selected by it (and reasonably satisfactory to American) plus one quarter of one percent (0.25%).

           "Liquidity Facility LIBOR" means, with respect to any interest period, the rate per annum appearing on display page 3750 (British Bankers Association -- LIBOR) of the Dow Jones Markets Service (or any successor or substitute therefor) at approximately 11:00 A.M. (London time) two London business days before the first day of such interest period as the rate for dollar deposits with a maturity comparable to such interest period, or if such rate is not available, a rate per annum determined by certain alternative methods.

           DOWNGRADE DRAWINGS AND NON-EXTENSION DRAWINGS

           The amount drawn under any Primary Liquidity Facility by reason of a Downgrade Drawing or a Non-Extension Drawing and deposited in a Primary Cash Collateral Account will be treated as follows:

           o such amount will be released on any Distribution Date to the Primary Liquidity Provider to pay any obligations to the Primary Liquidity Provider to the extent such amount exceeds the Required Amount;

           o any portion of such amount withdrawn from the Primary Cash Collateral Account for such Certificates to pay interest distributions on such Certificates will be treated in the same way as Interest Drawings; and

           o the balance of such amount will be invested in certain specified eligible investments.

           Any Downgrade Drawing or Non-Extension Drawing under any of the Primary Liquidity Facilities, other than any portion thereof applied to the payment of interest distributions on the Certificates, will bear interest (x) subject to clause (y) below, at a rate equal to (i) from the date of such drawing to (but excluding) the third Business Day following the Primary Liquidity Provider's receipt of the notice of such Downgrade Drawing or Non-Extension Drawing, at the Base Rate and (ii) thereafter, at Liquidity Facility LIBOR for the applicable period (and in either case will continue to be subject to the payment of a commitment fee on the amount of such Downgrade Drawing or Non-Extension Drawing) and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under "-- Primary Liquidity Events of Default," at a rate equal to Liquidity Facility LIBOR for the applicable interest period (or, as described in the first paragraph under "-- Interest Drawings and Final Drawings," the Base Rate) plus 2.50% per annum.

           PRIMARY LIQUIDITY EVENTS OF DEFAULT

           Events of default under each Primary Liquidity Facility (each, a "Primary Liquidity Event of Default") will consist of:

           o         the acceleration of all the Equipment Notes; or

           o         certain bankruptcy or similar events involving American.
                     (Primary Liquidity Facilities, Section 1.01)

           If (i) any Primary Liquidity Event of Default under any Primary Liquidity Facility has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes, the applicable Primary Liquidity Provider may, in its discretion, give a notice of termination of such Primary Liquidity Facility (a "Termination Notice"). The Termination Notice will have the following consequences:

           o the related Primary Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent;

           o the Subordination Agent will request promptly, and the Primary Liquidity Provider will honor, a Final Drawing thereunder in an amount equal to the then Maximum Available Commitment thereunder;

         o any Drawing remaining unreimbursed as of the date of termination will be converted automatically into a Final Drawing under such Primary Liquidity Facility; and

         o all amounts owing to the Primary Liquidity Provider will become immediately due and payable.

         Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the applicable Primary Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under "Description of the Intercreditor Agreement -- Priority of Distributions." (Primary Liquidity Facilities, Section 6.01)

         Upon the circumstances described under "Description of the Intercreditor Agreement -- Intercreditor Rights," a Primary Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.06(c))

         PRIMARY LIQUIDITY PROVIDER

         The initial Liquidity Provider for each of the Class G and Class C Trusts will be Citibank, N.A. Citibank, N.A. is an affiliate of Salomon Smith Barney Inc., which will act as an underwriter in this offering.

         Citibank, N.A. has a long-term unsecured debt rating of Aa1 from Moody's and a long-term corporate credit rating of AA from Standard & Poor's and a short-term unsecured debt rating of P1 from Moody's and a short-term corporate credit rating of A-1+ from Standard & Poor's.

         Citibank, N.A. intends to find a replacement primary liquidity provider as soon as is feasible.

         ABOVE-CAP LIQUIDITY FACILITY

         GENERAL

         The Above-Cap Liquidity Provider for the Class G Trust will enter into an irrevocable interest rate cap agreement (the "Above-Cap Liquidity Facility") with the Subordination Agent with respect to such Trust.

         PAYMENTS

         Under the Above-Cap Liquidity Facility, the Above-Cap Liquidity Provider will make payments (each, an "Above-Cap Payment") on any Distribution Date if (i) after giving effect to the provisions of the Intercreditor Agreement (but without regard to drawings under the related Primary Liquidity Facility or withdrawals from the related Primary Cash Collateral Account or Above-Cap Account), the Subordination Agent does not have sufficient funds for the payment of interest on the Class G Certificates, and (ii) then effective LIBOR exceeds Capped LIBOR, in an amount equal to (regardless of whether any portion of such amount has been or is being funded by the relevant Primary Liquidity Provider as an Interest Drawing) the product of (x) the excess of LIBOR over Capped LIBOR, multiplied by (y) the Pool Balance of the Class G Certificates, multiplied by
(z) the actual days elapsed in the applicable interest period divided by 360. "Capped LIBOR" is equal to % per annum.

         An Above-Cap Payment under the Above-Cap Liquidity Facility will be made to the Subordination Agent, which will immediately deposit such Above-Cap Payment in the Above-Cap Account to be available for withdrawals as described in "--Above-Cap Account" below. The Above-Cap Liquidity Facility will be available to make payments only as long as the related Primary Liquidity Facility is available to be drawn or there are amounts available to be withdrawn in the related Primary Cash Collateral Account or the Above-Cap Account.

         The Above-Cap Liquidity Facility does not provide for payments thereunder to pay for principal of, or Break Amount or Prepayment Premium on, the Certificates of such Class or to pay principal of, or interest, Break Amount, Prepayment Premium, or Make-Whole Amount on, the Certificates of any other Class. (Intercreditor Agreement, Section 3.06.) The Subordination Agent will have no obligation to reimburse the Above-Cap Liquidity Provider for any Above-Cap Payment.

         EARLY TERMINATION

         If at any time the Above-Cap Liquidity Provider fails to meet the Threshold Rating, then the Above-Cap Liquidity Facility may be replaced by a Replacement Above-Cap Liquidity Facility subject to receipt of the Rating Agencies' written confirmation of their respective ratings (without regard to the Policy) then in effect of the Class G Certificates (before downgrading of such ratings as a result of the downgrading of the Above-Cap Liquidity Provider). If such Above-Cap Liquidity Facility is not replaced with a Replacement Above-Cap Liquidity Facility within 10 days of such downgrading or, if earlier, by the expiration date of such Above-Cap Liquidity Facility, the Above-Cap Liquidity Provider will pay to the Subordination Agent for deposit into a reserve account (the "Above-Cap Reserve Account") for the benefit of the Class G Certificates an amount in cash (the "Above-Cap Reserve Amount") equal to the product of:

         o        1.528, multiplied by

         o        % per annum minus Capped LIBOR, multiplied by

         o        the Pool Balance of the Class G Certificates,

plus all other unpaid amounts then due under the Above-Cap Liquidity Facility. Upon the payment, the Above-Cap Liquidity Facility shall terminate.

         The Above-Cap Liquidity Facility may be terminated upon the occurrence of certain other specified events with respect to the Above-Cap Liquidity Provider and upon the occurrence of any such event the Above-Cap Liquidity Provider is obligated to pay the Above-Cap Reserve Amount into the Above-Cap Reserve Account.

         A "Replacement Above-Cap Liquidity Facility" for the Above-Cap Liquidity Facility will mean an irrevocable interest rate cap agreement (or agreements) in substantially the form of the replaced Above-Cap Liquidity Facility, or in such other form as will permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Class G Certificates (without regard to the Policy and before downgrading of such ratings, if any, as a result of the downgrading of the Above-Cap Liquidity Provider) and issued by a person (or persons) having debt ratings issued by both Rating Agencies that are equal to or higher than the Threshold Rating and which person will be consented to by the Policy Provider (which consent shall not be unreasonably withheld or delayed); provided that in certain circumstances involving imposition of withholding taxes upon payments to be made by the Above-Cap Liquidity Provider,
(i) no prior ratings confirmation or consent of the Policy Provider will be required if the initial Above-Cap Liquidity Provider assigns all of its rights and obligations under the Above-Cap Liquidity Facility to one of its offices or pre-identified affiliates then meeting the Threshold Rating requirement and (ii) no consent of the Policy Provider will be required if such assignment is made by the initial Above-Cap Liquidity Provider to one of its affiliates other than such pre-identified affiliates. (Intercreditor Agreement, Section 1.01)

         Amounts will be withdrawn from the Above-Cap Reserve Account and deposited in the Above-Cap Account as needed, to be used for the same purposes and under the same circumstances, and subject to the same conditions, as Above-Cap Payments under the related Above-Cap Liquidity Facility (were such Above-Cap Liquidity Facility still in effect) would be used. Cash deposited into the Above-Cap Reserve Account will be invested in certain specified eligible investments.

         The Above-Cap Liquidity Facility provides that the Above-Cap Liquidity Provider's obligations thereunder will expire on the earlier of the first Business Day after (i) the Final Legal Distribution Date for the Class G Certificates and (ii) the date on which the Pool Balance of the Class G Trust equals zero.

         ABOVE-CAP ACCOUNT

         The Subordination Agent will maintain an account (the "Above-Cap Account") for the Class G Trust into which Above-Cap Payments made by the Above-Cap Liquidity Provider will be deposited. If, on any Distribution Date, after giving effect to the subordination provisions of the Intercreditor Agreement and after giving effect to any Interest Drawing under the relevant Primary Liquidity Facility or withdrawals from the related Primary Cash Collateral Account, there are insufficient funds available to the Subordination Agent to pay interest on the Class G Certificates (regardless of whether LIBOR is lower or higher than the Capped LIBOR), the Subordination Agent shall make a withdrawal from the related Above-Cap Account to fund such shortfall to the extent funds are available in such Above-Cap Account (after giving effect to any Above-Cap Payment or any transfer required from the Above-Cap Reserve Account).

         Amounts deposited into the Above-Cap Account are not available to pay principal of or Break Amount (if any), Prepayment Premium (if any), Make-Whole Amount (if any), with respect to any Certificates. On the earlier of the first Business Day after (i) the Final Legal Distribution Date for the Class G Certificates and (ii) the date of payment in full of Final Distributions with respect to the

Class G Certificates, the Subordination Agent will pay to the Above-Cap Liquidity Provider an amount equal to the sum of the amounts remaining in the Above-Cap Account and the Above-Cap Reserve Account, if any.

         Amounts available under the Above-Cap Liquidity Facility, together with the maximum amount of Interest Drawings available under the related Primary Liquidity Facility, are expected to be sufficient to pay interest (calculated at the Stated Interest Rate for such Class of Certificates) on the Class G Certificates on up to six consecutive Regular Distribution Dates (without regard to any expected future payments of principal on such Certificates).

         Notwithstanding the subordination provisions of the Intercreditor Agreement, the holders of the Class G Certificates will be entitled to receive and retain the proceeds of withdrawals from the Above Cap-Account.

         INITIAL ABOVE-CAP LIQUIDITY PROVIDER

         The initial Above-Cap Liquidity Provider for the Class G Trust will be Credit Suisse First Boston International ("CSFBI") (the "Above-Cap Liquidity Provider" and, together with each Primary Liquidity Provider, the "Liquidity Providers"), an affiliate of Credit Suisse First Boston Corporation, one of the underwriters in this offering. CSFBI is an unlimited liability company incorporated in England and Wales. Its principal business is banking, including the trading of derivative products linked to interest rates, equities, foreign exchange and credit. CSFBI is an authorized institution under the Banking Act of 1987 and is regulated by The Financial Services Authority. CSFBI has a short-term debt rating of P-1 from Moody's and a short-term corporate credit rating of A-1+ (negative outlook) from Standard & Poor's, and a long-term debt rating of Aa3 (negative outlook) from Moody's and a long-term corporate credit rating of AA- (negative outlook) from Standard & Poor's.

           DESCRIPTION OF THE POLICY AND THE POLICY PROVIDER AGREEMENT

         The following summary describes certain terms of the Policy and certain material provisions of the Policy Provider Agreement relating to the Policy. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Policy, which will be filed as an exhibit to a Current Report on Form 8-K to be filed by American with the Commission. Certain defined terms used in this summary are defined below under "--Definitions."

THE POLICY

         The Policy Provider will issue a financial guarantee insurance policy (the "Policy") in favor of the Subordination Agent for the benefit of the holders of the Class G Certificates. The Policy does not cover any amounts payable on any other Class of Certificates. The Intercreditor Agreement directs the Subordination Agent to make a drawing under the Policy for the Class G Certificates under the following five circumstances:

         INTEREST DRAWINGS

         If, on any Regular Distribution Date (other than the Final Legal Distribution Date) for the Class G Certificates, after giving effect to the application of funds in accordance with the priorities set forth under "Description of the Intercreditor Agreement--Priority of Distributions," and

         o any drawings paid under the Primary Liquidity Facility for the Class G Certificates in respect of accrued interest on such Certificates,

         o any withdrawal of funds from the Primary Cash Collateral Account for the Class G Certificates in respect of such interest, and

         o any withdrawal from the Above-Cap Account in respect of such interest (collectively with the amounts described in the two previous bullet points, "Prior Funds"),

the Subordination Agent does not then have sufficient funds available for the payment of all amounts of interest scheduled for distribution on the Class G Certificates at the applicable Stated Interest Rate, the Subordination Agent is to request a Policy Drawing under the Policy in an amount sufficient to enable the Subordination Agent to distribute such interest.

         PROCEEDS DEFICIENCY DRAWING

         If the Subordination Agent receives a Special Payment consisting of proceeds of the Disposition of any Defaulted Series G Equipment Note or the related Collateral under (and as defined in) the related Indenture and after giving effect to the subordination provisions of the Intercreditor Agreement and (if such Disposition occurs prior to a Policy Provider Election with respect to such Defaulted Series G Equipment Note) to the application of Prior Funds, the Subordination Agent does not have sufficient funds available to reduce the outstanding Pool Balance for the Class G Certificates by an amount equal to the outstanding principal amount of such Defaulted Series G Equipment Note (determined immediately prior to receipt of such Disposition proceeds) plus accrued and unpaid interest on the amount of such reduction at the Stated Interest Rate for the Class G Certificates from the immediately preceding Regular Distribution Date, then on any Policy Business Day elected by the Subordination Agent upon 20 days notice to the Policy Provider, the Policy Provider will pay to the Subordination Agent an amount sufficient to enable the Subordination Agent, after giving effect to the application of such Disposition proceeds and (if such Disposition occurs prior to a Policy Provider Election with respect to such Defaulted Series G Equipment Note) Prior Funds, the amount, if any, required to reduce the Pool Balance of the Class G Certificates by an amount equal to the outstanding principal amount of such Defaulted Series G Equipment Note (less the amount of any Policy Drawings previously paid by the Policy Provider in respect of principal on such Defaulted Series G Equipment
Note) plus accrued and unpaid interest on the amount of reduction at the Stated Interest Rate for the Class G Certificates from the immediately preceding Regular Distribution Date.

         NO PROCEEDS DRAWING

         On the first Policy Business Day (which shall be a Special Distribution
Date) that is 21 months after the last date on which full payment was made on a Series G Equipment Note as to which there has subsequently been a failure to pay principal or that has been accelerated, if there has not previously been a Proceeds Deficiency Drawing as described in the preceding paragraph with respect to such Equipment Note, then on that Special Distribution Date the Subordination Agent will request a drawing under the Policy in an amount equal to the then outstanding principal amount of such Defaulted Series G Equipment Note plus accrued and unpaid interest thereon at the Stated Interest Rate for the Class G Certificates from the immediately preceding Regular Distribution Date to such Special Distribution Date. The Subordination Agent is to give prompt notice to each Trustee, the Liquidity Providers and the Policy Provider establishing the Special Distribution Date, which notice is to be given not less than 25 days prior to such Special Distribution Date. After the payment by the Policy Provider in full of the requested drawing, the Subordination Agent will have no right to make any further drawing under the Policy in respect of the Defaulted Series G Equipment Note except for an Avoidance Drawing as described below.

         Notwithstanding the foregoing, at the end of any such 21-month period the Policy Provider may, so long as no Policy Provider Default shall have occurred and be continuing, by giving notice to the Subordination Agent at least five days prior to the end of such 21-month period, elect (the "Policy Provider Election") instead to pay:

         o on such Special Distribution Date an amount equal to the scheduled principal and interest payable but not paid on the Defaulted Series G Equipment Note (without regard to the acceleration thereof) during such 21-month period (after giving effect to the application of funds received from the related Primary Liquidity Facility, the related Primary Cash Collateral Account, and the Above-Cap Account, in each case with respect to such interest) and

         o thereafter, on each Regular Distribution Date, an amount equal to the scheduled principal and interest payable on the Defaulted Series G Equipment Note on the related payment date (without regard to any acceleration thereof or any funds available under any Primary Liquidity Facility, any Primary Cash Collateral Account, or the Above-Cap Account) until the establishment of an Election Distribution Date or of a Special Distribution Date as provided in the next paragraph.

         Following a Policy Provider Election, on any Policy Business Day (which shall be a Special Distribution Date) elected by the Policy Provider upon 20 days notice to the Subordination Agent, the Policy Provider may (notwithstanding the Policy Provider Election) request the Subordination Agent to, and the Subordination Agent shall, make a Policy Drawing for an amount equal to the then outstanding principal balance of the Defaulted Series G Equipment Note (less any drawings previously paid by the Policy Provider in respect of principal on such Defaulted Series G Equipment Note) and accrued and unpaid interest thereon at the Stated Interest Rate for the Class G Certificates from the immediately preceding Regular Distribution Date to such Special Distribution Date.

         Further, after a Policy Provider Election, following the occurrence and continuation of a Policy Provider Default, the Subordination Agent shall be required on a Policy Business Day specified by the Subordination Agent upon 20 days notice to the Policy Provider (such specified Policy Business Day, an "Election Distribution Date,"which shall be a Special Distribution Date) to make a Policy Drawing under the Policy for an amount equal to the then outstanding principal balance of the Defaulted Series G Equipment Note (less any Policy Drawings previously paid by the Policy Provider in respect of principal on such Defaulted Series G Equipment Note) and accrued and unpaid interest thereon at the Stated Interest Rate for the Class G Certificates from the immediately preceding Regular Distribution Date to such Election Distribution Date.

         Regardless of whether or not the Policy Provider makes a Policy Provider Election, the Policy Provider shall, at the end of the 21-month period, endorse the Policy (if not already endorsed to so provide) to provide for the payment to the Primary Liquidity Provider with respect to the Class G Certificates of interest accruing on the outstanding drawings of the related Primary Liquidity Facility from and after the end of such 21-month period as and when such interest becomes due in accordance with such Primary Liquidity Facility.

         FINAL POLICY DRAWING

         If on the Final Legal Distribution Date of the Class G Certificates, after giving effect to the application of funds in accordance with the priorities set forth under "Description of the Intercreditor Agreement - Priority of Distributions," and the application of any Prior Funds, the Subordination Agent does not then have sufficient funds available for the payment in full of the Final Distributions (calculated as at such date but excluding any unpaid Break Amount or Prepayment Premium) on the Class G Certificates, the Subordination Agent shall request a Policy Drawing under the Policy in an amount sufficient to enable the Subordination Agent to pay in full such Final Distributions (calculated as at such date but excluding any unpaid Break Amount or Prepayment Premium) on the Class G Certificates.

         AVOIDANCE DRAWING

         If at any time the Subordination Agent has actual knowledge of the issuance of any Order prior to the expiration of the Policy, the Subordination Agent is to give prompt notice to each Trustee, American, each Liquidity Provider and the Policy Provider of such Order and establish as a Special Distribution Date the date that is the earlier of the third Business Day that immediately precedes the expiration of the Policy and the Business Day that immediately follows the 25th day after the Subordination Agent's notice. With respect to that Special Distribution Date, the Subordination Agent is to request a Policy Drawing for the relevant Preference Amount and to deliver to the Policy Provider a copy of the documentation required by such Policy with respect to such Order.

GENERAL

         All requests by the Subordination Agent for a Policy Drawing under the Policy are to be made by the Subordination Agent no later than 1:00 p.m. (New York City time) on (or, in the case of any Preference Amount, at least three Business Days prior to) the applicable Distribution Date in the form required by the Policy and delivered to the Policy Provider in accordance with the Policy. All proceeds of any Policy Drawing are to be deposited by the Subordination Agent in the policy account established by the Subordination Agent pursuant to the Intercreditor Agreement (the "Policy Account") and used by the Class G Trustee for distribution to the holders of the Class G Certificates without regard to the subordination provisions of the Intercreditor Agreement. In the case of any Preference Amounts, however, all or part of the Policy Drawing will be paid directly to the receiver, conservator, debtor-in-possession, or trustee in bankruptcy to the extent such amounts have not been paid by the Certificateholders. If any request for a Policy Drawing is rejected because it does not satisfy the requirements of the relevant Policy, the Subordination Agent will be required to resubmit the request so as to satisfy those requirements.

         The Policy provides that if such a request by the Subordination Agent for a policy drawing is properly submitted or resubmitted it will pay to the Subordination Agent for deposit in the Policy Account the applicable payment under such Policy no later than 3:00 p.m. on the later of the relevant Distribution Date and the date the request is received by the Policy Provider (if the request is received by 1:00 p.m. on such date) or on the next Policy Business Day (if the request is received after that time).

         The Policy Provider will be subrogated to all of the rights of the holders of the Class G Certificates to payment on the Class G Certificates to the extent of the payments made under the Policy. Once any payment made under the Policy is received by the Subordination Agent, the Policy Provider will have no further obligation in respect of those payments, regardless of whether or not the funds are properly distributed by the Subordination Agent or the Class G Trustee. The Policy Provider shall not be required to make any payment except at the times and in the amounts expressly set forth in the Policy.

         The Policy does not cover (i) shortfalls, if any, attributable to the liability of the Class G Trusts, the Class G Trustee, or the Subordination Agent for withholding taxes, if any (including interest and penalties in respect of that liability), (ii) any Break Amount or Prepayment Premium that at any time may become due on or with respect to the Class G Certificates, or (iii) any failure of the Subordination Agent or the Trustee to make any payment due to the holders of the Class G Certificates for the Class G Trust from funds received.

         The Policy is noncancellable. The Policy expires and terminates without any action on the part of the Policy Provider or any other person on the date that is one year and one day following the date on which the Final Distributions are fully paid on the Class G Certificates, unless an Insolvency Proceeding exists, in which case the Policy expires and terminates on the later of (i) the date of the conclusion or dismissal of such Insolvency Proceeding without continuing jurisdiction by the court in such Insolvency Proceeding and (ii) the date on which the Policy Provider has made all payments required to be made under the terms of such Policy in respect of a Preference Amount. No portion of the premium under the Policy is refundable for any reason.

         The Policy is issued under and pursuant to and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles that might invoke the substantive laws of other jurisdictions.

DEFINITIONS

         "Insolvency Proceeding" means the commencement of any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities, or similar proceedings by or against American or any Liquidity Provider and the commencement of any proceedings by American or any Liquidity Provider for the winding up or liquidation of its affairs or the consent to the appointment of a trustee, conservator, receiver, or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities, or similar proceedings of or relating to American or any Liquidity Provider.

         "Order" means the order referred to in the definition of the term "Preference Amount."

         "Policy Business Day" means any day that is not a Saturday, a Sunday, or other day on which insurance companies in New York, New York or commercial banking institutions in the cities in which the Corporate Trust Office of the Subordination Agent or the Policy Provider (or its fiscal agent) are located are authorized or obligated by law or executive order to close.

         "Preference Amount" means, with respect to the Policy any amount paid or required to be paid in respect of the Class G Certificates to a Class G Certificateholder that is voided under any applicable bankruptcy, insolvency, receivership, or similar law in an Insolvency Proceeding as a result of which the Class G Trustee, the Subordination Agent, or any holder of the Class G Certificates (as the case may be) is required to return all or any portion of such voided payment (including any disgorgement from the holders of the Class G Certificates resulting from an Insolvency Proceeding whether such disgorgement is determined by a theory of preferential conveyance or otherwise) in accordance with a final, nonappealable order of a court of competent jurisdiction.

THE POLICY PROVIDER AGREEMENT

         The Subordination Agent, American, the Class G Trustee and the Policy Provider will enter into an insurance and indemnity agreement (the "Policy Provider Agreement") to be dated as of the Issuance Date. Under the Policy Provider Agreement, the Subordination Agent will agree to reimburse the Policy Provider for drawings paid under the Policy. These rights to reimbursement from the Subordination Agent are subject, pursuant to the terms of the Policy Provider Agreement and the Intercreditor Agreement, to the priorities set forth in the Intercreditor Agreement. Pursuant to a policy fee letter (the "Policy Fee Letter"), American and the Subordination Agent (but without duplication) will agree to pay the Policy Provider a premium for the Policy based on the Pool Balance of the Class G Certificates and a fee in connection with certain prepayments of the Class G Certificates and to reimburse the Policy Provider for certain expenses.

                   DESCRIPTION OF THE INTERCREDITOR AGREEMENT

         The following summary describes certain material provisions of the Intercreditor Agreement (the "Intercreditor Agreement") among the Trustees, the Liquidity Providers, the Policy Provider, and State Street Bank and Trust Company of Connecticut, National Association, as subordination agent (the "Subordination Agent"). The summary supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Intercreditor Agreement and the description of credit enhancements set forth in the Prospectus. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Intercreditor Agreement, which will be filed as an exhibit to a Current Report on Form 8-K to be filed by American with the Commission.

INTERCREDITOR RIGHTS

         GENERAL

         The Equipment Notes relating to each Trust will be issued to and registered in the name of the Subordination Agent as agent and trustee for the Trustee of such Trust.

         CONTROLLING PARTY

         With respect to any Indenture at any given time, the Loan Trustee under such Indenture will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture, so long as no Indenture Event of Default shall have occurred and be continuing thereunder. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the Trustees of the Trusts in the Trust Property of which are Equipment Notes constituting, in the aggregate, the required principal amount of Equipment Notes, except that, so long as the Final Distributions on the Class G Certificates have not been paid in full or any Policy Provider Obligations remain outstanding and no Policy Provider Default shall have occurred and be continuing, the Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the Policy Provider rather than the Class G Trustee with respect to the Series G Equipment Notes. (Intercreditor Agreement, Section 2.06)

         At any time after an Indenture Event of Default has occurred and is continuing under an Indenture, the Loan Trustee under such Indenture will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related Aircraft, by the Controlling Party, subject to the limitations described below. (Intercreditor Agreement, Section 2.06) Notwithstanding the foregoing, no amendment, modification, consent, or waiver will, without the consent of each Primary Liquidity Provider and the Policy Provider, reduce the amount of principal or interest payable by American under any Equipment Note. (Intercreditor Agreement, Section 8.01(b)) See "Description of the Certificates -- Indenture Events of Default and Certain Rights upon an Indenture Event of Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees.

         Subject to the following paragraph, at any time prior to the time that Final Distributions have been paid in full to the holders of the Class G Certificates and/or at any time when any obligations payable to the Policy Provider under the Intercreditor Agreement remain outstanding, so long as no Policy Provider Default has occurred and is continuing, the Policy Provider will be the "Controlling Party"; at any other time the "Controlling Party" will be:

         o if Final Distributions have not been paid in full to the holders of the Class G Certificates, the Class G Trustee;

         o if Final Distributions have been paid in full to the holders of Class G Certificates, but not to the holders of the Class C Certificates, the Class C Trustee; and

         o if Final Distributions have been paid in full to the holders of Class C Certificates, the Class D Trustee.

         At any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under any Primary Liquidity Facility has been drawn (for any reason other than a Downgrade Drawing or a Non-Extension Drawing) and remains unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing has been withdrawn from the relevant Primary Cash Collateral Account to pay interest on the relevant Class of Certificates or has been converted into a Final Drawing and remains unreimbursed and (z) the date on which all Equipment Notes have been accelerated, the Primary Liquidity Provider with the greatest amount of unreimbursed Liquidity Obligations (but not including a Primary Liquidity Provider that has defaulted in its obligation to make any advance under its Primary Liquidity Facility) will have the right to become the Controlling Party with respect to any Indenture; provided that if the Policy Provider pays to each Primary Liquidity Provider all outstanding drawings and interest thereon owing to such Primary Liquidity Provider under such Primary Liquidity Facilities as of the end of such 18 month period, the Policy Provider shall remain the Controlling Party so long as no Policy Provider Default has occurred and is continuing and the Policy Provider thereafter pays to the Primary Liquidity Provider with respect to the Class G Certificates all subsequent drawings, together with accrued interest thereon, under the related Primary Liquidity Facility as and when such obligations become due (and if a Policy Provider Default has occurred and is continuing, the Primary Liquidity Provider with the highest amount of unreimbursed Liquidity Obligations, if it so elects, shall become the Controlling Party). (Intercreditor Agreement, Section 2.06)

         For purposes of giving effect to the rights of the Controlling Party, the Trustees (other than the Controlling Party) shall irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record Note Holder, will exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party. (Intercreditor Agreement, Sections 2.06 and 8.01(b)) For a description of certain limitations on the Controlling Party's rights to exercise remedies, see "-- Sale of Equipment Notes or Aircraft" and "Description of the Equipment Notes -- Remedies."

         "Final Distributions" means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest in respect of such Certificates and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date. For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any Break Amount, Prepayment Premium or Make-Whole Amount paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such Break Amount, Prepayment Premium, or Make-Whole Amount or a portion thereof applied to the distributions of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions. (Intercreditor Agreement, Section 1.01)

         "Policy Provider Default" shall mean the occurrence of any of the following events (a) the Policy Provider fails to make a payment required under the Policy in accordance with its terms and such failure remains unremedied for two Business Days following the delivery of written notice of such failure to the Policy Provider or (b) the Policy Provider (i) files any petition or commences any case or proceeding under any provisions of any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization, (ii) makes a general assignment for the benefit of its creditors, or (iii) has an order for relief entered against it under any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization that is final and nonappealable, or (c) a court of competent jurisdiction, the New York Insurance Department or another competent regulatory authority enters a final and nonappealable order, judgment, or decree (i) appointing a custodian, trustee, agent, or receiver for the Policy Provider or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent, or receiver of the Policy Provider (or taking of possession of all or any material portion of the Policy Provider's property).

         SALE OF EQUIPMENT NOTES OR AIRCRAFT

         Following the occurrence and during the continuation of any Indenture Event of Default under any Indenture, the Controlling Party may direct the Subordination Agent, which in turn shall direct the Loan Trustee under the Indenture, to accelerate the Equipment Notes issued under such Indenture and, subject to the provisions of the immediately following sentence, sell all (but not less than all) of such Equipment Notes or the related Aircraft to any person. So long as any Certificates are outstanding, during the nine months after the earlier of (x) the acceleration of the Equipment Notes issued under any Indenture and (y) the bankruptcy or insolvency of American, no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold, without the consent of each Trustee (other than the Trustee of any Trust all of the Certificates of which are held or beneficially owned by American and/or its affiliates), if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes.

         "Minimum Sale Price" means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of
(i) 75% of the Appraised Current Market Value of such Aircraft and (ii) the aggregate outstanding principal amount of such Equipment Notes, plus accrued and unpaid interest thereon.

PRIORITY OF DISTRIBUTIONS

         The subordination terms applicable to the Certificates vary depending upon whether a Triggering Event has occurred. "Triggering Event" means (i) the occurrence of an Indenture Event of Default under all Indentures resulting in a PTC Event of Default with respect to the most senior Class of Certificates then outstanding, (ii) the acceleration of all of the outstanding Equipment Notes, or
(iii) certain bankruptcy or insolvency events involving American.

         BEFORE A TRIGGERING EVENT

         So long as no Triggering Event has occurred (whether or not continuing), all payments made in respect of the Equipment Notes and certain other payments received on any Distribution Date will be distributed promptly by the Subordination Agent on such Distribution Date in the following order of priority:

         o to the Primary Liquidity Provider to the extent required to pay Liquidity Expenses and to the Policy Provider to the extent required to pay the Policy Expenses, pro rata;

         o to the Primary Liquidity Provider to the extent required to pay accrued and unpaid interest on the Liquidity Obligations (as determined after giving effect to payments made by the Policy Provider to the Primary Liquidity Provider in respect of interest on drawings under the Primary Liquidity Facilities) and to the Policy Provider to the extent required to pay interest accrued on certain Policy Provider Obligations (as provided in the definition thereof) and, if the Policy Provider has elected to pay to the Primary Liquidity Provider all outstanding drawings and interest thereon owing to the Primary Liquidity Provider under the Primary Liquidity Facilities, to reimburse the Policy Provider for the amount of such payment made to the Primary Liquidity Provider attributable to interest accrued on such drawings, pro rata;

         o if applicable, to replenish ratably each Primary Cash Collateral Account up to the applicable Required Amount and then, to the Primary Liquidity Provider to the extent required to pay or reimburse the Primary Liquidity Provider for the Liquidity Obligations (other than amounts payable pursuant to the two preceding clauses and as determined after giving effect to payments made by the Policy Provider to the Primary Liquidity Provider in respect of principal of drawings under the Primary Liquidity Facilities) and, if the Policy Provider has elected to pay to the Primary Liquidity Provider all outstanding drawings and interest thereon owing to the Primary Liquidity Provider under the Primary Liquidity Facilities, to the Policy Provider to the extent required to reimburse the Policy Provider for any payment made to the Primary Liquidity Provider in respect of principal of drawings under the Primary Liquidity Facilities;

         o to the Primary Liquidity Provider with respect to a Primary Liquidity Facility (if, with respect to such Primary Liquidity Facility, any amounts are distributed to replenish the related Primary Cash Collateral Account as described in the preceding bullet point), an amount equal to the excess of (x) the aggregate outstanding amount of unreimbursed Advances under such Primary Liquidity Facility (whether or not then due, and after giving effect to any other payments made in reimbursement of such Advances on such Distribution Date) over
                  (y) the applicable Required Amount, pro rata on the basis of such amounts in respect of each Primary Liquidity Provider; o if applicable, to replenish the Above-Cap Reserve Account up to an amount equal to the Above-Cap Reserve Amount as recalculated as of such date (less any amount then on deposit in the Above-Cap Account);

         o to the Class G Trustee to the extent required to pay Expected Distributions on the Class G Certificates;

         o to the Policy Provider to the extent required to pay Policy Provider Obligations (other than amounts payable pursuant to the clauses above and any Excess Reimbursement Obligations) and any amounts due under the Policy Fee Letter;

         o to the Class C Trustee to the extent required to pay Expected Distributions on the Class C Certificates;

         o to the Policy Provider to the extent required to pay Excess Reimbursement Obligations;

         o to the Class D Trustee to the extent required to pay Expected Distributions on the Class D Certificates; provided that if all of the Certificates of such Class are owned by one or more persons that are not affiliates of American and the sale or sales of such Certificates to such person(s) occurred prior to the occurrence of an Indenture Event of Default under any Indenture, Expected Distributions on the Certificates of such Class shall be paid immediately prior to payment of Excess Reimbursement Obligations to the Policy Provider as described in the preceding bullet point;

         o if the Class E Certificates have been issued, to the Class E Trustee to the extent required to pay Expected Distributions on the Class E Certificates;

         o to the Subordination Agent and each Trustee for the payment of certain fees and expenses; and

         o if applicable, to the extent necessary to replenish the Above-Cap Reserve Account up to an amount equal to the Above-Cap Reserve Amount as recalculated as of such date.

         "Excess Reimbursement Obligations" means, (a) in the event of any Policy Provider Election, the portion of the Policy Provider Obligations that represents interest on the Series G Equipment Note in respect of which the Policy Provider Election has been made in excess of 21 months of interest at the interest rate applicable to such Series G Equipment Note and (b) any interest on the Liquidity Obligations in respect of the Primary Liquidity Facility for the Class G Trust paid by the Policy Provider to the related

Primary Liquidity Provider from and after the end of the 21-month period referred to in the last paragraph under the caption "Description of the Policy and the Policy Provider Agreement--The Policy--No Proceeds Drawing."

         "Expected Distributions" means, with respect to the Certificates of any Trust on any Distribution Date (the "Current Distribution Date"), the sum of (1) accrued and unpaid interest in respect of such Certificates and (2) the difference between:

         (A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust); and

         (B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes held in such Trust has been paid when due (whether at stated maturity, upon redemption, prepayment, purchase, acceleration, or otherwise) and such payments have been distributed to the holders of such Certificates and (ii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates. (Intercreditor Agreement, Section 1.01)

         For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any Break Amount, Prepayment Premium, or Make-Whole Amount paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such Break Amount, Prepayment Premium, or Make-Whole Amount or a portion thereof applied to distributions of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) will be added to the amount of Expected Distributions.

         For purposes of determining the priority of distributions on account of the redemption or prepayment of Equipment Notes issued pursuant to an Indenture, clause (1) of the definition of Expected Distributions set forth above shall be deemed to read as follows: "(1) accrued, due and unpaid interest on such Certificates, together with (without duplication) accrued and unpaid interest on a portion of such Certificates equal to the outstanding principal amount of the Equipment Notes being redeemed or prepaid (immediately prior to such redemption or prepayment)."

         "Liquidity Expenses" means the Liquidity Obligations other than (i) the principal amount of any drawing under the Primary Liquidity Facilities and (ii) any interest accrued on any Liquidity Obligations.

         "Liquidity Obligations" means all principal, interest, fees, and other amounts owing to the Primary Liquidity Provider under each Primary Liquidity Facility or certain other agreements.

         "Policy Drawing" means any payment of a claim under the Policy.

         "Policy Expenses" means all amounts (including amounts in respect of expenses) owing to the Policy Provider under the Policy Provider Agreement or the Participation Agreements other than (i) any amounts due under the Policy Fee Letter, (ii) the amount of any Policy Drawing and any interest accrued thereon,
(iii) reimbursement of and interest on the Liquidity Obligations paid to any Primary Liquidity Provider by the Policy Provider, (iv) any indemnity payments owed to the Policy Provider, (v) any amounts that the Policy Provider is entitled to receive by virtue of the subrogation rights of the Policy Provider under the Intercreditor Agreement, including fees and expenses incurred in connection with the enforcement of such rights, and (vi) any Excess Reimbursement Obligations.

         "Policy Provider Obligations" means all reimbursement and other amounts, including fees and indemnities, due to the Policy Provider under the Policy Provider Agreement, but shall not include (i) any amounts due under the Policy Fee Letter and (ii) any interest on Policy Drawings, except, if the Primary Liquidity Provider with respect to the Class G Trust has failed to honor its obligation to make a payment on any Interest Drawing with respect to the Class G Certificates, interest on the portion of any Policy Drawing made to cover the shortfall attributable to such failure by such Primary Liquidity Provider in an amount equal to the amount of interest that would have accrued on such Interest Drawing if such Interest Drawing had been made at the interest rate applicable to such Interest Drawing under the applicable Primary Liquidity Facility until such Policy Drawing has been repaid in full, up to a maximum of six such Policy Drawings. For the avoidance of doubt and subject to the effect of the payment priorities with respect to Excess Reimbursement Obligations, Policy Provider Obligations include reimbursement of and interest on the Liquidity Obligations in respect of the Primary Liquidity Facilities paid by the Policy Provider to the Primary Liquidity Provider.

         AFTER A TRIGGERING EVENT

         Subject to the terms of the Intercreditor Agreement, upon the occurrence of a Triggering Event and at all times thereafter, all funds received by the Subordination Agent in respect of the Equipment Notes and certain other payments received by the Subordination Agent will be distributed promptly by the Subordination Agent in the following order of priority:

         o to the Subordination Agent or any Trustee, to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent or such Trustee in protection of, or realization of the value of, the Equipment Notes or any Collateral under (and as defined in) any Indenture, or to any Certificateholder, Policy Provider, or Primary Liquidity Provider for payments made to the Subordination Agent or any Trustee in respect of such amounts, in each case, pro rata;

         o to the Primary Liquidity Provider to the extent required to pay Liquidity Expenses and to the Policy Provider to the extent required to pay Policy Expenses, pro rata;

         o to the Primary Liquidity Provider to the extent required to pay accrued and unpaid interest on the Liquidity Obligations (as determined after giving effect to payments made by the Policy Provider to the Primary Liquidity Provider in respect of interest on drawings under the Primary Liquidity Facilities) and to the Policy Provider to the extent required to pay interest accrued on certain Policy Provider Obligations (as provided in the definition thereof) and, if the Policy Provider has elected to pay to the Primary Liquidity Provider all outstanding drawings and interest thereon owing to the Primary Liquidity Provider under the Primary Liquidity Facilities, to reimburse the Policy Provider for the amount of such payment made to the Primary Liquidity Provider, attributable to interest accrued on such drawings, pro rata;

         o (i) if applicable with respect to any particular Primary Liquidity Facility, to replenish ratably the Primary Cash Collateral Account with respect to such Primary Liquidity Facility up to the applicable Required Amount for the related Class of Certificates unless, in the case of this clause (i),
                  (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default has occurred and is continuing under such Primary Liquidity Facility or (y) a Final Drawing has occurred under such Primary Liquidity Facility; and then (ii) to the Primary Liquidity Provider to the extent required to pay the outstanding amount of all Liquidity Obligations (as determined after giving effect to payments made by the Policy Provider to the Primary Liquidity Provider in respect of principal of drawings under the Primary Liquidity Facilities) and, if the Policy Provider has elected to pay to the Primary Liquidity Provider all outstanding drawings and interest thereon owing to the Primary Liquidity Provider under the Primary Liquidity Facilities, to the Policy Provider to the extent required to reimburse the Policy Provider for any payment made to the Primary Liquidity Provider in respect of principal of drawings under the Primary Liquidity Facilities;

         o to the Primary Liquidity Provider with respect to a Primary Liquidity Facility (if, with respect to such Primary Liquidity Facility, any amounts are distributed to replenish the related Primary Cash Collateral Account as described in the preceding bullet point), an amount equal to the excess of (x) the aggregate outstanding amount of unreimbursed Advances under such Primary Liquidity Facility (whether or not then due, and after giving effect to any other payments in reimbursement of such Advances on such date) over (y) the applicable Required Amount, pro rata on the basis of such amounts in respect of each Primary Liquidity Provider; o if applicable, unless (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and is continuing under the related Primary Liquidity Facility or (y) a Final Drawing shall have occurred under such Primary Liquidity Facility, to replenish the Above-Cap Reserve Account up to an amount equal to the Above-Cap Reserve Amount, as recalculated as of such date (less any amount then on deposit in the related Above-Cap Account);

         o to the Subordination Agent and any Trustee to the extent required to pay certain fees, taxes, charges, and other amounts payable or to any Certificateholder for payments made to the Subordination Agent or any Trustee in respect of such amounts;

         o to the Class G Trustee to the extent required to pay Adjusted Expected Distributions on the Class G Certificates;

         o to the Policy Provider in payment of the Policy Provider Obligations (other than amounts payable pursuant to the first three clauses above and any Excess Reimbursement Obligations) and any amounts due to the Policy Provider under the Policy Fee Letter; o to the Class C Trustee to the extent required to pay Adjusted Expected Distributions on the Class C Certificates;

         o        to pay any Excess Reimbursement Obligations to the Policy
                  Provider;

         o to the Class D Trustee to the extent required to pay Adjusted Expected Distributions on the Class D Certificates; provided that if all of the Certificates of such Class are owned by one or more persons that are not affiliates of American and the sale or sales of such Certificates to such person(s) occurred prior to the occurrence of an Indenture Event of Default under any Indenture, Adjusted Expected Distributions on the Certificates of such Class shall be paid immediately prior to payment of Excess Reimbursement Obligations to the Policy Provider as described in the preceding bullet point;

         o if applicable, unless (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and is continuing under the related Primary Liquidity Facility or (y) a Final Drawing shall have occurred under such Primary Liquidity Facility, to replenish the Above-Cap Reserve Account up to an amount equal to the related Above-Cap Reserve Amount (as recalculated as of such date); and

         o if the Class E Certificates have been issued, to the Class E Trustee to the extent required to pay Adjusted Expected Distributions on the Class E Certificates;

         o to the Class G Trustee to the extent required to pay Final Distributions on the Class G Certificates;

         o to the Class C Trustee to the extent required to pay Final Distributions on the Class C Certificates in full;

         o to the Class D Trustee to the extent required to pay Final Distributions on the Class D Certificates in full;

         o if the Class E Certificates have been issued, to the Class E Trustee to the extent required to pay Final Distributions on the Class E Certificates in full; and

         o to the Class G, Class C, Class D and Class E Trustees, pro rata based on the original aggregate principal amounts of the Equipment Notes held by the related Trusts.

         "Adjusted Expected Distributions" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (1) accrued and unpaid interest in respect of such Certificates and (2) the greater of:

         (A) the difference between (x) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) and (y) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes other than Performing Equipment Notes (the "Non-Performing Equipment Notes") held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of the Performing Equipment Notes held in such Trust has been paid when due (but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates, and (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates; and

         (B) the amount of the excess, if any, of (i) the Pool Balance of such Class of Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust), over (ii) the Aggregate LTV Collateral Amount for such Class of Certificates for the Current Distribution Date;

provided that, until the date of the initial LTV Appraisals for all of the Aircraft, clause (B) shall not apply.

         For purposes of calculating Adjusted Expected Distributions with respect to the Certificates of any Trust, any Break Amount, Prepayment Premium, or Make-Whole Amount paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such Break Amount, Prepayment Premium, or Make-Whole Amount or a portion thereof applied to distributions of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) will be added to the amount of Adjusted Expected Distributions.

         "Aggregate LTV Collateral Amount" for any Class of Certificates for any Distribution Date means an amount, not less than zero, equal to (i) the sum of the applicable LTV Collateral Amounts for such Class of Certificates for all Aircraft minus (ii) the Pool Balance for each Class of Certificates, if any, senior to such Class, after giving effect to any distribution of principal on such Distribution Date with respect to such senior Class or Classes.

         "Appraised Current Market Value" of any Aircraft means the lower of the average and the median of the three most recent LTV Appraisals of such Aircraft.

         "LTV Appraisal" means a current fair market value appraisal (which may be a "desk-top" appraisal) performed by any Appraiser or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts.

         After a Triggering Event occurs and any Equipment Note becomes a Non-Performing Equipment Note, the Subordination Agent will obtain LTV Appraisals of all of the Aircraft as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of each such initial LTV Appraisals; provided that if the Controlling Party reasonably objects to the appraised value of the Aircraft shown in such LTV Appraisals, the Controlling Party shall have the right to obtain or cause to be obtained substitute LTV Appraisals (including LTV Appraisals based upon physical inspection of such Aircraft).

         "LTV Collateral Amount" of any Aircraft for any Class of Certificates means, as of any Distribution Date, the lesser of (i) the LTV Ratio for such Class of Certificates multiplied by the Appraised Current Market Value of such Aircraft (or with respect to any such Aircraft that has suffered an Event of Loss under and as defined in the relevant Indenture, the amount of the insurance proceeds paid to the related Loan Trustee in respect thereof to the extent then held by such Loan Trustee (and/or on deposit in the Special Payments Account) or payable to such Loan Trustee in respect thereof or with respect to any such Aircraft that has been released from the related Indenture pursuant to the defeasance provisions thereof, the amount of money and U.S. Government Obligations deposited with the Loan Trustee pursuant thereto as of such Distribution Date) and (ii) the outstanding principal amount of the Equipment Notes secured by such Aircraft after giving effect to any principal payments of such Equipment Notes on or before such Distribution Date.

         "LTV Ratio" means for the Class G Certificates 51.1%, for the Class C Certificates 60.1%, and for the Class D Certificates 67.6%.

         Interest Drawings under the Primary Liquidity Facility, withdrawals from the Primary Cash Collateral Account, drawings under the Policy in respect of the Class G Trust, and withdrawals from the Above-Cap Account in respect of the Class G Trust, in each case in respect of interest distributable on the Certificates of any particular Trust, will be distributed to the Trustee for such Trust, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein.

ADDITION OF TRUSTEE FOR CLASS E CERTIFICATES

         If the Class E Certificates are issued, the Class E Trustee will become a party to the Intercreditor Agreement and the Intercreditor Agreement will be appropriately amended. (Intercreditor Agreement, Section 8.01(c)).

ADDITION OF TRUSTEES UPON REFUNDING

         Upon the occurrence of a Refunding as described in "Description of the Certificates -- Possible Refunding of Series C Equipment Notes and Series D Equipment Notes," the Trustee for the new class C certificates and the Trustee for the new class D certificates will become a party to the Intercreditor Agreement and the Intercreditor Agreement will be appropriately amended. (Intercreditor Agreement, Exhibit A)

THE SUBORDINATION AGENT

         State Street Bank and Trust Company of Connecticut, National Association, initially will be the Subordination Agent under the Intercreditor Agreement. American and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent's address is State Street Bank and Trust Company of Connecticut, National Association, 225 Asylum Street, Goodwin Square, Hartford, Connecticut 06103, Attention: Corporate Trust Division. See "Description of the Certificates -- The Trustees."

         The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed in consultation with American as provided in the Intercreditor Agreement. American or the Controlling Party may at any time remove the Subordination Agent as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed in consultation with American as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 7.01)

                 DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

THE AIRCRAFT

         The Aircraft consist of eight Boeing 757-223 aircraft, two Boeing 757-223ER aircraft, six Boeing 767-323ER aircraft, and three Boeing 777-223ER aircraft (the "Aircraft"). All of the Aircraft were delivered new to American from January 1995 to April 2002. The Aircraft have been designed to be in compliance with Stage 3 noise level standards, which are the most restrictive regulatory standards currently in effect in the United States for aircraft noise abatement.

         The Boeing 757-223 and 757-223ER are narrowbody commercial jet aircraft. Seating capacity in American's two-class configuration is 176 for the 757-223 and 757-223ER. The 757-223 and 757-223ER are powered by two Rolls Royce RB211-535E4B model commercial jet engines manufactured by Rolls Royce Ltd.

         The Boeing 767-323ER and 777-223ER are both widebody commercial jet aircraft. Seating capacity in American's two-class and three-class configuration for the 767-323ER is 190 to 233 and for the 777-323ER is 223 to 245. The 767-323ER is powered by two CF6-80C2B6 model commercial jet engines manufactured by The General Electric Company. The 777-223ER is powered by two TRENT-892-17 model commercial jet engines manufactured by Rolls Royce Ltd.

THE APPRAISALS

    The table below sets forth the appraised base values of the Aircraft as determined by Aircraft Information Systems, Inc. ("AISI"), Aviation Solutions, Inc. ("AvSolutions"), and Morten Beyer & Agnew, Inc. ("MBA," and together with AISI and AvSolutions, the "Appraisers"), independent aircraft appraisal and consulting firms, and certain additional information regarding the Aircraft.

                                                                      APPRAISERS' VALUATIONS               APPRAISED
      AIRCRAFT         REGISTRATION                         ----------------------------------------         BASE
        TYPE              NUMBER         MONTH DELIVERED        AISI       AVSOLUTIONS       MBA           VALUE(1)
      --------         ------------      ---------------    ------------  -------------  -----------     ------------

BOEING 757-223......      N604AA            June 1995       $ 42,700,000  $  39,440,000  $ 34,910,000    $ 39,016,667
BOEING 757-223......      N605AA            June 1995         42,700,000     39,440,000    34,910,000      39,016,667
BOEING 757-223......      N606AA           April 1996         44,470,000     40,940,000    36,870,000      40,760,000
Boeing 757-223......      N680AN          January 1999        49,760,000     46,560,000    44,150,000      46,560,000
BOEING 757-223......      N176AA          January 2002        55,950,000     53,250,000    53,730,000      53,730,000
BOEING 757-223......      N177AN          January 2002        55,950,000     53,250,000    53,730,000      53,730,000
BOEING 757-223......      N173AN           March 2002         55,950,000     53,690,000    53,950,000      53,950,000
BOEING 757-223......      N172AJ           April 2002         55,950,000     53,910,000    54,060,000      54,060,000

BOEING 757-223 ER...      N608AA            July 1996         45,220,000     44,320,000    37,480,000      42,340,000
BOEING 757-223 ER...      N609AA            July 1996         45,220,000     44,320,000    37,480,000      42,340,000

BOEING 767-323 ER...      N389AA          January 1995        64,030,000     57,410,000    60,410,000      60,410,000
BOEING 767-323 ER...      N390AA          February 1995       64,030,000     57,700,000    60,680,000      60,680,000
BOEING 767-323 ER...      N391AA          February 1995       64,030,000     57,700,000    60,680,000      60,680,000
BOEING 767-323 ER...      N392AN           April 1998         73,510,000     69,740,000    71,530,000      71,530,000
BOEING 767-323 ER...      N393AN            May 1998          73,510,000     70,090,000    71,840,000      71,813,333
BOEING 767-323 ER...      N395AN            July 1998         73,510,000     70,790,000    72,470,000      72,256,667

BOEING 777-223 ER...      N785AN           April 2000        118,680,000   122,190,000    116,870,000     118,680,000
BOEING 777-223 ER...      N786AN           April 2000        118,680,000   122,190,000    116,870,000     118,680,000
BOEING 777-223 ER...      N795AN          December 2000      118,680,000   126,720,000    120,790,000     120,790,000

(1) The appraised base value of each Aircraft is the lesser of the average and median base values of such Aircraft as set forth by the three Appraisers.

         According to the International Society of Transport Aircraft Trading, "appraised base value" is defined as each Appraiser's opinion of the underlying economic value of an Aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use." An Aircraft's appraised base value is founded in the historical trend of values and in the projection of value trends and presumes an arm's length, cash transaction between willing, able, and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

         Each Appraiser was asked to provide its opinion as to the appraised base value of each Aircraft. All three Appraisers performed "desk-top" appraisals without any physical inspection of the Aircraft. The Appraisals are based on various assumptions and methodologies which vary among the Appraisals and may not reflect current market conditions. Appraisals that are based on different assumptions and methodologies may result in valuations that are materially different from those contained in the Appraisals.

         The values of the Aircraft have been negatively affected, at least temporarily, by the effects of September 11, 2001 referred to under "- Terrorist Attacks of September 11, 2001." Two of the appraisals contain disclaimers as to the effect of the events of September 11, 2001 on the market for, and prices of, commercial aircraft. American believes the current market values of the Aircraft at this time are lower than the base values reflected in the appraisals. The Appraisers have delivered letters setting forth their respective Appraisals, copies of which are annexed to this Prospectus Supplement as Appendix II. For a discussion of the assumptions and methodologies used in each of the Appraisals, you should read such letters.

         An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased from the manufacturer or any other seller. Nor should it be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised value. In addition, the value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions at the time, the availability of buyers, the condition of the Aircraft, whether the Aircraft are sold separately or in one or more groups and other factors. See "Risk Factors -- Risk Factors Relating to the Certificates and the Offering -- Appraisals and Realizable Value of Aircraft." Accordingly, there can be no assurance that the proceeds realized upon any such exercise of remedies with respect to the Aircraft pursuant to the applicable Indenture would equal the appraised value of such Aircraft or be sufficient to satisfy in full payments due on the Equipment Notes relating to such Aircraft or the Certificates. See "Certain Other Risk Factors Relating to American --The Airline Industry Has Suffered Substantial Losses."

                       DESCRIPTION OF THE EQUIPMENT NOTES

         The following summary describes certain material terms of the Equipment Notes and supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Equipment Notes, the Indentures, and the Participation Agreements set forth in the Prospectus. The summaries do not purport to be complete and make use of terms defined in and are qualified in their entirety by reference to all of the provisions of the Equipment Notes, the Indentures, and the Participation Agreements, forms of each of which will be filed as exhibits to a Current Report on Form 8-K to be filed by American with the Commission. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture, and the Participation Agreement applicable to each Aircraft.

GENERAL

         Pursuant to the terms of a participation agreement among American, the Trustees, the Subordination Agent, and the Loan Trustee with respect to each Aircraft (each, a "Participation Agreement"), the Trusts will purchase from American the Equipment Notes to be issued under the related Indenture. Equipment Notes will be issued in three series (each, a "Series") with respect to each
Aircraft: the "Series G Equipment Notes," the "Series C Equipment Notes," and the "Series D Equipment Notes" (collectively, the "Equipment Notes"). American may elect to issue an additional series with respect to some or all of the Aircraft (the "Series E Equipment Notes"), which would be funded from sources other than this offering. See "Description of the Certificates -- Possible Issuance of Class E Certificates." The Equipment Notes with respect to each Aircraft will be issued under a separate indenture (each, an "Indenture") between American and State Street Bank and Trust Company of Connecticut, National Association, as loan trustee thereunder (each, a "Loan Trustee"). The Equipment Notes will be direct, full recourse obligations of American.

SUBORDINATION

         The Indentures provide for the following subordination provisions applicable to the Equipment Notes:

         o Series G Equipment Notes issued in respect of an Aircraft will rank senior in right of payment to other Equipment Notes issued in respect of such Aircraft;

         o Series C Equipment Notes issued in respect of an Aircraft will rank junior in right of payment to the Series G Equipment Notes issued in respect of such Aircraft and will rank senior in right of payment to the Series D and, if issued, Series E Equipment Notes in respect of such Aircraft;

         o Series D Equipment Notes issued in respect of an Aircraft will rank junior in right of payment to the Series G and Series C Equipment Notes issued in respect of such Aircraft and, if Series E Equipment Notes are issued with respect to such Aircraft, will rank senior in right of payment to such Series E Equipment Notes; and

         o if Series E Equipment Notes are issued with respect to an Aircraft, they will be subordinated in right of payment to the Series G, Series C, and Series D Equipment Notes issued with respect to such Aircraft.

(Indentures, Section 2.13)

PRINCIPAL AND INTEREST PAYMENTS

         Subject to the provisions of the Intercreditor Agreement, scheduled installments of interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum applicable to the Certificates issued by such Trust until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.

         The Equipment Notes held in the Class G Trust will accrue interest at the applicable rate per annum for Certificates to be issued by such Trust set forth on the cover page of this Prospectus Supplement. The Equipment Notes held in the Class C Trust will initially accrue interest at the rate per annum of % and the Equipment Notes held in the Class D Trust will initially accrue interest at the rate per annum of %; provided that the interest rates with respect to any new series C equipment notes and new series D equipment notes that may be issued as described in "Description of the Certificates--Possible Refunding of Series C Equipment Notes and Series D Equipment Notes" may differ. Interest on the Equipment Notes will be payable quarterly on March 23, June 23, September 23, and December 23 of each year, commencing on the first such date after the issuance of the Certificates. In the case of the Series G Certificates, such interest will be computed on the basis of the actual number of days elapsed over a 360-day year. In the case of the Series C and Series D Certificates, such interest will be computed on the basis of a 360-day year of twelve 30-day months. Overdue amounts of principal, Break Amount (if any), Prepayment Premium (if any), Make-Whole Amount (if any), and interest on such series of Equipment Notes will, to the extent permitted by applicable law, bear interest at the interest rate applicable to such series of Equipment Notes plus 1%.

         Scheduled principal payments on the Series G and Series D Equipment Notes will be made on March 23, June 23, September 23, and December 23 in certain years, commencing on March 23, 2003 and ending on September 23, 2007. The entire principal amount of the Series C Equipment Notes is scheduled to be paid on September 23, 2007. See "Description of the Certificates -- Pool Factors" for a discussion of the scheduled payments of principal of the Equipment Notes and Appendix III for the schedule of payments of principal of each Equipment Note issued or expected to be issued with respect to each Aircraft.

         If any date scheduled for a payment of principal, Break Amount (if any), Prepayment Premium (if any), Make-Whole Amount (if any), or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day and interest will be added for such additional period in the case of the Series G Equipment Notes but not in the case of the Series C or Series D Equipment Notes.

DETERMINATION OF LIBOR

         For the purpose of calculating LIBOR for the periods from and including an Equipment Note payment date to but excluding the next succeeding Equipment Note payment date (each, an "Interest Period"), American will enter into a Reference Agency Agreement to be dated the Issuance Date (the "Reference Agency Agreement") with State Street Bank and Trust Company of Connecticut, National Association, as reference agent (the "Reference Agent"), the Subordination Agent, and the Loan Trustees. The Reference Agent will determine LIBOR for each Interest Period on a date (the "Reference Date") that is two London Banking Days before the date on which such Interest Period commences. "London Banking Day" means any day on which commercial banks are open for general business in London, England.

         On each Reference Date, the Reference Agent will determine LIBOR ("LIBOR") as the rate for deposits in U.S. dollars for a period of three months that appears on the display designated as page "3750" on the Telerate Monitor (or such other page or service as may replace it) as of 11:00 a.m. (London time) on such date.

         If the rate determined as described in the foregoing paragraph does not appear on the Telerate Page 3750, the Reference Agent will determine LIBOR on the basis of the rates at which deposits in U.S. Dollars are offered by certain reference banks as described in the Reference Agency Agreement at approximately 11:00 a.m., London time, on the Reference Date for such Interest Period to prime banks in the London interbank market for a period of three months commencing on the first day of such Interest Period and in an amount that is representative for a single transaction in the London interbank market at the relevant time. The Reference Agent will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the interest rate for the next Interest Period shall be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Reference Agent in good faith and in a commercially reasonable manner, at approximately 11:00 a.m., New York City time, on the first day of such Interest Period for loans in U.S. Dollars to leading European banks for a period of three months commencing on the first day of such Interest Period and in an amount that is representative for a single transaction in the New York market at the relevant time, except that, if the banks so selected by the Reference Agent are not quoting as mentioned above, LIBOR shall be the rate of interest in effect for the last preceding Interest Period.

         The Reference Agent's determination of LIBOR (in the absence of negligence, willful default, bad faith, or manifest error) will be conclusive and binding upon all parties.

         As promptly as is practicable after the determination thereof, the Reference Agent will give notice of its determination of LIBOR for the relevant Interest Period to American, the Trustees, the Loan Trustees, the Subordination Agent, the Primary Liquidity Provider, the Above-Cap Liquidity Provider, and the Policy Provider.

         American may terminate the Reference Agent at any time on 30 days notice and appoint a replacement reference agent in its place. Notice of any such termination will be given to the holders of the Certificates. The Reference Agent may not be removed or resign its duties without a successor having been appointed.

REDEMPTION

         If an Event of Loss occurs with respect to an Aircraft and such Aircraft is not replaced by American under the related Indenture, the Equipment Notes issued with respect to such Aircraft will be redeemed in whole. If Equipment Notes are redeemed following an Event of Loss, the redemption price will equal the aggregate unpaid principal amount thereof, together with accrued and unpaid interest thereon to (but excluding) the date of redemption and, in the case of the Series G Equipment Notes, Break Amount, but without Prepayment Premium or Make-Whole Amount. (Indentures, Section 2.10). Any amount paid by American in connection with such redemption will be distributed to the Certificateholders on a Special Distribution Date.

         Any Series of Equipment Notes issued with respect to an Aircraft may be redeemed in whole prior to maturity at any time by American, at a price equal to the aggregate unpaid principal amount thereof, together with accrued and unpaid interest thereon to (but excluding) the date of redemption, plus (i) in the case of the Series G Equipment Notes, Break Amount and Prepayment Premium, if any, and (ii) in the case of the Series C and Series D Equipment Notes, Make-Whole Amount for the applicable series of Equipment Notes; provided, however, that, except in connection with a refunding of the Series C or Series D Equipment Notes as referred to below, the Series C Equipment Notes issued with respect to an Aircraft may not be redeemed unless all Series G Equipment Notes issued with respect to such Aircraft have been redeemed, and the Series D Equipment Notes issued with respect to an Aircraft may not be redeemed unless all Series G and Series C Equipment Notes issued with respect to such Aircraft have been redeemed. (Indentures, Section 2.11)

         Notice of any such redemption will be given to each holder of Equipment Notes not less than 15 nor more than 60 days prior to the applicable redemption date. A notice of redemption may be revoked at such times and under such circumstances as are provided in the related Indenture. (Indentures, Sections
2.10 and 2.12)

         "Break Amount" means, as of any date of payment, redemption, or acceleration of any Series G Equipment Note (the "Applicable Date"), an amount determined by the Reference Agent on the date that is two Business Days prior to the Applicable Date pursuant to the following formula:

         Break Amount = Z-Y

         Where:

         X= with respect to any applicable Interest Period, the sum of (i) the amount of the outstanding principal amount for such Series of Equipment Notes as of the first day of the then applicable Interest Period plus (ii) interest payable thereon during such entire Interest Period at then effective LIBOR.

         Y= X, discounted to present value from the last day of the then applicable Interest Period to the Applicable Date, using then effective LIBOR as the discount rate.

         Z= X, discounted to present value from the last day of the then applicable Interest Period to the Applicable Date, using a rate equal to the applicable London interbank offered rate (determined on the same basis as LIBOR) for a period commencing on the Applicable Date and ending on the last day of the then applicable Interest Period, determined by the Reference Agent as of two London Banking Days prior to the Applicable Date as the discount rate.

         No Break Amount will be payable (x) if the Break Amount, as calculated pursuant to the formula set forth above, is equal to or less than zero or (y) on or in respect of any Applicable Date that is a Regular Distribution Date. (Indentures, Annex A)

         "Make-Whole Amount" means, with respect to any Series C or Series D Equipment Note, the amount (as determined by an investment bank of national standing selected by American), if any, by which (a) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting each such payment on a quarterly basis from its respective payment date under the applicable Indenture (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield exceeds (b) the outstanding principal amount of such Equipment Note plus accrued but unpaid interest thereon to the redemption date. (Indentures, Annex A)

         For purposes of determining the Make-Whole Amount, "Treasury Yield" means, at the date of determination with respect to any Series C or Series D Equipment Note, the interest rate (expressed as a quarterly equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the quarterly yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported in the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)"means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System, and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable redemption date. The "date of determination" of a Make-Whole Amount will be the third Business Day prior to the applicable redemption date. (Indentures, Annex
A)

         "Average Life Date" for any Series C or Series D Equipment Note means the date that follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note. "Remaining Weighted Average Life" at the redemption date of such Series C or Series D Equipment Note means the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining installment of principal of such Equipment Note by
(ii) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment, by (b) the then unpaid principal amount of such Equipment Note. (Indentures, Annex A)

         "Prepayment Premium" means, with respect to any Series G Equipment Note, a prepayment premium equal to the following percentage of the principal amount being prepaid:

       If redeemed during the                       Series G
year prior to the anniversary of the             Equipment Note
   Issuance Date indicated below:              Prepayment Premium
------------------------------------           ------------------

                1st                                   1.50%
                2nd                                   1.00%
                3rd                                   0.50%
            Thereafter                                0.00%

         IN ADDITION, IN CONNECTION WITH A REFUNDING AS DESCRIBED IN "DESCRIPTION OF THE CERTIFICATES -- POSSIBLE REFUNDING OF SERIES C EQUIPMENT NOTES AND SERIES D EQUIPMENT NOTES," THE SERIES C AND SERIES D EQUIPMENT NOTES TOGETHER MAY BE PREPAID (OR ALL OF THE SERIES C EQUIPMENT NOTES MAY BE PREPAID AND THEREAFTER ALL OF THE SERIES D EQUIPMENT NOTES MAY BE PREPAID IN A SUBSEQUENT REFUNDING OR NOT AT ALL), IN EACH CASE, IN WHOLE PRIOR TO MATURITY BY AMERICAN ON TWO DAYS' PRIOR NOTICE AT A PRICE EQUAL TO THE AGGREGATE UNPAID PRINCIPAL AMOUNT THEREOF, TOGETHER WITH ACCRUED AND UNPAID INTEREST THEREON TO (BUT EXCLUDING) THE DATE OF REDEMPTION, BUT WITHOUT MAKE-WHOLE AMOUNT.

SECURITY

         The Equipment Notes issued with respect to each Aircraft will be secured by a security interest in such Aircraft, certain limited rights under the aircraft purchase agreement between American and Boeing, certain requisition and insurance proceeds with respect to such Aircraft, and all proceeds of the foregoing. (Indentures, Granting Clause)

         The Equipment Notes will not be cross-collateralized and, consequently, the Equipment Notes issued in respect of any one Aircraft will not be secured by any of the other Aircraft. See "-- Remedies." Accordingly, any excess proceeds from the exercise of remedies with respect to the Equipment Notes relating to an Aircraft will not be available to cover any shortfall with respect to the Equipment Notes relating to any other Aircraft.

LOAN TO VALUE RATIOS OF EQUIPMENT NOTES

         The tables in Appendix IV set forth aggregate loan to Aircraft value ratios for the Equipment Notes issued in respect of each Aircraft as of the Issuance Date and each Regular Distribution Date. The LTVs were obtained by dividing (i) the outstanding principal amount (assuming no payment default or early redemption) of such Equipment Notes determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the assumed value (the "Assumed Aircraft Value") of the Aircraft securing such Equipment Notes.

         The tables in Appendix IV are based on the assumption (the "Depreciation Assumption") that the initial appraised base value of the Aircraft set forth opposite the initial Regular Distribution Date included in each table depreciates by approximately 3% of the appraised base value at delivery per year for the first 15 years after delivery by the manufacturer of such Aircraft. The appraised base value at delivery of an Aircraft is the theoretical value that, when depreciated at 3% per year from the initial delivery of such Aircraft by the manufacturer, results in the initial appraised base value of such Aircraft. Other rates or methods of depreciation would result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions. See "Risk Factors -- Risk Factors Relating to the Certificates and the Offering -- Appraisals and Realizable Value of Aircraft."

DEFEASANCE

         Under certain circumstances American may legally release itself from any payment or other obligations on all, but not less than all, of the Series C and Series D Equipment Notes issued under one or more Indentures (a "full defeasance") if (1) all Series G Equipment Notes issued under such Indenture or Indentures have been fully paid or redeemed and (2) American puts in place the following arrangements for the benefit of the holders of the Series C and Series D Equipment Notes:

         o American must deposit in trust for the benefit of the holders of such Equipment Notes a combination of money and direct obligations of the United States (and certain depository receipts representing interests in such direct obligations) ("U.S. Government Obligations") that will generate enough money to pay when due the principal of and interest on such Equipment Notes; and

         o American must deliver to the Trustees and the relevant Loan Trustee a legal opinion stating that there has been a change in the federal tax law from such law as in effect on the date of this Prospectus Supplement or that there has been an IRS ruling, in either case that lets American make the above deposit without causing the holders of the Class C and Class D Certificates to be taxed on their Certificates any differently than if American did not make the deposit and simply repaid the Series C and Series D Equipment Notes itself.

         American may only accomplish full defeasance if it obtains written confirmation from each Rating Agency that such full defeasance will not result in a withdrawal or downgrading of the rating of any Class of Certificates. If American were to accomplish full defeasance, as described above, holders of the Series C and Series D Equipment Notes so defeased would rely solely on the trust deposit for repayment on such Equipment Notes. Holders of such Equipment Notes could not look to American for repayment if a shortfall in the payment of principal of or interest on such Equipment Notes occurred. In addition, the holders of such Equipment Notes would have no beneficial interest in or other rights with respect to the related Aircraft or other assets subject to the lien of the related Indenture and such lien would terminate. (Indentures, Section 10.01)

LIMITATION OF LIABILITY

         Except as otherwise provided in the Indentures, each Loan Trustee, in its individual capacity, will not be answerable or accountable under the Indentures or the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or negligence.

INDENTURE EVENTS OF DEFAULT, NOTICE AND WAIVER

         "Indenture Events of Default" under each Indenture will include:

         o the failure by American to pay any interest, principal, Break Amount, if any, Prepayment Premium, if any, or Make-Whole Amount, if any, within 15 days after the same has become due on any Equipment Note issued thereunder;

         o the failure by American to pay any amount (other than interest, principal, Break Amount, if any, Prepayment Premium, if any, or Make-Whole Amount, if any) when due under the Indenture, any Equipment Note issued thereunder, or any other operative documents for more than 30 days after American receives written notice;

         o the failure by American to carry and maintain insurance or indemnity on or with respect to the Aircraft in accordance with the provisions of the related Indenture; provided that no such failure to carry and maintain insurance will constitute an Indenture Event of Default until the earlier of (i) the date such failure has continued unremedied for a period of 30 days after the Loan Trustee receives notice of the cancellation or lapse of such insurance or (ii) the date such insurance is not in effect as to the Loan Trustee;

         o the failure by American to perform or observe any other covenant or condition to be performed or observed by it under any operative document that continues for a period of 60 days after American receives written notice thereof; provided that, if such failure is capable of being remedied, no such failure will constitute an Indenture Event of Default for a period of one year after such notice is received by American so long as American is diligently proceeding to remedy such failure;

         o any representation or warranty made by American in the related operative documents proves to have been incorrect in any material respect when made, and such incorrectness continues to be material to the transactions contemplated by the Indenture and remains unremedied for a period of 60 days after American receives written notice thereof; provided that, if such incorrectness is capable of being remedied, no such incorrectness will constitute an Indenture Event of Default for a period of one year after such notice is received by American so long as American is diligently proceeding to remedy such incorrectness; and

         o the occurrence of certain events of bankruptcy, reorganization, or insolvency of American.

(Indentures, Section 4.01)

         There will not be any cross-default provisions in the Indentures. Consequently, events resulting in an Indenture Event of Default under any particular Indenture may or may not result in an Indenture Event of Default occurring under any other Indenture. If the Equipment Notes issued with respect to one or more Aircraft are in default and the Equipment Notes issued with respect to the remaining Aircraft are not in default, no remedies will be exercisable under the Indentures with respect to such remaining Aircraft.

         The holders of a majority in aggregate unpaid principal amount of the Equipment Notes outstanding on a given date and issued with respect to any Aircraft, by written instruction to the Loan Trustee, may on behalf of all the Note Holders waive any existing default and its consequences under the Indenture with respect to such Aircraft, except a default in the payment of the principal of, Break Amount (if any), Prepayment Premium (if any), Make-Whole Amount (if any), or interest due under any such Equipment Notes or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each affected Note Holder. (Indentures, Section 4.05)

REMEDIES

         The exercise of remedies under the Indentures will be subject to the terms of the Intercreditor Agreement, and the following description should be read in conjunction with the description of the Intercreditor Agreement.

         If an Indenture Event of Default occurs and is continuing under an Indenture, the related Loan Trustee may, and upon receipt of written instructions of the holders of a majority in principal amount of the Equipment Notes then outstanding under such Indenture will, declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon and, in the case of the Series G Equipment Notes, Break Amount, if any (but without any Prepayment Premium or Make-Whole Amount). The holders of a majority in principal amount of Equipment Notes outstanding under an Indenture may rescind any declaration of acceleration of such Equipment Notes if (i) there has been paid to the related Loan Trustee an amount sufficient to pay all overdue installments of principal and interest on any such Equipment Notes, and all other amounts owing under the operative documents, that have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Events of Default, other than nonpayment of principal amount or interest on the Equipment Notes that have become due solely because of such acceleration, have been cured or waived. (Indentures, Section 4.02)

         Each Indenture provides that if an Indenture Event of Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law. Such remedies include the right to take possession of the Aircraft and to sell all or any part of the airframe or any engine comprising the Aircraft subject to such Indenture.

         If the Equipment Notes issued in respect of one Aircraft are in default, the Equipment Notes issued in respect of the other Aircraft may not be in default, and, if not, no remedies will be exercisable under the applicable Indentures with respect to such other Aircraft.

         In the case of Chapter 11 bankruptcy proceedings in which an air carrier is a debtor, Section 1110 of the Bankruptcy Code ("Section 1110") provides special rights to holders of security interests with respect to "equipment" (as defined in Section 1110). Under Section 1110, the right of such financing parties to take possession of such equipment in compliance with the provisions of a security agreement is not affected by any other provision of the Bankruptcy Code or any power of the bankruptcy court. Such right to take possession may not be exercised for 60 days following the date of commencement of the reorganization proceedings. Thereafter, such right to take possession may be exercised during such proceedings unless, within the 60-day period or any longer period consented to by the relevant parties, the debtor agrees to perform its future obligations and cures all existing and future defaults on a timely basis. Defaults resulting solely from the financial condition, bankruptcy, insolvency, or reorganization of the debtor need not be cured.

         "Equipment" is defined in Section 1110, in part, as an aircraft, aircraft engine, appliance, or spare part (as defined in Section 40102 of Title 49 of the United States Code) that is subject to a security interest granted by a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo.

         It is a condition to the Trustee's obligation to purchase Equipment Notes with respect to each Aircraft that American's General Counsel provide her opinion to the Trustees that the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising the Aircraft originally subjected to the lien of the relevant Indenture. The opinion of American's General Counsel will not address the possible replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee will be entitled to Section 1110 benefits with respect to the replacement airframe unless there is a change in law or court interpretation that results in Section 1110 not being available. See "-- Certain Provisions of the Indentures -- Events of Loss." The opinion of American's General Counsel also will not address the availability of Section 1110 with respect to the bankruptcy proceedings of any possible lessee of an Aircraft if it is leased by American.

         In certain circumstances following the bankruptcy or insolvency of American where the obligations of American under any Indenture exceed the value of the Aircraft or other collateral under such Indenture, post-petition interest will not accrue on the related Equipment Notes. In addition, to the extent that distributions are made to any Certificateholders, whether under the Intercreditor Agreement or from drawings on the Liquidity Facilities or the Policy, in respect of amounts that would have been funded by post-petition interest payments on such Equipment Notes had such payments been made, there would be a shortfall between the claim allowable against American on such Equipment Notes after the disposition of the Aircraft and other collateral securing such Equipment Notes and the remaining balance of the Certificates. Such shortfall would first reduce some or all of the remaining claim against American available to the Trustees for the most junior Classes.

         If an Indenture Event of Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense, or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 3.03)

MODIFICATION OF INDENTURES

         Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and the related Participation Agreement may not be amended or modified, except to the extent indicated below.

         Any Indenture may be amended without the consent of the Note Holders to, among other things: (i) cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder; (ii) make any other provisions or amendments with respect to matters or questions arising under such Indenture or such Equipment Notes, or to amend, modify, or supplement any provision thereof, provided that such action does not adversely affect the interests of any Note Holder; (iii) cure any ambiguity or correct any mistake; (iv) provide for compliance with applicable law; (v) provide for the issuance of Series E Equipment Notes as described in

"Description of the Certificates -- Possible Issuance of Series E Equipment Notes"; (VI) PROVIDE FOR THE GUARANTEE BY AMR CORPORATION OR ANOTHER ENTITY OF ONE OR MORE INDENTURES, ONE OR MORE SERIES OF EQUIPMENT NOTES OR OF THE SERIES E EQUIPMENT NOTES; OR (VII) PROVIDE FOR THE ISSUANCE OF NEW SERIES C AND SERIES D EQUIPMENT NOTES AS DESCRIBED IN "DESCRIPTION OF THE CERTIFICATES -- POSSIBLE REFUNDING OF SERIES C EQUIPMENT NOTES AND SERIES D EQUIPMENT NOTES." (Indentures, Section 9.01)

         Without the consent of the holder of each Equipment Note outstanding under any Indenture affected thereby, no amendment or modification of such Indenture may, among other things, (i) reduce the principal amount of, or Break Amount (if any), Prepayment Premium (if any), Make-Whole Amount (if any), or interest payable on, any Equipment Notes issued under such Indenture or change the date on which any principal, Break Amount (if any), Prepayment Premium (if any), Make-Whole Amount (if any), or interest is due and payable, (ii) create any lien with respect to the property subject to the lien of the Indenture prior to or pari passu with the lien of such Indenture, except as provided in such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture in the property subject thereto, or (iii) reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture required to take or approve any action under such Indenture. (Indentures, Section 9.02(a))

INDEMNIFICATION

         American will be required to indemnify each Loan Trustee, each Liquidity Provider, the Policy Provider, the Subordination Agent, and each Trustee, but not the holders of Certificates, for certain losses, claims, and other matters. (Participation Agreements, Section 4.02).

         The Loan Trustee will not be required to take any action or refrain from taking any action (other than notifying the Note Holders if it knows of an Event of Default or of a default arising from American's failure to pay overdue principal, interest, or Break Amount (if any), Prepayment Premium (if any), Make-Whole Amount (if any), under any Equipment Note), unless it has received indemnification satisfactory to it against any risks incurred in connection therewith. (Indentures, Section 5.03).

CERTAIN PROVISIONS OF THE INDENTURES

         MAINTENANCE AND OPERATION

         Under the terms of each Indenture, American will be obligated, among other things and at its expense, to keep each Aircraft duly registered, and to maintain, service, repair, and overhaul the Aircraft so as to keep it in such condition as necessary to maintain the airworthiness certificate for the Aircraft in good standing at all times, other than during temporary periods of storage or grounding by applicable governmental authorities.
(Indentures, Section 7.02(c) and (e))

         American will agree not to maintain, use, or operate any Aircraft in violation of any law, rule, or regulation of any government having jurisdiction over such Aircraft, or in violation of any airworthiness certificate, license, or registration relating to such Aircraft, except to the extent American (or any lessee) is contesting in good faith the validity or application of any such law, rule, or regulation in any manner that does not involve any material risk of sale, forfeiture, or loss of the Aircraft. (Indentures, Section 7.02(b))

         American must make or cause to be made all alterations, modifications, and additions to each Airframe and Engine necessary to meet the applicable requirements of the FAA or any other applicable governmental authority of another jurisdiction in which the Aircraft may then be registered; provided, however, that American (or any lessee) may in good faith contest the validity or application of any such requirement in any manner that does not involve, among other things, a material risk of sale, forfeiture, or loss of the Aircraft. American (or any lessee) may add further parts and make other alterations, modifications, and additions to any Airframe or any Engine as American (or any such lessee) may deem desirable in the proper conduct of its business, including removal (without replacement) of parts, so long as such alterations, modifications, additions, or removals do not materially diminish the value or utility of such Airframe or Engine below its value or utility immediately prior to such alteration, modification, addition, or removal (assuming such Airframe or Engine was maintained in accordance with the Indenture), except that the value (but not the utility) of any Airframe or Engine may be reduced from time to time by the value of any such parts which have been removed that American deems obsolete or no longer suitable or appropriate for use on such Airframe or Engine. All parts (with certain exceptions) incorporated or installed in or added to such Airframe or Engine as a result of such alterations, modifications or additions will be subject to the lien of the Indenture. American (or any lessee) is permitted to remove (without replacement) parts that are in addition to, and not in replacement of or substitution for, any part originally incorporated or installed in or attached to an Airframe or Engine at the time of delivery thereof to American, as well as any part that is not required to be incorporated or installed in or attached to any Airframe or

Engine pursuant to applicable requirements of the FAA or other jurisdiction in which the Aircraft may then be registered, or any part that can be removed without materially diminishing the requisite value or utility of the Aircraft. (Indentures, Section 7.04(c))

         Except as set forth above, American will be obligated to replace or cause to be replaced all parts that are incorporated or installed in or attached to any Airframe or any Engine and become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair, or permanently rendered unfit for use. Any such replacement parts will become subject to the lien of the related Indenture in lieu of the part replaced.
(Indentures, Section 7.04(a))

         REGISTRATION, LEASING, AND POSSESSION

         Although American has no current intention to do so, American will be permitted to register an Aircraft in certain jurisdictions outside the United States, subject to certain conditions specified in the related Indenture. These conditions include a requirement that the laws of the new jurisdiction of registration will give effect to the lien of and the security interest created by the related Indenture in the applicable Aircraft. (Indentures, Section 7.02(e)) American also will be permitted, subject to certain limitations, to lease any Aircraft to any United States certificated air carrier or to certain foreign air carriers. In addition, subject to certain limitations, American will be permitted to transfer possession of any Airframe or any Engine other than by lease, including transfers of possession by American or any lessee in connection with certain interchange and pooling arrangements, "wet leases," and transfers in connection with maintenance or modifications and transfers to the government of the United States, Canada, France, Germany, Japan, The Netherlands, Sweden, Switzerland, and the United Kingdom or any instrumentality or agency thereof. (Indentures, Section 7.02(a)) There will be no general geographical restrictions on American's (or any lessee's) ability to operate the Aircraft. The extent to which the relevant Loan Trustee's lien would be recognized in an Aircraft if such Aircraft were located in certain countries is uncertain. In addition, any exercise of the right to repossess an Aircraft may be difficult, expensive, and time-consuming, particularly when such Aircraft is located outside the United States or has been registered in a foreign jurisdiction or leased to a foreign operator, and may be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of the Aircraft, which may be subject to delays and political risk. When a defaulting lessee or other permitted transferee is the subject of a bankruptcy, insolvency, or similar event such as protective administration, additional limitations may apply. See "Risk Factors -- Risk Factors Relating to the Certificates and the Offering -- Repossession."

         In addition, at the time of foreclosing on the lien on the Aircraft under the related Indenture, an Airframe subject to such Indenture might not be equipped with Engines subject to the same Indenture. If American fails to transfer title to engines not owned by American that are attached to repossessed Aircraft, it could be difficult, expensive, and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the Indenture.

         LIENS

         American is required to maintain each Aircraft free of any liens, other than the rights of the relevant Loan Trustee, American, the lien of the Indenture, any other rights existing pursuant to the other operative documents and pass through documents related thereto, the rights of others in possession of the Aircraft in accordance with the terms of the Indenture and liens attributable to other parties to the operative documents and pass through documents related thereto and certain other specified liens, including but not limited to (i) liens for taxes either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture, or loss of the Airframe or any Engine or the Loan Trustee's interest therein; (ii) materialmen's, mechanics', and other similar liens arising in the ordinary course of business and securing obligations that either are not overdue for more than 60 days or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or the Loan Trustee's interest therein; (iii) judgment liens so long as such judgment is discharged or vacated within 60 days or the execution of such judgment is stayed pending appeal or such judgment is discharged, vacated, or reversed within 60 days after expiration of such stay; (iv) salvage or similar rights of insurers under insurance policies maintained by American; and (v) any other lien as to which American has provided a bond or other security adequate in the reasonable opinion of the Loan Trustee and Liens approved in writing by the Loan Trustee with the consent of a majority in interest of the Note Holders. (Indentures, Section 7.01)

         INSURANCE

         Subject to certain exceptions, American is required to maintain, at its expense (or at the expense of a lessee), all-risk aircraft hull insurance covering each Aircraft, at all times in an amount not less than 110% of the aggregate outstanding principal amount of the Equipment Notes relating to such Aircraft. However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to the Equipment Notes. If an Aircraft suffers an Event of Loss, insurance proceeds up to an amount equal to the outstanding principal amount of the Equipment Notes, together with accrued but unpaid interest thereon, plus an amount equal to the interest that will accrue on the outstanding principal amount of the Equipment Notes during the period commencing on the date following the date of payment of such insurance proceeds to the Loan Trustee and ending on the loss payment date (in either case, the "Loan Amount"), will be paid to the applicable Loan Trustee. If an Aircraft or Engine suffers loss or damage not constituting an Event of Loss but involving insurance proceeds in excess of $15,000,000 (in the case of a Boeing 757-223, Boeing 757-223ER or Boeing 767-323ER) or $24,000,000 (in the case of a Boeing 777-223ER), proceeds in excess of such specified amounts up to the Loan Amount will be payable to the applicable Loan Trustee, and the proceeds up to such specified amounts and proceeds in excess of the Loan Amount will be payable directly to American so long as an Indenture Event of Default does not exist under the related Indenture. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the equipment. (Indentures, Section 7.06(b))

         In addition, American is obligated to maintain aircraft liability insurance at its expense (or at the expense of a lessee), including, without limitation, bodily injury, personal injury and property damage liability insurance (exclusive of manufacturer's product liability insurance), and contractual liability insurance with respect to each Aircraft. Such liability insurance must be underwritten by insurers of recognized responsibility. The amount of such liability insurance coverage may not be less than the amount of aircraft liability insurance from time to time applicable to similar aircraft in American's fleet on which American carries insurance. (Indentures, Section 7.06(a))

         American also is required to maintain war-risk aircraft hull insurance with respect to each Aircraft if and to the extent such insurance is maintained by American (or any lessee) with respect to other aircraft owned or operated by American (or such lessee) on the same routes on which the Aircraft is operated. (Indentures, Section 7.06(b))

         American may self-insure under a program applicable to all aircraft in its fleet, but the amount of such self-insurance in the aggregate may not exceed for any 12-month policy year 1% of the average aggregate insurable value (during the preceding policy year) of all aircraft on which American carries insurance, unless an insurance broker of national standing certifies that the standard among all other major U.S. airlines is a higher level of self-insurance, in which case American may self-insure the Aircraft to such higher level. In addition, American may self-insure to the extent of (i) any applicable deductible per occurrence that is not in excess of the amount customarily allowed as a deductible in the industry or is required to facilitate claims handling, or (ii) any applicable mandatory minimum per aircraft (or, if applicable, per annum or other period) liability insurance or hull insurance deductibles imposed by the aircraft liability or hull insurers. (Indentures, Section 7.06(c))

         In respect of each Aircraft, American is required to name the relevant Loan Trustee, each Trustee, the Subordination Agent, the Primary Liquidity Providers, and the Policy Provider as additional insured parties under the liability insurance policy required with respect to such Aircraft. In addition, the hull and liability insurance policies will be required to provide that, in respect of the interests of such additional insured party, the insurance shall not be invalidated or impaired by any action or inaction of American. (Indentures, Sections 7.06(a) and 7.06(b))

         EVENTS OF LOSS

         If an Event of Loss occurs with respect to the Airframe or the Airframe and one or more Engines of an Aircraft, American must elect within 90 days after such occurrence either to make payment with respect to such Event of Loss or to replace such Airframe and any such Engines. Depending upon American's election, not later than the first Business Day after the 120th day following the date of occurrence of such Event of Loss, American will either (i) redeem the Equipment Notes under the applicable Indenture by paying to the Loan Trustee the outstanding unpaid principal amount of such Equipment Notes, together with accrued interest thereon and, in the case of the Series G Equipment Notes, Break Amount, but without any Prepayment Premium or Make-Whole Amount or (ii) substitute an airframe (or airframe and one or more engines, as the case may be) for the Airframe, or Airframe and Engine(s), that suffered such Event of Loss. (Indentures, Sections 2.10 and 7.05(a)) See "-- Redemption."

         If American elects to replace an Airframe (or Airframe and one or more Engines, as the case may be) that suffered such Event of Loss, it will do so with, in the case of the Airframe, an airframe of a comparable or improved model of the same manufacturer, and, in the case of an Engine, an engine of the same or another manufacturer of a comparable or an improved model and suitable for installation and use on the Airframe, with a value and utility at least equal to the Airframe or Airframe and Engines to be replaced, assuming that such Airframe and such Engines were in the condition and repair required by the related Indenture. American is also required to provide to the relevant Loan Trustee opinions of counsel (i) to the effect that such Loan Trustee will be entitled to the benefits of Section 1110 with respect to the replacement airframe (unless, as a result of a change in law or governmental or judicial interpretation, such benefits were not available to it with respect to the Aircraft immediately prior to such replacement), and (ii) as to the due registration of the replacement aircraft and the due recordation of a supplement to the Indenture relating to such replacement aircraft and the validity and perfection of the security interest granted to the Loan Trustee in the replacement aircraft. (Indentures, Section 7.05(a))

         If American elects not to replace such Airframe, or Airframe and Engine(s), then upon payment of the outstanding principal amount of the Equipment Notes issued with respect to such Aircraft, together with accrued but unpaid interest thereon and, in the case of the Series G Equipment Notes, Break Amount, but without any Prepayment Premium or Make-Whole Amount, the lien of the Indenture relating to such Aircraft will terminate with respect to such Aircraft, and the obligation of American thereafter to make the scheduled interest and principal payments with respect thereto will cease. The payments made under the Indenture by American will be deposited with the applicable Loan Trustee. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to such Aircraft will be distributed by such Loan Trustee to American. (Indentures, Sections 2.10, 3.02, 7.05(a), and 7.05(c))

         If an Event of Loss occurs with respect to an Engine alone, American will be required to replace such Engine within 120 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). Such replacement engine will be the same model as the Engine to be replaced, or a comparable or improved model of the same or another manufacturer and suitable for installation and use on the Airframe, and will have a value and utility at least equal to the Engine to be replaced, assuming that such Engine was in the condition and repair required by the terms of the relevant Indenture. (Indentures, Section 7.05(b))

         An "Event of Loss" with respect to an Aircraft, Airframe, or any Engine means any of the following events with respect to such property:

         o the loss of such property, or of the use thereof due to destruction, damage beyond repair, or rendition of such property permanently unfit for normal use;

         o any damage to such property that results in an insurance settlement with respect to such property on the basis of a total loss or a compromised or constructive total loss;

         o any theft or disappearance of such property for a period exceeding 180 days;

         o the requisition for use of such property by any government (other than the government of Canada, France, Germany, Japan, The Netherlands, Sweden, Switzerland, the United Kingdom, or the United States or the government of the country of registry of the Aircraft) that results in the loss of possession of such property for a period exceeding 12 consecutive months;

         o the operation or location of the Aircraft, while under requisition for use by any government, in an area excluded from coverage by any insurance policy required by the terms of the Indenture, unless American has obtained indemnity or insurance in lieu thereof from such government;

         o any requisition of title or other compulsory acquisition, capture, seizure, deprivation, confiscation, or detention (excluding requisition for use or hire not involving a requisition of title) for any reason of the Aircraft by any government that results in the loss of title or use of the Aircraft for a period in excess of 180 days;

         o as a result of any law, rule, regulation, order, or other action by the FAA or other government of the country of registry, the use of the Aircraft or Airframe in the normal business of air transportation is prohibited by virtue of a condition affecting all aircraft of the same type for a period of 18 consecutive months, unless American is diligently carrying forward all steps that are necessary or desirable to permit the normal use of the Aircraft or, in any event, if such use is prohibited for a period of three consecutive years; and

         o with respect to an Engine only, any divestiture of title to or interest in such Engine or, in certain circumstances, the installation of such Engine on an airframe that is subject to a conditional sale or other security agreement.

         An Event of Loss with respect to an Aircraft is deemed to have occurred if an Event of Loss occurs with respect to the Airframe, unless American elects to substitute a replacement Airframe pursuant to the Indenture. (Indentures, Annex A)

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion of the material federal income tax consequences of the purchase, ownership, and disposition of Class G Certificates to a Certificate Owner that purchases Class G Certificates in the initial offering thereof at the offering price set forth herein and holds such Class G Certificates as capital assets. The discussion below replaces the discussion set forth under the heading "Certain Federal Income Tax Consequences" in the accompanying Prospectus. The discussion is based on laws, regulations, rulings, and decisions in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect, or different interpretation. The discussion does not address all of the federal income tax consequences that may be relevant to all Certificate Owners in light of their particular circumstances (including, for example, any special rules applicable to tax-exempt organizations, broker-dealers, and insurance companies). Except for the discussion below under "-- Certain Federal Income Tax Consequences to Foreign Certificateholders," this discussion is addressed only to beneficial owners of Class G Certificates that are (i) individual citizens or residents of the United States, (ii) corporations created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or (iii) partnerships, trusts or estates treated, for federal income tax purposes, as domestic partnerships, trusts, or estates ("U.S. Persons"). The statements of law and legal conclusion set forth herein are based upon the opinion of Debevoise & Plimpton, counsel to American. Persons considering an investment in the Class G Certificates should consult their own tax advisors regarding the federal, state, local, and any other tax consequences to them of the purchase, ownership, and disposition of Class G Certificates in light of their own particular circumstances. The Trusts, the Subordination Agent, and the Loan Trustees are not indemnified for any federal income taxes or with certain exceptions other taxes that may be imposed upon them, and the imposition of any such taxes could result in a reduction in the amounts available for distribution to the Certificate Owners.

TAX STATUS OF THE TRUSTS

         The Trusts will not be classified as associations (or publicly traded partnerships) taxable as corporations for federal income tax purposes and will not be subject to federal income tax. The Class G Trust will file federal income tax returns and report to investors on the basis that it is a grantor trust. If the Class G Trust was treated as a partnership for federal income purposes rather than as a grantor trust, the consequences to Certificate Owners and, to the extent described below, Non-U.S. Certificateholders, would not be materially different. The discussion below assumes that the Trusts will be classified as grantor trusts.

TAXATION OF CERTIFICATE OWNERS GENERALLY

         Each Certificate Owner of a Class G Certificate will be treated as the owner of a pro rata undivided interest in the Equipment Notes and any other property held in the Class G Trust, and will be required to report on its federal income tax return its pro rata share of the entire income from each of the Series G Equipment Notes and any other property held in such Trust, in accordance with such Certificate Owner's method of accounting. A Certificate Owner of a Class G Certificate using the cash method of accounting must take into account its pro rata share of income as and when received by the Class G Trustee. A Certificate Owner of a Class G Certificate using an accrual method of accounting must take into account its pro rata share of income as it accrues or is received by the Class G Trustee, whichever is earlier.

         A Certificate Owner will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the Class G Trust to the extent provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Class G Trustee and the Primary Liquidity Provider, will be borne by parties other than the Certificate Owners. It is possible that such fees and expenses will be treated as constructively received by the Class G Trust, in which event a Certificate Owner will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses to the extent provided in Section 162 or 212 of the Code. If a Certificate Owner is an individual, estate, or trust, the deduction for such Certificate Owners's share of such fees or expenses will generally be allowed only to the extent that all of such Certificate Owner's miscellaneous itemized deductions, including such Certificate Owners' share of such fees and expenses, exceed 2% of such Certificate Owner's adjusted gross income. In addition, in the case of a Certificate Owner who is an individual, certain otherwise allowable itemized deductions will be subject to additional limitations on itemized deductions under the applicable provisions of the Code.

SALES OF CERTIFICATES

         A Certificate Owner that sells a Class G Certificate will recognize capital gain or loss (in the aggregate) equal to the difference between the amount realized on the sale (except to the extent attributable to accrued interest, which will be taxable as interest income if not previously included in income) and such Certificate Owner's adjusted tax basis in the Series G Equipment Notes and any other property held by the Class G Trust. Any such gain or loss generally will be long-term capital gain or loss if the Class G Certificate was held for more than one year (except to the extent attributable to any property held by the Class G Trust for one year or less). Any long-term capital gains with respect to the Class G Certificates are taxable to corporate taxpayers at the rates applicable to ordinary income and to individual taxpayers at a maximum rate of 20%. Any capital losses will be deductible by corporate taxpayers only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus a limited amount of other income.

BOND PREMIUM

         A Certificate Owner of a Class G Certificate generally will be considered to have acquired an interest in a Series G Equipment Note held in the Class G Trust at a bond premium to the extent such Certificate Owner's tax basis allocable to such Series G Equipment Note exceeds the remaining principal amount of the Series G Equipment Note allocable to such Certificate Owner's Certificate. In that event, such Certificate Owner may, in certain circumstances, be able to amortize that bond premium (generally on a constant yield basis) as an offset to interest income with corresponding reductions in such Certificate Owner's tax basis in such Series G Equipment Note. Special rules apply to an Equipment Note that may be called at a redemption premium prior to maturity. It is unclear how these rules apply to an Equipment Note when there is more than one possible call date and the amount of any redemption premium is uncertain. Certificate Owners should consult their own tax advisors regarding the advisability and consequences of an election to amortize any bond premium with respect to the Equipment Notes.

TRUSTS CLASSIFIED AS PARTNERSHIPS

         If the Class G Trust is classified as a partnership (and not as a publicly traded partnership taxable as a corporation) for federal income tax purposes, income or loss with respect to the assets held by the Class G Trust will be calculated at the Trust level but such Class G Trust itself will not be subject to federal income tax. A Certificate Owner would be required to report its share of the Class G Trust's items of income and deduction on its tax return for its taxable year within which the Class G Trust's taxable year (which should be a calendar year) ends. A Certificate Owner's basis in its interest in the Class G Trust would be equal to the purchase price therefor, plus its share of the Class G Trust's net income, minus its share of any net losses of the Class G Trust, and minus the amount of any distributions from the Class G Trust. In the case of an original purchaser of a Class G Certificate that is a calendar year taxpayer, income and loss generally should be the same as it would be if the Class G Trust were classified as a grantor trust, except that income or loss would be reported on an accrual basis even if the Certificate Owner otherwise uses the cash method of accounting. A subsequent purchaser, however, generally would be subject to tax on the same basis as an original holder with respect to its interest in the Class G Trust, and would not be subject to the bond premium rules described above under "--Bond Premium" or to certain rules relating to market discount during the duration of the Trust. Non-U.S. Certificateholders should not be subject to U.S. withholding tax to the extent provided under "--Certain Federal Income Tax Consequences to Foreign Certificateholders" below and should not be treated as engaged in a U.S. trade or business solely by reason of the Class G Trust being classified as a partnership.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS

         Subject to the discussion of backup withholding below, payments of principal and interest on the Series G Equipment Notes to, or on behalf of, any beneficial owner of a Class G Certificate that is not a U.S. Person (a "Non-U.S. Certificateholder") will not be subject to U.S. federal withholding tax, provided, in the case of interest, that:

         o(i) such Non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of American entitled to vote,

         o(ii) such Non-U.S. Certificateholder is not a controlled foreign corporation for U.S. tax purposes that is related to American, and

         o(iii) either (A) the Non-U.S. Certificateholder certifies, under penalties of perjury, that it is not a U.S. Person and provides its name and address and certain other information or
                  (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and that holds the Class G Certificate on behalf of the Non-U.S. Certificateholder certifies, under penalties of perjury, that such a certification and the Non-U.S. Certificateholder's name and address have been received from the Non-U.S. Certificateholder by it or by another financial institution and furnishes to the withholding agent the name and address of the Non-U.S. Certificateholder and a copy of the Non-U.S. Certificateholder's certification, so long as the U.S. Treasury Department has not published a determination that a certification from such financial institution may not be relied upon.

         Treasury regulations that became effective January 1, 2001 provide alternative methods for satisfying the requirement referred to in clause (iii) above. These regulations also generally require, in the case of a Class G Certificate held by a foreign partnership, that the requirement referred to in clause (iii) above be satisfied by the partners rather than the foreign partnership and the partnership provide certain information.

         Any capital gain realized by a Non-U.S. Certificateholder upon the sale of a Class G Certificate or with respect to an Equipment Note generally will not be subject to U.S. federal income or withholding taxes if such gain is not effectively connected with a U.S. trade or business of the Non-U.S. Certificateholder and, in the case of an individual, such Non-U.S. Certificateholder is not present in the United States for 183 days or more in the taxable year of the sale or other disposition.

         Any such interest or capital gain that is effectively connected with the conduct of a U.S. trade or business of the Non-U.S. Certificateholder will be subject to regular federal income tax at graduated rates (and in certain cases a branch profit tax), unless an applicable tax treaty provides an exemption.

         Prospective investors that are not U.S. Persons should consult their own tax advisors regarding the income, estate and other tax consequences to them of the purchase, ownership, and disposition of the Class G Certificates under U.S. federal, state, and local, and any other relevant, law in light of their own particular circumstances. If any U.S. federal or other tax is required to be withheld with respect to a non-U.S. Certificateholder, neither American nor the Trusts would be required to pay any additional amount to such non-U.S. Certificateholder.

BACKUP WITHHOLDING

         In general, payments made on the Class G Certificates, and proceeds from the sale of Class G Certificates to or through certain brokers, will be subject to information reporting requirements. Such payments may also be subject to a "backup" withholding tax at a rate of 30% in 2002 and 2003, 29% in 2004 and 2005, 28% in 2006 through 2010, and 31% thereafter unless the Certificate Owner complies with certain reporting procedures or is exempt from such requirements. Any such withheld amounts will be allowed as a credit against the Certificate Owner's federal income tax and may entitle such Certificate Owner to a refund if the required information is furnished to the Internal Revenue Service. Certain penalties may be imposed by the Internal Revenue Service on a Certificate Owner who is required to supply information but who does not do so in the proper manner.

         A Non-U.S. Certificateholder may also be subject to information reporting requirements and to backup withholding at the rate described above unless such Non-U.S. Certificateholder complies with certain reporting procedures or otherwise establishes an exemption. Additional information reporting and backup withholding requirements with respect to the payment of the proceeds from the disposition of a Class G Certificate by a Non-U.S. Certificateholder are as follows:

         o If the proceeds are paid to or through the U.S. office of a broker, they generally will be subject to information reporting and backup withholding unless the holder certifies that it is not a U.S. Person under penalties of perjury or otherwise establishes an exemption.

         o If the proceeds are paid to or through a Non-U.S. office of a broker that is not a U.S. Person and is not a foreign person with certain specified U.S. connections (a "U.S. related person"), they will not be subject to information reporting or backup withholding.

         o If the proceeds are paid to or through a non-U.S. office of a broker that is a U.S. Person or a U.S. related person, they generally will be subject to information reporting (but not backup withholding) unless the holder certifies that it is not a U.S. person under penalty of perjury or otherwise establishes an exemption.

                            CERTAIN CONNECTICUT TAXES

         The Trustee is a national banking association with its corporate trust office in Connecticut. Bingham McCutchen LLP, counsel to the Trustee, has advised American that, in its opinion, under currently applicable law, assuming that each Trust will not be taxable as a corporation for federal income tax purposes, but, rather, will be classified for such purposes as a grantor trust or as a partnership, (i) the Trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise, or doing business tax), fee or other governmental charge under the laws of the State of Connecticut or any political subdivision thereof and (ii) Certificate Owners that are not residents of or otherwise subject to tax in Connecticut will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise, or doing business tax), fee or other governmental charge under the laws of the State of Connecticut or any political subdivision thereof as a result of purchasing, owning (including receiving payments with respect to) or selling a Certificate. Neither the Trusts nor the Certificate Owners will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificate Owners of such Trust. In general, should a Certificate Owner or a Trust be subject to any state or local tax that would not be imposed if the Trust were administered in a different jurisdiction in the United States or if the Trustee were located in a different jurisdiction in the United States, the Trustee will either relocate the administration of the Trust to such other jurisdiction or resign and, in the event of such a resignation, a new Trustee in such other jurisdiction will be appointed.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to Title I of ERISA and on entities that are deemed to hold the assets of such plans ("ERISA Plans"), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the Plan.

         Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, "Plans")) and certain persons (referred to as "parties in interest" or "disqualified persons") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

         Any Plan fiduciary which proposes to cause a Plan to purchase Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

         Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to state or other federal laws or regulations that are substantially similar to the foregoing provisions of ERISA and the Code ("Similar Law"). Fiduciaries of any such plans should consult with their counsel before purchasing Certificates to determine the need for, and the availability, if necessary, of any exemptive relief under any such laws or regulations.

PLAN ASSETS ISSUES

         The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101 (the "Plan Asset Regulation"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests (directly or indirectly) in a Certificate, the Plan's assets will include both the Certificate and an undivided interest in each of the underlying assets of the corresponding Trust, including the Equipment Notes held by such Trust, unless it is established that equity participation in the Trust by benefit plan investors (including but not limited to Plans and entities whose underlying assets include Plan assets by reason of an employee benefit plan's investment in the entity) is not "significant" within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in a particular Trust by, or on behalf of, benefit plan investors will not be monitored. If the assets of a Trust are deemed to constitute the assets of a Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code unless a statutory or administrative exemption is applicable to the transaction.

PROHIBITED TRANSACTION EXEMPTIONS

         In addition, whether or not the assets of a Trust are deemed to be Plan assets under the Plan Asset Regulation, the fiduciary of a Plan that proposes to purchase and hold any Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, or (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, American and its affiliates, the Underwriters, the Trustees, the Policy Provider, or the Liquidity Providers. Moreover, if Certificates are purchased by a Plan and Certificates of a subordinate Class are held by a party in interest or a disqualified person with respect to such Plan, the exercise by the holder of the subordinate Class of Certificates of its right to purchase the senior Classes of Certificates upon the occurrence and during the continuation of a Triggering Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the satisfaction of certain conditions which may include the identity of the Plan fiduciary making the decision to acquire or hold Certificates on behalf of a Plan, Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the "Class Exemptions") could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates.

         Each person who acquires or accepts a Certificate or an interest therein will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) no assets of a Plan or governmental or church plan, or any trust established with respect to a Plan or governmental or church plan, have been used to acquire such Certificate or an interest therein or (ii) the purchase and holding of such Certificate or an interest therein by such person are exempt from the prohibited transaction restrictions of ERISA and the Code or any provisions of Similar Law, as applicable, pursuant to one or more prohibited transaction statutory or administrative exemptions.

SPECIAL CONSIDERATIONS APPLICABLE TO INSURANCE COMPANY GENERAL ACCOUNTS

         Any insurance company proposing to invest assets of its general account in the Certificates should consider the implications of the United States Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86, 114 S.Ct. 517 (1993), which in certain circumstances treats such general account assets as assets of a Plan that owns a policy or other contract with such insurance company, as well as the effect of
Section 401(c) of ERISA as interpreted by regulations issued by the United States Department of Labor in January, 2000.

         EACH PLAN FIDUCIARY (AND EACH FIDUCIARY FOR A GOVERNMENTAL OR CHURCH PLAN SUBJECT TO SIMILAR LAW) SHOULD CONSULT WITH ITS LEGAL ADVISOR CONCERNING THE POTENTIAL CONSEQUENCES TO THE PLAN UNDER ERISA, THE CODE OR SUCH SIMILAR LAWS OF AN INVESTMENT IN ANY OF THE CERTIFICATES.

                                  UNDERWRITING

         Under the terms and subject to the conditions contained in the Underwriting Agreement dated September , 2002 (the "Underwriting Agreement"), the Underwriters named below (the "Underwriters") have agreed with American to purchase from the Trustee the following respective principal amounts of the Class G Certificates:

                                                                       FACE
                                                                     AMOUNT OF
                                                                      CLASS G
UNDERWRITER                                                        CERTIFICATES
-----------                                                        ------------

Salomon Smith Barney Inc........................................   $

J.P. Morgan Securities Inc......................................

Credit Suisse First Boston Corporation..........................

Merrill Lynch Pierce Fenner & Smith Incorporated................

Morgan Stanley & Co. Incorporated...............................

         Total..................................................   $
                                                                   ------------
                                                                   ============

         The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all of the Class G Certificates if any are purchased. The Underwriting Agreement provides that if an Underwriter defaults the purchase commitments of non-defaulting Underwriters may be increased or the offering of Class G Certificates may be terminated. The Underwriters have advised American that the Underwriters propose to offer all or part of the Class G Certificates directly to the public at the public offering price set forth on the cover page of this Prospectus Supplement and to certain selling group members at such prices less concessions not in excess of the amounts set forth below. The Underwriters and selling group members may allow discounts not in excess of the amounts set forth below on sales to other broker/dealers. After the initial public offering, the public offering prices and concessions and discounts may be changed.

PASS THROUGH                                       CONCESSION       REALLOWANCE
CERTIFICATE DESIGNATION                            TO DEALERS        CONCESSION
-----------------------                            ----------       -----------

2002-1G ....................................       %                 %

         The aggregate proceeds from the sale of the Class G Certificates will be $617,000,000. American will pay the Underwriters a commission of $ . American estimates that its out of pocket expenses for the offering will be approximately $ .

         The Class G Certificates are a new issue of securities with no established trading market. American has been advised by one or more of the Underwriters that they presently intend to make a market in the Class G Certificates, as permitted by applicable laws and regulations. No Underwriter is obligated, however, to make a market in the Class G Certificates, and any such market-making may be discontinued at any time, at the sole discretion of such Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Class G Certificates.

         American has agreed to reimburse the Underwriters for certain expenses and has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof.

         From time to time, several of the Underwriters or their affiliates perform investment banking and advisory services for, and provide general financing and banking services to, American and its affiliates. Citibank, N.A., the initial Primary Liquidity Provider, is an affiliate of Salomon Smith Barney Inc. The initial Above-Cap Liquidity Provider, Credit Suisse First Boston International, is an affiliate of Credit Suisse First Boston Corporation. In addition, Phillip J. Purcell, the Chairman and Chief Executive Officer of Morgan Stanley Dean Witter & Co., the parent of Morgan Stanley & Co. Incorporated, is a director of American.

         It is expected that delivery of the Class G Certificates will be made against payment therefor on or about the date specified in the second to last paragraph of the cover page of this Prospectus Supplement, which will be the business day following the date of pricing of the Class G Certificates (such settlement cycle being referred to as "T+ "). Under Rule 15c6-1 of the Commission under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Class G Certificates on any day prior to the third business day before the date of initial delivery of the Class G Certificates will be required, by virtue of the fact that the Class G Certificates initially will settle on a delayed basis, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

         The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act.

         o Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

         o Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

         o Syndicate covering transactions involve purchases of the Class G Certificates in the open market after the distribution has been completed in order to cover syndicate short positions.

         o Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Class G Certificates originally sold by such syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

Such stabilizing transactions, syndicate covering transactions, and penalty bids may cause the price of the Class G Certificates to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

                               LUXEMBOURG LISTING

         Application will be made to list the Class G Certificates on the Luxembourg Stock Exchange.

                                 LEGAL OPINIONS

         The validity of the Class G Certificates is being passed upon for American by Debevoise & Plimpton, New York, New York, and for the Underwriters by Shearman & Sterling, New York, New York. The respective counsel for American and the Underwriters will rely upon Bingham McCutchen LLP, Hartford, Connecticut, counsel to State Street Bank and Trust Company of Connecticut, National Association, as to certain matters relating to the authorization, execution, and delivery of the Basic Agreement, each Trust Supplement and the Certificates, and the valid and binding effect thereof, and on the opinion of Anne H. McNamara, Esq., Senior Vice President and General Counsel of American, as to certain matters relating to the authorization, execution, and delivery of the Basic Agreement and each Trust Supplement by American.

                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited the consolidated financial statements and schedules of AMR and American included in AMR's and American's Annual Reports on Form 10-K for the year ended December 31, 2001, as set forth in their reports, which are incorporated by reference in the Prospectus accompanying this Prospectus Supplement. Such consolidated financial statements and schedules are incorporated therein by reference in reliance on Ernst & Young LLP's reports, given upon their authority as experts in accounting and auditing.

         The references to AISI, AvSolutions, and MBA and to their respective appraisal reports, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

         The consolidated balance sheets of MBIA Inc. and subsidiaries and MBIA Insurance Corporation and subsidiaries as of December 31, 2001 and December 31, 2000 and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2001, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                   APPENDIX I

                                 INDEX OF TERMS

         The following is an index showing the page in this Prospectus Supplement where certain defined terms appear.

                                                                        PAGE

Above-Cap Account........................................................S-47
Above-Cap Liquidity Facility.............................................S-46
Above-Cap Liquidity Provider.............................................S-48
Above-Cap Payment........................................................S-46
Above-Cap Reserve Account................................................S-47
Above-Cap Reserve Amount.................................................S-47
Act......................................................................S-19
Adjusted Expected Distributions..........................................S-57
Aggregate LTV Collateral Amount..........................................S-58
Aircraft.................................................................S-59
AISI.....................................................................S-59
American..................................................................S-5
Applicable Date..........................................................S-63
Appraised Current Market Value...........................................S-58
Appraisers...............................................................S-59
Assumed Aircraft Value...................................................S-65
Average Life Date........................................................S-64
Avoidance Drawing........................................................S-29
AvSolutions..............................................................S-59
Bankruptcy Code..........................................................S-35
Base Rate................................................................S-45
Basic Agreement..........................................................S-27
Break Amount.............................................................S-63
Business Day.............................................................S-30
Capped Interest Rate.....................................................S-42
Capped LIBOR.............................................................S-46
Cede.....................................................................S-40
Certificate Account......................................................S-29
Certificate Owner........................................................S-40
Certificateholders.......................................................S-27
Certificates.............................................................S-27
Class C Certificateholders...............................................S-27
Class C Certificates.....................................................S-27
Class C Trust............................................................S-27
Class C Trustee..........................................................S-27
Class D Certificateholders...............................................S-27
Class D Certificates.....................................................S-27
Class D Trust............................................................S-27
Class D Trustee..........................................................S-27
Class E Certificates.....................................................S-38
Class E Trust............................................................S-38
Class E Trustee..........................................................S-38
Class Exemptions.........................................................S-76
Class G Certificateholders...............................................S-27
Class G Certificates.....................................................S-27
Class G Trust............................................................S-27
Class G Trustee..........................................................S-27
Code.....................................................................S-75
Commission...............................................................S-26
Company...................................................................S-5
Controlling Party........................................................S-52
Current Distribution Date................................................S-55
date of determination....................................................S-64
Defaulted Series G Equipment Note........................................S-13
Depreciation Assumption..................................................S-65
Disposition..............................................................S-13
disqualified persons.....................................................S-75
Distribution Date........................................................S-29
Downgrade Drawing........................................................S-43
Drawing..................................................................S-44
DTC......................................................................S-40
DTC Participants.........................................................S-40
Election Distribution Date...............................................S-49
Equipment................................................................S-67
Equipment Notes..........................................................S-61
ERISA....................................................................S-75
ERISA Plans..............................................................S-75
Event of Loss............................................................S-71
Excess Reimbursement Obligations.........................................S-54
Exchange Act..............................................................S-4
Expected Distributions...................................................S-55
FAA......................................................................S-19
Final Distributions......................................................S-53
Final Drawing............................................................S-44
Final Legal Distribution Date............................................S-29
financial institution....................................................S-73
full defeasance..........................................................S-65
GAAP.....................................................................S-25
H.15(519)................................................................S-64
Indenture................................................................S-61
Indenture Events of Default..............................................S-65
Indirect Participants....................................................S-40
Initial Interest Period..................................................S-28
Intercreditor Agreement..................................................S-51
Interest Drawings........................................................S-41
Interest Period..........................................................S-62
Issuance Date............................................................S-28
LIBOR....................................................................S-62
Liquidity Expenses.......................................................S-55
Liquidity Facilities.....................................................S-41
Liquidity Facility LIBOR.................................................S-45
Liquidity Obligations....................................................S-55
Liquidity Providers......................................................S-48
Loan Amount..............................................................S-70

Loan Trustee.............................................................S-61
London Banking Days......................................................S-62
LTV Appraisal............................................................S-58
LTV Collateral Amount....................................................S-58
LTV Ratio................................................................S-58
LTVs......................................................................S-7
Luxembourg Paying Agent..................................................S-40
Make-Whole Amount........................................................S-63
Maximum Available Commitment.............................................S-41
MBA......................................................................S-59
MBIA.....................................................................S-24
Minimum Sale Price.......................................................S-53
Moody's..................................................................S-23
most recent H.15(519)....................................................S-64
No Proceeds Drawing......................................................S-29
Non-Extension Drawing....................................................S-44
Non-Performing Equipment Notes ..........................................S-57
Non-U.S. Certificateholder...............................................S-73
Note Holder..............................................................S-33
Order....................................................................S-51
Parent Company...........................................................S-24
Participation Agreement..................................................S-61
parties in interest......................................................S-75
Pass Through Trust Agreements............................................S-27
Performing Equipment Note................................................S-42
Permitted Investments....................................................S-33
Plan Asset Regulation....................................................S-75
Plans....................................................................S-75
Policy...................................................................S-48
Policy Account...........................................................S-50
Policy Business Day......................................................S-51
Policy Drawing...........................................................S-55
Policy Expenses..........................................................S-55
Policy Fee Letter........................................................S-51
Policy Provider..........................................................S-24
Policy Provider Agreement................................................S-51
Policy Provider Default..................................................S-53
Policy Provider Election.................................................S-49
Policy Provider Obligations..............................................S-55
Pool Balance.............................................................S-30
Pool Factor..............................................................S-30
Preference Amount........................................................S-51
Prepayment Premium.......................................................S-64
Primary Cash Collateral Account..........................................S-43
Primary Liquidity Event of Default.......................................S-45
Primary Liquidity Facility...............................................S-41
Primary Liquidity Provider...............................................S-41
Prior Funds..............................................................S-48
Prospectus................................................................S-4
Prospectus Supplement.....................................................S-4
PTC Event of Default.....................................................S-34
PTCE.....................................................................S-76
Rating Agencies..........................................................S-23
Reference Agency Agreement...............................................S-62
Reference Agent..........................................................S-62
Reference Date...........................................................S-62
Refunding................................................................S-38
Regular Distribution Dates...............................................S-29
Remaining Weighted Average Life..........................................S-64
Replacement Above-Cap Liquidity Facility.................................S-47
Replacement Primary Facility.............................................S-43
Required Amount..........................................................S-41
SAP......................................................................S-26
Scheduled Payments.......................................................S-29
Section 1110.............................................................S-67
Section 1110 Period......................................................S-42
Securities Act............................................................S-4
Series...................................................................S-61
Series C Equipment Notes.................................................S-61
Series D Equipment Notes.................................................S-61
Series E Equipment Notes.................................................S-61
Series G Equipment Notes.................................................S-61
Similar Law..............................................................S-75
Special Distribution Date................................................S-29
Special Payment..........................................................S-29
Special Payments Account.................................................S-29
Standard & Poor's........................................................S-23
Stated Interest Rates....................................................S-41
Subordination Agent......................................................S-51
Termination Notice.......................................................S-45
Threshold Rating.........................................................S-43
Transportation Code......................................................S-35
Treasury Yield...........................................................S-64
Triggering Event.........................................................S-53
Trust Indenture Act......................................................S-36
Trust Property...........................................................S-27
Trust Supplement.........................................................S-27
Trustees.................................................................S-27
Trusts...................................................................S-27
TWA.......................................................................S-4
U.S. Government Obligations..............................................S-65
U.S. Persons.............................................................S-72
Underwriters.............................................................S-76
Underwriting Agreement...................................................S-76

                                   APPENDIX II

                                APPRAISAL LETTERS

                [AIRCRAFT INFORMATION SERVICES, INC. LETTERHEAD]


13 September 2002

Ms. Leslie M. Benners
Managing Director - Corporate Finance and Banking
American Airlines
4333 Amon Carter Boulevard
Mail Drop 5662
Fort Worth, TX 76155

Subject: AISI Report: A2S047BVO, Sight Unseen Base Value Appraisal Eight B757-223, Two B757-223ER, Six B767-323ER and Three B777-223ER Aircraft.

Reference:      (a) Salomon Smith Barney E-mails, 08 Jul, 28 Aug, 09 Sep &
                11 Sep 2002

Dear Ms. Benners:

Aircraft Information Services, Inc. (AISI) is pleased to offer American Airlines our opinion of the sight unseen half life base value of eight B757-223, two B757-223ER, six B767-323ER and three B777-223ER aircraft as listed and defined in the above reference (a) message and in Table I of this report.

1. METHODOLOGY AND DEFINITIONS

The standard terms of reference for commercial aircraft value are 'base value' and `current market value' of an 'average' aircraft. Base value is a theoretical value that assumes a hypothetical balanced market while current market value is the value in the real market; both assume a hypothetical average aircraft condition. All other values are derived from these values. AISI value definitions are consistent with the current definitions of the International Society of Transport Aircraft Trading (ISTAT), those of 01 January 1994. AISI is a member of that organization and employs an ISTAT Certified and Senior Certified Appraiser.

AISI defines a 'base value' as that of a transaction between an equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, with supply and demand of the sale item roughly in balance and with no event which would cause a short term change in the market.

13 September 2002
AISI File No. A2S047BVO
Page - 2 -

Base values are typically given for aircraft in 'new' condition, 'average half-life' condition, or 'adjusted' for an aircraft in a specifically described condition at a specific time. An 'average' aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. AISI assumes average condition unless otherwise specified in this report. AISI also assumes that airframe, engine and component maintenance and essential records are sufficient to permit normal commercial operation under a strict airworthiness authority.

'Half-life' condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval.

An 'adjusted' appraisal reflects an adjustment from half life condition for the actual condition, utilization, life remaining or time remaining of an airframe, engine or component.

It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

AISI defines a 'current market value', which is synonymous with the older term `fair market value' as that value which reflects the real market conditions including short term events, whether at, above or below the base value conditions. Assumption of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Current market value assumes that there is no short term time constraint to buy or sell.

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft.

13 September 2002
AISI File No. A2S047BVO
Page - 3 -

If more than one aircraft is contained in this report than it should be noted that the values given are not directly additive, that is, the total of the given values is not the value of the fleet but rather the sum of the values of the individual aircraft if sold individually over time so as not to exceed demand.

2. VALUATION

Following is AISI's opinion of the half life base value for the subject aircraft in September 2002 US dollars.

Valuations are presented in Table I subject to the assumptions, definitions and disclaimers herein and are predicated upon the reference (a) data which describes the aircraft MTOW, engines installed, and any item or capability which would have a significant effect on value.

The terrorist actions that occurred in the United States on 11 September 2001 have had a significant negative effect on current market values of all commercial aircraft as demand for air travel has declined sharply. The amount of decline varies considerably with new aircraft affected the least and older aircraft affected the most. The present used aircraft market is considered to be a distressed market and is very tenuous, with very few transactions upon which to base value opinions. The best value indicators available at present are lease rates and numbers of stored aircraft. Base value opinions have also declined but only where irreversible market changes have occurred with regard to specific aircraft types in the judgment of AISI. Typically an irreversible market change occurs when it is believed that the decline in current market value is permanent, thus causing a corresponding but usually smaller decline in base value.

                                     TABLE I



                                             Aircraft
Manufacturer's          Aircraft Serial    Registration      Half Life Base Value
Delivery Date              Number             Number           Sep 2002 US Dollar


                 BOEING 757-223; RB211-535E4B, 250,000 LB. Mtow

Jun-95                     27055              N604AA             42,700,000
Jun-95                     27056              N605AA             42,700,000
Apr-96                     27057              N606AA             44,470,000
Jan-99                     29590              N680AN             49,760,000
Jan-02                     32395              N176AA             55,950,000
Jan-02                     32396              N177AN             55,950,000
Mar-02                     32399              N173AN             55,950,000
Apr-02                     32400              N172AJ             55,950,000

                BOEING 757-223ER; RB211-535E4B, 250,000 LB. Mtow

Jul-96                     27446              N608AA             45,220,000
Jul-96                     27447              N609AA             45,220,000

                 BOEING 767-323ER; CF6-80C2B6, 408,000LB. Mtow

Jan-95                     27449              N389AA             64,030,000
Feb-95                     27450              N390AA             64,030,000
Feb-95                     27451              N391AA             64,030,000
Apr-98                     29429              N392AN             73,510,000
May-98                     29430              N393AN             73,510,000
Jul-98                     29432              N395AN             73,510,000

             BOEING 777-223ER; RB211-TRENT 892-17, 648,000 LB. Mtow

Apr-00                     30005              N785AN             118,680,000
Apr-00                     30250              N786AN             118,680,000
Dec-00                     30257              N795AN             118,680,000

13 September 2002
AISI File No. A2S047BVO
Page - 5 -

Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. Such conclusions and opinions are judgments that reflect conditions and values which are current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any party's action or failure to act as a result of reliance or alleged reliance on this report.


Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.



/s/ JOHN D. MCNICOL
John D. McNicol
Vice President
Appraisals & Forecasts

                                                              [AvSOLUTIONS LOGO]
--------------------------------------------------------------------------------


                                                                 August 28, 2002

Ms. Leslie Benners
Managing Director - Corporate Finance and Banking
American Airlines
4333 Amon Carter Boulevard
Mail Drop 5662
Fort Worth, TX 76155

Dear Ms. Benners:

         AvSOLUTIONS is pleased to provide its opinion on the base values as of August 2002 of eight Boeing 757-223 aircraft, two Boeing 757-223ER aircraft, six Boeing 767-323ER, and three Boeing 777-223ER aircraft (collectively, the "Aircraft"). A list of the nineteen (19) aircraft, along with their registrations, delivery dates and engine types, is provided as Attachment 1 of this document.

         Set forth below is a summary of the methodology, considerations and assumptions utilized in this appraisal.

BASE VALUE

         Base value is the appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm's length, cash transaction between willing, able and knowledge parties acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

APPRAISAL METHODOLOGY

         The method employed by AvSOLUTIONS to appraise the base values and fair market values of aircraft and associated equipment addresses the factors that influence the market value of an aircraft, such as its age, condition, configuration, the population of similar aircraft, similar aircraft on the market, operating costs, cost to acquire a new aircraft, and the state of demand for transportation services.

         To achieve this objective, cross-sectional data concerning the values of aircraft in each of several general categories is collected and analyzed. Cross-sectional data is then compared with reported market values at a specified point in time. Such data reflects the effect of deterioration in aircraft performance due to usage and exposure to the elements, as well as the effect of obsolescence due to the evolutionary development and implementation of new designs and materials.

         The product of the analysis identifies the relationship between the value of each aircraft and its characteristics, such as age, model designation, service configuration and engine type. Once the relationship is identified, one can then postulate the effects of the difference between the economic circumstances at the time when the cross-sectional data were collected and the current situation. Therefore, if one can determine the current value of an aircraft in one category, it is possible to estimate the current values of all aircraft in that category.

         The manufacturer and size of the aircraft usually determine the specific category to which it is assigned. Segregating the world airplane fleet in this manner accommodates the potential effects of different size and different design philosophies.

         The variability of the data used by AvSOLUTIONS to determine the current market values implies that the actual value realized will fall within a range of values. Therefore, if a contemplated value falls within the specified confidence range, AvSOLUTIONS cannot reject the hypothesis that it is a reasonable representation of the current market situation.

LIMITING CONDITIONS AND ASSUMPTIONS

         In order to conduct this valuation, AvSOLUTIONS is primarily relying on information supplied by American Airlines and from data within AvSOLUTIONS' own database. In determining the base value of the Aircraft, the following assumptions have been researched and determined:

1. AvSOLUTIONS has not inspected these Aircraft or their maintenance records; accordingly, AvSOLUTIONS cannot attest to their specific location or condition.

2. The Aircraft have already been delivered to American Airlines.

3. The Aircraft will be certified, maintained and operated under United States Federal Aviation Regulation (FAR) Part 121.

4. All mandatory inspections and Airworthiness Directives have been complied with.

5. The Aircraft have no damage history.

6. The Aircraft are in good condition.

7. AvSOLUTIONS considers the economic useful life of these aircraft to be at least 32 years.

Based upon the above methodology, considerations and assumptions, it is AvSOLUTIONS' opinion that the base values of each Aircraft are as listed in Attachment 1.

                                                              [AvSOLUTIONS LOGO]
--------------------------------------------------------------------------------


STATEMENT OF INDEPENDENCE

This appraisal report represents the opinion of AvSOLUTIONS, Inc. and is intended to be advisory in nature. Therefore, AvSOLUTIONS assumes no responsibility or legal liability for actions taken or not taken by the American Airlines ("Client") or any other party with regard to the Aircraft. By accepting this report, the Client agrees that AvSOLUTIONS shall bear no responsibility or legal liability regarding this report. Further, this report is prepared for the exclusive use of the Client and shall not be provided to other parties without AvSOLUTIONS' express consent. AvSOLUTIONS hereby states that this valuation report has been independently prepared and fairly represents the Aircraft and AvSOLUTIONS' opinion of their values. AvSOLUTIONS further states that it has no present or contemplated future interest or association with the Aircraft.

Signed,



/s/ SCOTT E. DANIELS
Scott E. Daniels
Director, Asset Management

                                  ATTACHMENT 1

                                AMERICAN AIRLINES


                       Original/
                        Scheduled       Engine         MTOW     Base Value
    Registration        Delivery         Type          (lb)     $ millions
    ------------       ----------    ------------     -------   ----------


BOEING 757-223ER

1         N608AA       16-Jul-96     RB211-535E4B     250,000     44.32
2         N609AA       29-Jul-96     RB211-535E4B     250,000     44.32

BOEING 757-223

3         N604AA       12-Jun-95     RB211-535E4B     250,000     39.44
4         N605AA       28-Jun-95     RB211-535E4B     250,000     39.44
5         N606AA       11-Apr-96     RB211-535E4B     250,000     40.94
6         N680AN       28-Jan-99     RB211-535E4B     250,000     46.56
7         N176AA       11-Jan-02     RB211-535E4B     250,000     53.25
8         N177AN       18-Jan-02     RB211-535E4B     250,000     53.25
9         N173AN       21-Mar-02     RB211-535E4B     250,000     53.69
10        N172AJ       30-Apr-02     RB211-535E4B     250,000     53.91

767-323ER

11        N389AA       18-Jan-95     CF6-80C2B6       408,000     57.41
12        N390AA       1-Feb-95      CF6-80C2B6       408,000     57.70
13        N391AA       16-Feb-95     CF6-80C2B6       408,000     57.70
14        N392AN       30-Apr-98     CF6-80C2B6       408,000     69.74
15        N393AN       18-May-98     CF6-80C2B6       408,000     70.09
16        N395AN       10-Jul-98     CF6-80C2B6       408,000     70.79

777-223ER

17        N785AN       12-Apr-00     Trent 892        648,000     122.19
18        N786AN       21-Apr-00     Trent 892        648,000     122.19
19        N795AN       16-Dec-00     Trent 892        648,000     126.72


                        [MORTEN BEYER & AGNEW LETTERHEAD]

                        --------------------------------

                           AVIATION CONSULTING FIRM



                    Current Base Value of 19 Various Aircraft
                                  (AA 2002-1)



                                  PREPARED FOR:

                                American Airlines




                               SEPTEMBER 13, 2002






     Washington, D.C.                Europe                     Pacific Rim

    2107 Wilson Blvd.          12/14 Rond Point des         3-16-16 Higashiooi
                                 Champs Elysees
        Suite 750                                               Shinagawa-ku
                                    Paris 75008
Arlington, Virginia 22201                                      Tokyo 140-0011
                                      France
      United States                                                Japan
                              Phone + 33 1 5353-1664
   Phone + 703 276 3200                                   Phone + 81 3 3763 6845
                               Fax + 33 1 5353-1400
   Fax + 703 276 3201

I. INTRODUCTION AND EXECUTIVE SUMMARY

MORTEN BEYER & AGNEW (MBA) has been retained by American Airlines (the "Client") to determine the Current Base Value of 19 various aircraft as identified in
Section III of this report.

In performing this valuation, MB A did not independently inspect the aircraft or the associated records and documentation associated with these aircraft. MBA utilized the technical data of the aircraft provided by the Client, but at Client's request did not independently verify the accuracy of the technical and specification data so provided.

Section II of this report presents definitions of various terms, such as Current Base Value and Current Market Value as promulgated by the Appraisal Program of the International Society of Transport Aircraft Trading (ISTAT). ISTAT is a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and who have established a technical and ethical certification program for expert appraisers.

Based on the information set forth in this report, it is our opinion as of September 12, 2002, that the aggregate Current Base Value of the aircraft in this portfolio is $1,193,410,000 with the respective value adjustments noted in
Section V of this report..AMERICAN AIRLINES

II. DEFINITIONS

CURRENT MARKET VALUE

ISTAT defines Current Market Value (CMV) as the appraiser's opinion of the most likely trading price that may be generated for an asset under market circumstances that are perceived to exist at the time in question. Current Market Value assumes that the asset is valued for its highest, best use, and the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable and under no unusual pressure for a prompt transaction. It also assumes that the transaction would be negotiated in an open and unrestricted market on an arm's-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers.

Market Value of a specific asset will tend to be consistent with its Base Value in a stable market environment. In situations where a reasonable equilibrium between supply and demand does not exist, trading prices, and therefore Market Values, are likely to be at variance with the Base Value of the asset. Market Value may be based upon either the actual (or specified) physical condition or maintenance time or condition status of the asset, or alternatively upon an assumed average physical condition and mid-life, mid-time maintenance status.

BASE VALUE

The ISTAT definition of Base Value (BV) has, essentially, the same elements of Market Value except that the market circumstances are assumed to be in a reasonable state of equilibrium. Thus, BV pertains to an idealized aircraft and market combination, but will not necessarily reflect the actual CMV of the aircraft in question at any point in time. BV is founded in the historical trend of values and value in use, and is generally used to analyze historical values or to project future values.

ISTAT defines Base Value as the Appraiser's opinion of the underlying economic value of an aircraft, engine, or inventory of aircraft parts/equipment (hereinafter referred to as "the asset"), in an open, unrestricted, stable market environment with a reasonable balance of supply and demand. Full consideration is assumed of its "highest and best use". An asset's Base Value is founded in the historical trend of values and in the

                                                               AMERICAN AIRLINES
                                                                 Job File #02213
                                                                    Page 2 of 11
projection of value trends and presumes an arm's-length, cash transaction between willing, able, and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. In most cases, the Base Value of an asset assumes the physical condition is average for an asset of its type and age. It further assumes the maintenance time/life status is at mid-time, mid-life (or benefiting from an above-average maintenance status if its is new or nearly new, as the case may be). Since Base Value pertains to a somewhat idealized asset and market combination it may not necessarily reflect the actual current value of the asset in question, but is a nominal starting value to which adjustments may be applied to determine an actual value. Because it is related to long-term market trends, the Base Value definition is commonly applied to analyses of historical values and projections of residual values.

It must be recognized that subsequent to September 11, 2001, there has been no defined resale market for large transport aircraft such as those covered in this appraisal, and that few bona-fide used transactions have taken place. Airlines have been faced by serious reductions in traffic levels, and have permanently or temporarily retired older aircraft in large numbers. At the same time previously ordered new aircraft have continued to be delivered, increasing the negative pressure on the used market. Such used transactions, which have taken place, are largely in the form of leases, often at significantly reduced rates. Airlines are currently seeking to reduce established lease rates to conserve cash.

Due to the cyclical nature of the airline business, we believe that these conditions are temporary as related to newer aircraft such as the ones covered in this valuation, and prices will return to Base Values as set forth herein, but for the immediate future these values must be considered theoretical in nature.


                                                               AMERICAN AIRLINES
                                                                 Job File #02213
                                                                    Page 3 of 11

III. AIRCRAFT SPECIFICATIONS

[GRAPHIC]               Boeing 757-223/ER
N608AA                  SEATING:            22F/154Y
                        ENGINES:            RB211-535E4B
                        MGTOW (lbs):        250,000



[GRAPHIC]               Boeing 767-323ER
N390AA                  SEATING:            10F/24B/156Y
                        ENGINES:            CF6-80C2B6
                        MGTOW (lbs):        408,000



[GRAPHIC]               Boeing 777-223ER
N786AN                  SEATING:            18F/42B/163Y - Pacific
                                            16F/35B/194Y - Atlantic
                        Engines:            TRENT 892
                        MGTOW (lbs):        648,000



                                                               AMERICAN AIRLINES
                                                                 Job File #02213

IV. CURRENT MARKET CONDITIONS

[GRAPHIC]               Boeing 757-200/ER
N176AJ

HISTORY & DEVELOPMENT

The twin engine 757-200 was introduced in 1978, and first delivered in 1982 as the successor to the 727-200. Known as one of the most efficient aircraft in operation the 757-200 has evolved since its initial first deliveries. With an increased gross-weight allowing for greater capacity and range, operators found the 757-200 suitable for the thin long-haul routes. The later model 757-200 is certified for ETOPS that also allows it to cross the Atlantic on a direct routing. The 757-200 has also been delivered as a PF (Package Freighter) to UPS. Both PW and Rolls-Royce powerplants are offered for the 757-200.

MARKET DEVELOPMENT

The 757-200, while economically superior to most other aircraft on the market, has found itself in an interesting market. Many airlines have either decreased their aircraft size with larger Next Generation 737s or the A321, or they have increased their aircraft size to smaller widebodies like the 767, or A330-leaving out the 757-200 completely. The order book for the 757-200 continues to decrease as shown by the current backlog. The market has been soft for sometime with a continuing increase of 757s available on the market. Values for older aircraft are expected to soften even more, and may remain that way for sometime, as US Airways plans to release over 30 aircraft from its fleet by the last quarter of this year. Boeing has developed a cargo conversion program to meet the needs of those carriers that will eventually start to retire 727 freighters. As used acquisition costs continue to soften it is likely that the 757-cargo conversion market will


                                                               AMERICAN AIRLINES
                                                                 Job File #02213
                                                                    Page 5 of 11
look more favorable to those who could not previously afford it. Current List prices for the 757-200 remain between $73.5-80.5 million. Actual new delivered prices are some 25% less.

MARKET OUTLOOK

The backlog of the Boeing 757-200 has shrunk to 4 aircraft, partially replaced by the 30 757-300s on order, indicating an overall shrinkage in demand for the model. No new orders have been recorded for 2002, and none are likely for the foreseeable future. Boeing may eventually rationalize its fleets of aircraft as demand continues to decrease. Values for older used aircraft will be depressed for sometime to come.


[GRAPHIC]               BOEING 767-300ER.
N389AA


HISTORY & DEVELOPMENT

The 767-300ER was introduced shortly after the 767-300 and has an extended range providing for greater mission capability. The 767-300ER is by far the most successful variant of the 767 family. The 767-300ER has been the staple for many transatlantic operations, especially for American, Delta and United. The -300ER has by far the best operating economics of the 767 family due to its increased range and seating capacity.

MARKET DEVELOPMENT

While the 767-300ER continues to remain popular, the newer technology A330 family continues to compete with it at every corner. The 767-300ER will continue to serve a


                                                               AMERICAN AIRLINES
                                                                 Job File #02213
                                                                    Page 6 of 11
significant sector, but the market will not be as strong as it once was. Cargo applications for this aircraft are ultimately likely, although at this time are still too expensive except for the likes of FedEx and UPS.


MARKET OUTLOOK

Few Boeing 767-300s have been offered for sale, with most of the activity consisting in changes of lessees in the fleets of mega-lessor ILFC. It is expected that it will be another ten years before there are retirements of consequence by the world's major airlines.


                                Boeing 777-200ER


                                   [GRAPHIC]

HISTORY & DEVELOPMENT

The very large 777-200ER is the extended range version of the 777-200, or -200A. With an increased range and gross-weight, this aircraft is the staple of the transatlantic crossing for many operators who used to operate the DC10s and 747s. Because it is still limited by ETOPS operations, this aircraft does not serve the Pacific routes as easily, but that has not stopped large Asian carriers from ordering it. The new technology and operating economics of the 777 have made it one of the most popular aircraft of all times.





                                                               AMERICAN AIRLINES
                                                                 Job File #02213
                                                                    Page 7 of 11

MARKET DEVELOPMENT

The 777-200ER market is quite strong, and will remain so for a time to come. As airlines restructure themselves in this time of recession, the 777 will become a staple of many fleets - offering both the necessary operating economics and the flexibility to handle many different types of routes. The 777 has become a replacement for the larger, less efficient, Boeing 747-200s, along with the older DC10-30s and in many cases the MD-11. It does still, however, compete head-to-head in, varying degrees, with the Airbus A330/A340 Family on range and capacity. The current backlog for the 777-200ER currently stands at 126 aircraft.

MARKET OUTLOOK

The Boeing 777-200 is clearly Boeing's leading widebody versus Airbus, and will remain so through this decade. The aircraft is larger, heavier and can be more expensive to operate than the Airbus A330 with the same seating capacity. The 777-200ER will be one of the major fleets as airlines restructure and rationalize their longhaul fleets.



                                                               AMERICAN AIRLINES
                                                                 Job File #02213
                                                                    Page 8 of 11

V. VALUATION

In developing the Current Base Value of these aircraft, MBA did not inspect the aircraft or the historical maintenance documentation, but relied on partial information supplied by the Client and not independently verified by MBA. Therefore, we used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available. The principal assumptions for the aircraft are as follows, for each aircraft:

          1.   The aircraft is in good overall condition.

          2. The overhaul status of the airframe, engines, landing gear and other major components are the equivalent of mid-time/mid-life, unless otherwise stated.

          3. The historical maintenance documentation has been maintained to acceptable international standards.

          4. The specifications of the aircraft are those most common for an aircraft of its type and vintage.

          5.   The aircraft is in a standard airline configuration.

          6. The aircraft is current as to all Airworthiness Directives and Service Bulletins.

          7. Its modification status is comparable to that most common for an aircraft of its type and vintage.

          8.   Its utilization is comparable to industry averages.

          9.   There is no history of accident or incident damage.

         10. No accounting is made for lease revenues, obligations or terms of ownership unless otherwise specified.



                                                               AMERICAN AIRLINES
                                                                 Job File #02213
                                                                    Page 9 of 11

AMERICAN AIRLINES 2002-1
--------------------------------------------------------------------------------


               REGISTRATION  DELIVERY                              MBA CURRENT
AIRCRAFT TYPE      NUMBER      DATE       MTOW        ENGINES       BASE VALUE
-------------  ------------  --------   -------   ---------------  -----------

   B757-223       N604AA      Jun-95    250,000     RB211-535E4B       34.91
   B757-223       N605AA      Jun-95    250,000     RB211-535E4B       34.91
   B757-223       N606AA      Apr-96    250,000     RB211-535E4B       36.87
   B757-223       N680AN      Jan-99    250,000     RB211-535E4B       44.15
   B757-223       N176AA      Jan-02    250,000     RB211-535E4B       53.73
   B757-223       N177AN      Jan-02    250,000     RB211-535E4B       53.73
   B757-223       N173AN      Mar-02    250,000     RB211-535E4B       53.95
   B757-223       N172AJ      Apr-02    250,000     RB211-535E4B       54.06
  B757-223 ER     N608AA      Jul-96    250,000     RB211-535E4B       37.48
  B757-223 ER     N609AA      Jul-96    250,000     RB211-535E4B       37.48

  B767-323 ER     N389AA      Jan-95    408,000      CF6-80C2B6        60.41
  B767-323 ER     N390AA      Feb-95    408,000      CF6-80C2B6        60.68
  B767-323 ER     N391AA      Feb-95    408,000      CF6-80C2B6        60.68
  B767-323 ER     N392AN      Apr-98    408,000      CF6-80C2B6        71.53
  B767-323 ER     N393AN      May-98    408,000      CF6-80C2B6        71.84
  B767-323 ER     N395AN      Jul-98    408,000      CF6-80C2B6        72.47

  B777-223 ER     N785AN      Apr-00    648,000   RB211-Trent 892     116.87
  B777-223 ER     N786AN      Apr-00    648,000   RB211-Trent 892     116.87
  B777-223 ER     N795AN      Dec-00    648,000   RB211-Trent 892     120.79
                                                                   ---------
                                                      TOTAL        $1,193.41
                                                                   =========

*Values in ($000,000)



                                                               AMERICAN AIRLINES
                                                                 Job File #02213
                                                                   Page 10 of 11

VI. COVENANTS

This report has been prepared for the exclusive use of American Airlines and shall not be provided to other parties by MBA without the express consent of American Airlines. MBA certifies that this report has been independently prepared and that it fully and accurately reflects MBA's opinion as to the Current Base Value. MBA further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft.

This report represents the opinion of MBA as to the Current Base Value of the subject aircraft and is intended to be advisory only, in nature. Therefore, MBA assumes no responsibility or legal liability for any actions taken, or not taken, by American Airlines or any other party with regard to the subject aircraft. By accepting this report, all parties agree that MBA shall bear no such responsibility or legal liability.

This report has been prepared by:





                                               /s/ BRYSON P. MONTELEONE

                                               BRYSON P. MONTELEONE
                                               VICE PRESIDENT OPERATIONS


                                               Reviewed by:



                                               /s/ MORTEN S. BEYER

SEPTEMBER 13, 2002                             MORTEN S. BEYER, APPRAISER FELLOW
                                               CHAIRMAN & CEO
                                               ISTAT CERTIFIED SENIOR APPRAISER




                                                               AMERICAN AIRLINES
                                                                 Job File #02213

                                  APPENDIX III

                        EQUIPMENT NOTE PRINCIPAL PAYMENTS

                                  APPENDIX IV

                    LOAN TO VALUE RATIOS OF EQUIPMENT NOTES

PROSPECTUS

                                 $2,500,000,000

                            AMERICAN AIRLINES, INC.
                           PASS THROUGH CERTIFICATES

     This Prospectus relates to the issuance of Pass Through Certificates by one or more Pass Through Trusts to be formed by American Airlines, Inc. We will describe the specific terms of any offering of Pass Through Certificates in a Prospectus Supplement to this Prospectus. You should read this Prospectus and the applicable Prospectus Supplements carefully before you invest.

THE PASS THROUGH CERTIFICATES:

     - Will be issued in one or more series.

     - Will be payable at the times and in the amounts specified in the accompanying Prospectus Supplement.

     - will represent interests in the relevant Trust only, will be paid only from the assets of that Trust and will not represent obligations of, or be guaranteed by, American.

     - May have one or more forms of credit or liquidity enhancement.

EACH PASS THROUGH TRUST:

     - Will own:

     - Equipment Notes of one or more series or notes issued by a trust or other entity secured by Equipment Notes, and

     - other property described in this Prospectus and the accompanying Prospectus Supplement.

     - Will pass through payments on the Equipment Notes and other property that it owns, subject to any applicable subordination provisions.

THE EQUIPMENT NOTES:

     - Will be either

     - Owned Aircraft Notes issued by American, or

     - Leased Aircraft Notes issued on a non-recourse basis by owner trustees pursuant to aircraft leveraged leases with American. The amounts due from American under each such lease will be sufficient to make all regularly scheduled payments required on the related Equipment Notes, subject to some limited exceptions.

AMR GUARANTEES

     - To the extent stated in the applicable Prospectus Supplement, American's payment obligations in respect of any Owned Aircraft Notes or the leases relating to any Leased Aircraft Notes will be fully and unconditionally guaranteed by our parent, AMR Corporation.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

                 The date of this Prospectus is March 21, 2002.

                             ABOUT THIS PROSPECTUS

     This Prospectus is part of a registration statement on Form S-3 that we and our parent, AMR Corporation, filed jointly with the Securities and Exchange Commission (the "Commission") utilizing a "shelf" registration process. Under this shelf process, we may sell the Pass Through Certificates and the related AMR Guarantees, if any, described in this Prospectus in one or more offerings. This Prospectus provides you with a general description of the Pass Through Certificates and any related AMR Guarantees we may offer. Each time we sell Pass Through Certificates, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. You should read carefully both this Prospectus and any applicable Prospectus Supplement, together with the additional information described below under "Where You Can Find More Information".

     This Prospectus does not contain all of the information set forth in the registration statement that we filed with the Commission or in the exhibits to that registration statement. For further information about American, AMR, the Pass Through Certificates or any related AMR Guarantees, you should refer to that registration statement and its exhibits. Statements contained in this Prospectus or in any Prospectus Supplement as to the contents of any contract or other document are not necessarily complete, and you should review the full text of those contracts and other documents.

     The registration statement that we filed with the Commission relating to the Pass Through Certificates and any related AMR Guarantees can be obtained from the Commission, as described below under "Where You Can Find More Information".

     In this Prospectus, "we" and "American" refer to American Airlines, Inc. and "AMR" refers to our parent, AMR Corporation.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About this Prospectus.......................................    2
Forward-Looking Information.................................    2
Where You Can Find More Information.........................    3
The Company.................................................    4
Ratios of Earnings to Fixed Charges.........................    4
Formation of the Trusts.....................................    5
Use of Proceeds.............................................    5
Description of the Pass Through Certificates................    6
Description of the Equipment Notes..........................   20
Credit Enhancements.........................................   25
Certain Federal Income Tax Consequences.....................   26
Certain Connecticut Taxes...................................   28
ERISA Considerations........................................   28
Plan of Distribution........................................   28
Legal Opinions..............................................   29
Experts.....................................................   29

                          FORWARD-LOOKING INFORMATION

     This Prospectus and the documents incorporated by reference contain various "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which represent our expectations or beliefs concerning future events. When used in this Prospectus and in documents incorporated by reference, the words "believes," "expects," "plans," "anticipates," and similar expressions are intended to identify forward-looking statements. Forward-looking statements include, without limitation, our expectations concerning operations, financial conditions, including changes in capacity, revenues and costs, expectations as to future financing needs, overall economic conditions and plans and objectives for future operations, the ability to continue to successfully integrate with our operations the assets acquired from Trans World Airlines, Inc. ("TWA") and the former TWA workforce, and the impact of the events of September 11, 2001 on us and AMR and the sufficiency of our and AMR's financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this Prospectus and the documents incorporated by reference are based upon information available to us on the date of this Prospectus or such document. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are subject to a number of factors that could cause actual results to differ materially from our expectations. The following factors, in addition to other possible factors not listed, could cause actual results to differ materially from those expressed in forward-looking statements: failure to reach agreement with any labor union representing our employees, changes in economic or other conditions, increases in the price of jet fuel, future fare reductions in the airline industry, changes in our business strategy, actions by government agencies, the adverse impact of the September 11, 2001 terrorist attacks and the possible occurrence of other terrorist attacks, and the availability of future financing. Additional information concerning these and other factors is contained in our Commission filings, including but not limited to our and AMR's Forms 10-K for the year ended December 31, 2001.

                      WHERE YOU CAN FIND MORE INFORMATION

     We and AMR file annual, quarterly and special reports with the Commission. These Commission filings are available to the public over the Internet at the Commission's web site at http://www.sec.gov. You may also read and copy any such document we or AMR file at the Commission's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, and in New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms and copy charges.

     The Commission allows us to "incorporate by reference" the information we and AMR file with it, which means:

     - we can disclose important information to you by referring you to those documents;

     - information incorporated by reference is considered to be part of this Prospectus, even though it is not repeated in this Prospectus or in any Prospectus Supplement; and

     - information that we and AMR file with the Commission will automatically update and supersede this Prospectus and any Prospectus Supplements.

     We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we complete our offering of Pass Through Certificates:

     - Annual Reports of American and of AMR on Form 10-K for the year ended December 31, 2001;

     - Current Report of American on Form 8-K filed January 16, 2002; and

     - Current Report of AMR on Form 8-K filed January 16, 2002.

     You may obtain a copy of these filings (other than their exhibits, unless those exhibits are specifically incorporated by reference in the filings) at no cost by writing or telephoning us at the following address:

        Corporate Secretary
        American Airlines, Inc.
        P.O. Box 619616, Mail Drop 5675
        Dallas/Fort Worth Airport, Texas 75261-9616
        (817) 967-1254

     You should rely only on the information incorporated by reference or provided in this Prospectus or any applicable Prospectus Supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell any Pass Through Certificates or any related AMR Guarantees in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this Prospectus or in any Prospectus Supplement is accurate as of any date other than the date on the front page of those documents. Also, you should not assume that there has been no change in the affairs of American or of AMR since the date of this Prospectus or of any applicable Prospectus Supplement.

                                  THE COMPANY

     American, the principal subsidiary of AMR Corporation, was founded in 1934. On April 9, 2001, American purchased substantially all of the assets and assumed certain liabilities of TWA, the eighth largest United States air carrier. American (including TWA) is the largest scheduled passenger airline in the world. American provides scheduled jet service to numerous destinations throughout North America, the Caribbean, Latin America, Europe and the Pacific. American is also one of the largest scheduled air freight carriers in the world, providing a full range of freight and mail services to shippers throughout its system. The postal address for both American's and AMR's principal executive offices is P.O. Box 619616, Dallas/Fort Worth Airport, Texas 75261-9616 (Telephone: 817-967-1532).

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following table contains the ratios of earnings to fixed charges of American and of AMR for the periods indicated:

                                                          YEAR ENDED DECEMBER 31,
                                                      --------------------------------
                                                      1997   1998   1999   2000   2001
                                                      ----   ----   ----   ----   ----
Ratio of Earnings to Fixed Charges
  American..........................................  2.27   2.82   1.95   2.07     *
  AMR...............................................  2.13   2.55   1.72   1.87    **

---------------

 * In April 2001 the Board of Directors of American approved the guarantee by American of the existing debt obligations of AMR. As such, as of December 31, 2001, American unconditionally guaranteed through the life of the related obligations approximately $676 million of unsecured debt and approximately $573 million of secured debt. The impact of these unconditional guarantees is not included in the above computation. For the year ended December 31, 2001, earnings were not sufficient to cover fixed charges. We needed additional earnings of $2,584 million to achieve a ratio of earnings to fixed charges of 1.0.

** For the year ended December 31, 2001, earnings were not sufficient to cover fixed charges. AMR needed additional earnings of $2,900 million to achieve a ratio of earnings to fixed charges of 1.0.

     For purposes of the table, "earnings" represents consolidated income from continuing operations before income taxes, extraordinary items and fixed charges (excluding interest capitalized). "Fixed charges" consists of interest expense (including interest capitalized), amortization of debt expense and the portion of rental expense we deem representative of the interest factor. See Exhibit
12.1 to the registration
statement of which this Prospectus forms a part for the amount of rental expense of American and AMR, respectively, we deemed representative of the interest factor.

                            FORMATION OF THE TRUSTS

     We will enter into a Pass Through Trust Agreement (the "Basic Agreement") with State Street Bank and Trust Company of Connecticut, National Association, as Trustee (the "Trustee"). Each series of Pass Through Certificates will be issued by a separate Trust. Each separate Trust will be formed pursuant to the Basic Agreement and a specific supplement to the Basic Agreement (each, a "Trust Supplement") between American and the Trustee or among American, AMR and the Trustee. All Pass Through Certificates issued by a particular Trust will represent fractional undivided interests in such Trust and the property held in such Trust, and, subject to the effect of any cross-subordination provisions described in the applicable Prospectus Supplement, will have no rights, benefits or interest in respect of any other Trust or the property held in any other Trust.

     Concurrently with the execution and delivery of each Trust Supplement, the Trustee, on behalf of the Trust formed by the Trust Supplement, will enter into one or more agreements (each such agreement being herein referred to as a "Note Purchase Agreement") pursuant to which it will agree to purchase one or more Equipment Notes. All of the Equipment Notes that constitute the property of any one Trust will have an identical interest rate, and this interest rate will be equal to the rate applicable to the Pass Through Certificates issued by such Trust. The maturity dates of the Equipment Notes acquired by each Trust will occur on or before the final expected distribution date applicable to the Pass Through Certificates issued by such Trust. The Trustee will distribute principal, premium, if any, and interest payments received by it as holder of the Equipment Notes to the registered holders of Pass Through Certificates (the "Certificateholders") of the Trust in which such Equipment Notes are held, subject to the effect of any cross-subordination provisions described in the applicable Prospectus Supplement.

                                USE OF PROCEEDS

     Except as set forth in the applicable Prospectus Supplement, the Trustee for each Trust will use the proceeds from the sale of the Pass Through Certificates issued by such Trust to purchase one or more Equipment Notes or notes issued by a separate trust or other entity secured by Equipment Notes. Equipment Notes may be Owned Aircraft Notes or Leased Aircraft Notes. Any Trust may hold Owned Aircraft Notes and Leased Aircraft Notes simultaneously. The Owned Aircraft Notes will be secured by certain aircraft owned or to be owned by American ("Owned Aircraft"), and the Leased Aircraft Notes will be secured by certain aircraft leased or to be leased to American ("Leased Aircraft"). In certain cases, Owned Aircraft Notes or Leased Aircraft Notes may be issued to refinance debt, lease or other transactions previously entered into to finance the applicable aircraft.

     A Trust may hold Owned Aircraft Notes or Leased Aircraft Notes that are subordinated in right of payment to other Equipment Notes or other debt related to the same Owned or Leased Aircraft. In addition, the Trustees on behalf of one or more Trusts may enter into an intercreditor or subordination agreement establishing priorities among series of Pass Through Certificates. Also, a liquidity facility, surety bond, financial guarantee or other arrangement may support one or more payments on the Equipment Notes or Pass Through Certificates of one or more series. We will describe any such credit enhancements in the applicable Prospectus Supplement.

     To the extent that the Trustee does not use the proceeds of any offering of Pass Through Certificates to purchase Equipment Notes on the date of issuance of such Pass Through Certificates, it will hold such proceeds for the benefit of the holders of such Pass Through Certificates under arrangements that we will describe in the applicable Prospectus Supplement. If the Trustee does not subsequently use any portion of such proceeds to purchase Equipment Notes by the relevant date specified in the applicable Prospectus Supplement, it will return that portion of such proceeds to the holders of such Pass Through Certificates.

     In addition, we may offer Pass Through Certificates subject to delayed aircraft financing arrangements, such as the following:

     - A Trust may purchase Leased Aircraft Notes issued by an Owner Trustee prior to the purchase of certain Leased Aircraft by such Owner Trustee or the commencement of the related Lease.

     - A Trust may purchase Owned Aircraft Notes issued by American prior to the expected delivery date of certain Owned Aircraft.

     - The proceeds of the offering of such Pass Through Certificates may be invested with a depositary or represented by escrow receipts until used to purchase Equipment Notes.

     - At the date of issuance of the Pass Through Certificates, it may not yet be determined if the Trust will purchase Owned Aircraft Notes or Leased Aircraft Notes.

In such circumstances, we will describe in the Prospectus Supplement how the proceeds of the Pass Through Certificates will be held or applied during any such delayed aircraft financing period, including any depositary or escrow arrangements.

                  DESCRIPTION OF THE PASS THROUGH CERTIFICATES

     The following description is a summary of the terms of the Pass Through Certificates that we expect will be common to all series. Most of the financial terms and other specific terms of any series of Pass Through Certificates will be described in a Prospectus Supplement to be attached to this Prospectus. Since the terms of the specific Pass Through Certificates may differ from the general information provided below, you should rely on the information in the Prospectus Supplement instead of the information in this Prospectus if the information in the Prospectus Supplement is different from the information below.

     Because the following description is a summary, it does not describe every aspect of the Pass Through Certificates or the Basic Agreement, and it is subject to and qualified in its entirety by reference to all the provisions of the Pass Through Certificates, the Basic Agreement and the applicable Trust Supplements. The form of Basic Agreement has been filed as an exhibit to the registration statement of which this Prospectus is a part. American will file with the Commission the Trust Supplement relating to each series of Pass Through Certificates and the forms of Indenture, Lease (if any), Note Purchase Agreement, intercreditor and subordination agreement (if any) and liquidity facility or other credit enhancement agreement (if any) relating to any offering of Pass Through Certificates as exhibits to a post-effective amendment to the registration statement of which this Prospectus is a part or a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K.

     The Pass Through Certificates offered pursuant to this Prospectus will be limited to $2,500,000,000 aggregate public offering price (or its equivalent (based on the applicable exchange rate at the time of sale) in one or more foreign or composite currencies or currency units).

     To the extent that any provision in any Prospectus Supplement is inconsistent with any provision in this summary, the provision in such Prospectus Supplement will control.

GENERAL

     We expect that the Pass Through Certificates of each Trust will be issued in fully registered form only. Each Pass Through Certificate will represent a fractional undivided interest in the separate Trust created by the Basic Agreement and the Trust Supplement pursuant to which such Pass Through Certificate is issued, and all payments and distributions will be made only from the Trust Property of each Trust. The Trust Property will include (i) the Equipment Notes, or notes issued by a trust or other entity secured by Equipment Notes, held in such Trust and all monies at any time paid thereon and all monies due and to become due thereunder, subject to the effect of any cross-subordination provisions described in the applicable Prospectus Supplement, (ii) funds from time to time deposited with the Trustee in accounts relating to such Trust and (iii) if so specified in the applicable Prospectus Supplement, rights under any cross-subordination arrangements, monies receivable under any liquidity facility or other credit enhancement agreement and any other rights or property described therein.

     Equipment Notes may be Owned Aircraft Notes or Leased Aircraft Notes. American will issue Owned Aircraft Notes under separate trust indentures (the "Owned Aircraft Indentures") between American and a bank, trust company or other institution or person specified in the related Prospectus Supplement, as trustee thereunder (in such capacity, herein referred to as the "Loan Trustee"). The Owned Aircraft Notes will be recourse obligations of American. The Owned Aircraft may secure additional debt or be subject to other financing arrangements.

     Leased Aircraft Notes will be issued in connection with the leveraged lease of Leased Aircraft to American. Except as set forth in the applicable Prospectus Supplement, each Leased Aircraft will be leased to American under a lease (a "Lease") between American and a bank, trust company or other institution acting not in its individual capacity but solely as trustee (an "Owner Trustee") of a separate trust for the benefit of one or more beneficial owners (each, an "Owner Participant") of the Leased Aircraft. Owner Participants may include American or affiliates of American. The Owner Trustee will issue the Leased Aircraft Notes on a non-recourse basis under separate trust indentures (the "Leased Aircraft Indentures") between it and the applicable Loan Trustee to finance or refinance a portion of the cost to it of the applicable Leased Aircraft. The Owner Trustee will obtain a portion of the funding for the Leased Aircraft from the equity investments of the related Owner Participants and, to the extent set forth in the applicable Prospectus Supplement, additional debt secured by such Leased Aircraft or other sources. No Owner Trustee or Owner Participant, however, will be personally liable for any principal or interest payable under the related Leased Aircraft Indenture or the Leased Aircraft Notes issued thereunder. The rents and other amounts payable by American under the Lease relating to any Leased Aircraft will be in amounts sufficient to pay when due all principal and interest payments on the Leased Aircraft Notes issued under the Leased Aircraft Indenture in respect of such Leased Aircraft, subject to some limited exceptions. The Leased Aircraft also may be subject to other financing arrangements. Among other things, the Owner Trustee with respect to a particular Leased Aircraft may refinance any existing related Leased Aircraft Notes through the issuance by a separate trust or other entity of notes secured by such Leased Aircraft Notes. We will describe any such other financing arrangements in the applicable Prospectus Supplement.

     Each Pass Through Certificate will represent a pro rata share of the outstanding principal amount of the Equipment Notes and other property held in the related Trust. Unless otherwise specified in the applicable Prospectus Supplement, each Pass Through Certificate will be issued in minimum denominations of $1,000 or any integral multiple of $1,000 except that one Pass Through Certificate of each series may be issued in a different denomination. The Pass Through Certificates do not represent indebtedness of the Trusts, and references in this Prospectus or in any Prospectus Supplement to interest accruing on the Pass Through Certificates are included for purposes of computation only. The Pass Through Certificates do not represent an interest in or obligation of American, AMR, the Trustee, any of the Loan Trustees or Owner Trustees in their individual capacities, any Owner Participant, or any of their respective affiliates. Each Certificateholder by its acceptance of a Pass Through Certificate agrees to look solely to the income and proceeds from the Trust Property of the applicable Trust as provided in the Basic Agreement and the applicable Trust Supplement.

     A Trust may hold Owned Aircraft Notes or Leased Aircraft Notes that are subordinated in right of payment to other Equipment Notes or other debt relating to the same or certain related Owned Aircraft or Leased Aircraft. In addition, the Trustees on behalf of one or more Trusts may enter into an intercreditor or subordination agreement or similar arrangements establishing priorities among series of Pass Through Certificates. Also, payments in respect of the Pass Through Certificates of one or more series, or the Equipment Notes of one or more series, or both, may be supported by a liquidity facility or other credit enhancement arrangements. See "Credit Enhancements" below. Any such intercreditor, subordination, liquidity facility or other credit enhancement arrangements will be described in the applicable Prospectus Supplement. This description assumes that the Pass Through Certificates will be issued without credit enhancements. If any credit enhancements are used, certain terms of the Pass Through Certificates will differ in some respects from the terms described in this Prospectus. The applicable Prospectus Supplement will reflect the material differences arising from any such credit enhancements.

     In addition, this description generally assumes that, on or before the date of the sale of any series of Pass Through Certificates, the related Aircraft shall have been delivered and the ownership or lease financing arrangements for such Aircraft shall have been put in place. However, it is possible that some or all of the Aircraft related to a particular offering of Pass Through Certificates may be subject to certain delayed aircraft financing arrangements. See "Description of the Equipment Notes -- General" below. In the event of any delayed aircraft financing arrangements, certain terms of the Pass Through Certificates will differ in some respects from the terms described in this Prospectus. The applicable Prospectus Supplement will reflect the material differences arising from any such delayed aircraft financing arrangements.

     Interest will be passed through to Certificateholders of each Trust at the rate per annum payable on the Equipment Notes held in such Trust, as set forth for such Trust on the cover page of the applicable Prospectus Supplement, subject to the effect of any cross-subordination provisions described in the applicable Prospectus Supplement.

     Reference is made to the Prospectus Supplement that accompanies this Prospectus for a description of the specific series of Pass Through Certificates being offered thereby, including:

     - the specific designation and title of such Pass Through Certificates and the related Trust;

     - the Regular Distribution Dates (as defined below) and Special Distribution Dates (as defined below) applicable to such Pass Through Certificates;

     - if other then U.S. dollars, the currency or currencies (including composite currencies or currency units) in which such Pass Through Certificates may be denominated or payable;

     - the specific form of such Pass Through Certificates, including whether or not such Pass Through Certificates are to be issued in accordance with a book-entry system or in bearer form;

     - a description of the Equipment Notes to be purchased by such Trust, including (a) the period or periods within which, the price or prices at which, and the terms and conditions upon which such Equipment Notes may or must be redeemed, purchased or defeased, in whole or in part, by American or, with respect to Leased Aircraft Notes, the Owner Trustee or Owner Participant, (b) the payment priority of such Equipment Notes in relation to any other Equipment Notes or other debt issued with respect to the same Aircraft, (c) any additional security or liquidity or other credit enhancements therefor and (d) any intercreditor or other rights or limitations between or among the holders of Equipment Notes of different priorities issued with respect to the same Aircraft;

     - a description of the related Aircraft, including, if determined, whether each such Aircraft is a Leased Aircraft or an Owned Aircraft;

     - a description of the related Note Purchase Agreement and related Indentures, including a description of the events of default under the related Indentures, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to such Equipment Notes;

     - if such Pass Through Certificates relate to Leased Aircraft, a description of the related Leases, including (a) the names of the related Owner Trustees, (b) a description of the events of default under the related Leases, the remedies exercisable upon the occurrence of such events of default and any material limitations on the exercise of such remedies with respect to the applicable Leased Aircraft Notes, and (c) the rights, if any, of the related Owner Trustee or Owner Participant to cure failures of American to pay rent under the related Lease;

     - the extent, if any, to which the provisions of the operative documents applicable to such Equipment Notes may be amended by the parties thereto without the consent of the holders of, or only upon the consent of the holders of a specified percentage of aggregate principal amount of, such Equipment Notes;

     - cross-default or cross-collateralization provisions in the related Indentures, if any;

     - a description of any intercreditor, subordination or similar provisions among the holders of Pass Through Certificates, including any cross-subordination provisions and provisions relating to control of remedies among the holders of Pass Through Certificates issued by separate Trusts;

     - any arrangements for the investment or other use of proceeds of the Pass Through Certificates prior to the purchase of Equipment Notes, and any arrangements relating to any delayed aircraft financing arrangements;

     - a description of any deposit or escrow agreement, any liquidity or credit facility, surety bond, financial guarantee or other arrangement providing collateralization, credit support or liquidity enhancements for any series of Pass Through Certificates or any class of Equipment Notes; and

     - a description of any other special terms pertaining to such Pass Through Certificates, including any modification of the terms set forth herein.

     If any Pass Through Certificates relate to Equipment Notes that are denominated in one or more foreign or composite currencies or currency units, any restrictions, special United States federal income tax considerations and other special information with respect to such Pass Through Certificates and such foreign or composite currency or currency units will be set forth in the applicable Prospectus Supplement.

     If any Pass Through Certificates relate to Equipment Notes that are sold at a substantial discount below the principal amount of such Equipment Notes, special United States federal income tax considerations and other special information with respect to such Pass Through Certificates will be set forth in the applicable Prospectus Supplement.

     The Basic Agreement does not and the Indentures will not contain any financial covenants or other provisions that protect Certificateholders in the event we issue a large amount of debt or are acquired by another entity (including in a highly leveraged transaction). However, the Certificateholders of each series will have the benefit of a lien on the specific Aircraft securing the related Equipment Notes held in the related Trust. See "Description of the Equipment Notes -- Security."

     To the extent described in a Prospectus Supplement, American will have the right to surrender Pass Through Certificates issued by a Trust to the Trustee for such Trust. In such event, the Trustee will transfer to American an equal principal amount of Equipment Notes relating to a particular Aircraft designated by American and will cancel the surrendered Pass Through Certificates.

BOOK-ENTRY REGISTRATION

  General

     Except as otherwise described in the applicable Prospectus Supplement, Pass Through Certificates will be subject to the provisions described below.

     Upon issuance, each series of Pass Through Certificates will be represented by one or more fully registered global certificates. Unless otherwise provided in a Prospectus Supplement, each global certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co. ("Cede"), the nominee of DTC. No person acquiring an interest in such Pass Through Certificates (a "Certificate Owner") will be entitled to receive a certificate representing such person's interest in such Pass Through Certificates, except as set forth below under "-- Definitive Certificates." Unless and until Definitive Certificates (as defined below) are issued under the limited circumstances described herein, all references in this Prospectus and in any Prospectus Supplement to actions by Certificateholders will refer to actions taken by DTC upon instructions from DTC Participants (as defined below), and all references to distributions, notices, reports and statements to Certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Pass Through Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

     DTC has advised American that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical transfer of certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect Participants").

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Pass Through Certificates among DTC Participants on whose behalf it acts with respect to the Pass Through Certificates. Certificate Owners that are not DTC Participants but that desire to purchase, sell or otherwise transfer ownership of, or other interests in, Pass Through Certificates may do so only through DTC Participants. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Pass Through Certificates, however, are required to make book-entry transfers on behalf of their respective customers. In addition, under the Rules, DTC is required to receive and transmit to the DTC Participants distributions of principal of, premium, if any, and interest with respect to the Pass Through Certificates. Certificate Owners thus will receive all distributions of principal, premium, if any, and interest from the Trustee through DTC Participants or Indirect Participants, as the case may be. Under this book-entry system, Certificate Owners may experience some delay in their receipt of payments because such payments will be forwarded by the Trustee to Cede, as nominee for DTC, and DTC in turn will forward the payments to the appropriate DTC Participants in amounts proportionate to the amount of such DTC Participants' respective holdings of beneficial interests in the Pass Through Certificates, as shown on the records of DTC or its nominee. Distributions by DTC Participants to Indirect Participants or Certificate Owners, as the case may be, will be the responsibility of such DTC Participants.

     Unless and until Definitive Certificates are issued under the limited circumstances described herein, the only "Certificateholder" under the Basic Agreement will be Cede, as nominee of DTC. Certificate Owners therefore will not be recognized by the Trustee as Certificateholders, as such term is used in the Basic Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants. DTC has advised American that it will take any action permitted to be taken by Certificateholders under the Basic Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Pass Through Certificates are credited. Additionally, DTC has advised American that in the event any action requires approval by Certificateholders of a certain percentage of beneficial interest in each Trust, DTC will take such action only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holdings include such undivided interests. Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Indirect Participants and to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificate Owner to pledge Pass Through Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Pass Through Certificates, may be limited due to the lack of a physical certificate for such Pass Through Certificates.

     None of American, AMR or the Trustee or any agent of American, AMR or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Pass Through Certificates held by Cede, as nominee for DTC; for maintaining, supervising or reviewing any records relating to such beneficial ownership interests; or for the performance by DTC, any DTC Participant or any Indirect Participant of their respective obligations under the Rules or any other statutory, regulatory, contractual or customary procedures governing their operations.

     The applicable Prospectus Supplement will specify any additional book-entry registration procedures applicable to Pass Through Certificates denominated in a currency other than United States dollars.

     The information contained in this Prospectus concerning DTC and its book-entry system has been obtained from sources American believes to be reliable, but American has not verified such information and takes no responsibility for the accuracy thereof.

  Same-Day Settlement and Payment

     As long as Pass Through Certificates are registered in the name of DTC or its nominee, all payments made by American to the Loan Trustee under any Lease or any Owned Aircraft Indenture will be in immediately available funds. Such payments, including the final distribution of principal with respect to the Pass Through Certificates of any Trust, will be passed through to DTC in immediately available funds.

     Any Pass Through Certificates registered in the name of DTC or its nominee will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Pass Through Certificates will therefore be required by DTC to settle in immediately available funds.

  Definitive Certificates

     Pass Through Certificates will be issued in certificated form ("Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) American advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Pass Through Certificates and American is unable to locate a qualified successor, (ii) American, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of certain events of default or other events specified in the related Prospectus Supplement, Certificate Owners with fractional undivided interests aggregating not less than a majority in interest in such Trust advise the Trustee, American and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificate Owners' best interest.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify all affected Certificate Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the global certificates representing the Pass Through Certificates and receipt of instructions for re-registration, the Trustee will reissue the Pass Through Certificates as Definitive Certificates to Certificate Owners.

     Distributions of principal of, premium, if any, and interest on the Pass Through Certificates will thereafter be made by the Trustee, in accordance with the procedures set forth in the Basic Agreement and the applicable Trust Supplements, directly to holders in whose names such Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of each such holder as it appears on the register maintained by the Trustee. The final payment on any Pass Through Certificate, however, will be made only upon presentation and surrender of such Pass Through Certificate at the office or agency specified in the notice of final distribution to Certificateholders.

     Definitive Certificates will be freely transferable and exchangeable at the office of the Trustee upon compliance with the requirements set forth in the Basic Agreement and the applicable Trust Supplements. Unless otherwise provided in the applicable Prospectus Supplement, no service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge will be required.

PAYMENTS AND DISTRIBUTIONS

     American will make scheduled payments of principal and interest on the Owned Aircraft Notes to the Loan Trustee under the related Indenture, and the Loan Trustee will distribute such payments to the Trustee for each Trust that holds such Owned Aircraft Notes.

     Upon the commencement of the Lease for any Leased Aircraft, American will make scheduled rental payments for each Leased Aircraft under the related Lease, and these scheduled rental payments will be assigned under the applicable Indenture by the related Owner Trustee to the Loan Trustee to provide the funds necessary to make the corresponding scheduled payments of principal and interest due on the Leased Aircraft Notes issued by such Owner Trustee. The Loan Trustee will distribute such payments to the Trustee for each Trust that holds such Leased Aircraft Notes. After the Loan Trustee has distributed such payments of principal and interest on the Leased Aircraft Notes to the Trustee for such Trusts, the Loan Trustee will, except under certain circumstances, pay the remaining balance, if any, of such scheduled rental payments to the Owner Trustee for the benefit of the related Owner Participant.

     Subject to the effect of any cross-subordination provisions set forth in the applicable Prospectus Supplement, payments of principal, premium, if any, and interest with respect to the Equipment Notes held in each Trust received by the Trustee will be distributed by the Trustee to Certificateholders of such Trust on the dates and in the currency specified in the applicable Prospectus Supplement, except in certain cases when some or all of such Equipment Notes are in default as described in the applicable Prospectus Supplement.

     Payments of principal of and interest on the Equipment Notes held in each Trust will be scheduled to be received by the Trustee on the dates specified in the applicable Prospectus Supplement (such scheduled payments of principal and interest are referred to as "Scheduled Payments," and the dates specified in the applicable Prospectus Supplement for distribution of Scheduled Payments by the Trustee to the Certificateholders are referred to as "Regular Distribution Dates"). Subject to the effect of any cross-subordination provisions set forth in the applicable Prospectus Supplement, the Pass Through Trustee will distribute on each Regular Distribution Date to the related Certificateholders any Scheduled Payments received by the Pass Through Trustee on or before such Regular Distribution Date. If a Scheduled Payment is not received by the Pass Through Trustee on or before a Regular Distribution Date, but is received within five days thereafter, it will be distributed on the date received to the Certificateholders. Each such distribution of a Scheduled Payment will be made by the Pass Through Trustee to the holders in whose names the Certificates of such Trust are registered at the close of business on the 15th day preceding such Regular Distribution Date, subject to certain exceptions. Subject to the effect of any cross-subordination provisions set forth in the applicable Prospectus Supplement, each Certificateholder of a Trust will be entitled to receive a pro rata share of any distribution in respect of Scheduled Payments of principal and interest made on the Equipment Notes held in such Trust.

     Payments of principal, premium, if any, and interest received by the Trustee on account of the early redemption or purchase, if any, of any of the Equipment Notes relating to one or more Aircraft held in a Trust, payments received by the Trustee following an Event of Default in respect of any such Equipment Notes (including payments received by the Trustee on account of the sale of such Equipment Notes by the Trustee or payments received by the Trustee with respect to the Leased Aircraft Notes on account of the purchase of such Notes by the related Owner Trustee or Owner Participant) and any other payments designated as Special Payments in the applicable Trust Supplement ("Special Payments") will be distributed on the date or dates determined as described in the applicable Prospectus Supplement (each, a "Special Distribution Date"). The Trustee will mail notice to the Certificateholders of record of the applicable Trust stating any such anticipated Special Distribution Date.

     If any Regular Distribution Date or Special Distribution Date is not a business day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date may be made on the next succeeding business day without additional interest.

POOL FACTORS

     Unless otherwise described in the applicable Prospectus Supplement, the "Pool Balance" for each Trust indicates, as of any date, the original aggregate face amount of the Pass Through Certificates of such Trust less the aggregate amount of all payments made in respect of the Pass Through Certificates of such Trust other than payments made in respect of interest or premium or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Trust as of any Regular Distribution Date or Special Distribution Date will be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date.

     Unless otherwise described in the applicable Prospectus Supplement, the "Pool Factor" for each Trust as of any Regular Distribution Date or Special Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (1) the Pool Balance, by (2) the aggregate original face amount of the Pass Through Certificates of such Trust. The Pool Factor for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date. The Pool Factor for each Trust will initially be 1.0000000; thereafter, the Pool Factor for each Trust will decline as described above to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the original denomination of the Certificateholder's Pass Through Certificate of such Trust by the Pool Factor for such Trust as of the applicable Regular Distribution Date or Special Distribution Date. The Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Regular Distribution Date and Special Distribution Date.

     Unless there has been an early redemption, a purchase of one or more of the Equipment Notes held in a Trust by the related Owner Trustee or Owner Participant after an Indenture Default (as defined below), a default in the payment of principal in respect of one or more issues of the Equipment Notes held in a Trust or certain actions have been taken following a default thereon, as described in the applicable Prospectus Supplement, the Pool Factor for each Trust will decline in proportion to the scheduled repayments of principal on the Equipment Notes held in such Trust as described in the applicable Prospectus Supplement. In the event of such redemption, purchase or payment default (if such payment is not made within five days of the Regular Distribution Date), the Pool Factor and the Pool Balance of each Trust so affected will be recomputed after giving effect thereto, and notice thereof will be mailed to Certificateholders of such Trust. Each Trust will have a separate Pool Factor.

REPORTS TO CERTIFICATEHOLDERS

     On each Regular Distribution Date and Special Distribution Date, the Trustee will include with each distribution of a Scheduled Payment or Special Payment to Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, setting forth the following information (per $1,000 in aggregate principal amount of Pass Through Certificates for such Trust, as to
(1) and (2) below):

          (1) the amount of such distribution allocable to principal and the amount allocable to premium if any;

          (2) the amount of such distribution allocable to interest;

          (3) the Pool Balance and the Pool Factor for such Trust; and

          (4) such additional or different information as may be described in the applicable Prospectus Supplement.

     As long as the Pass Through Certificates are registered in the name of Cede, as nominee for DTC, on the record date prior to each Regular Distribution Date and Special Distribution Date, the Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on

DTC's books as holding interests in the Pass Through Certificates on such record date. On each Regular Distribution Date and Special Distribution Date, the applicable Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners.

     In addition, after the end of each calendar year, the Trustee will prepare for each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (1) and (2) above with respect to the Trust for such calendar year or, in the event such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Trustee and which a Certificateholder will reasonably request as necessary for the purpose of such Certificateholder's preparation of its federal income tax returns. Such report and such other items will be prepared on the basis of information supplied to the Trustee by the DTC Participants and will be delivered by the Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above.

     At such time, if any, as the Pass Through Certificates are issued in the form of Definitive Certificates, the Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name and period of record ownership of such Certificateholder appears on the records of the registrar of the Pass Through Certificates.

VOTING OF EQUIPMENT NOTES

     Subject to the effect of any cross-subordination or intercreditor provisions described in the related Prospectus Supplement and to the rights of the providers of any liquidity facility or other credit enhancement agreement, the Trustee, as holder of the Equipment Notes held in a Trust, has the right to vote and give consents and waivers in respect of such Equipment Notes under the related Indentures. The Basic Agreement and related Trust Supplement will set forth:

     - the circumstances in which the Trustee may direct any action or cast any vote as the holder of the Equipment Notes held in the applicable Trust at its own discretion;

     - the circumstances in which the Trustee will seek instructions from the Certificateholders of such Trust; and

     - if applicable, the percentage of Certificateholders required to direct the Trustee to take any such action.

     If specified in the related Prospectus Supplement, the right of a Trustee to vote and give consents and waivers with respect to the Equipment Notes held in the related Trust may, in the circumstances set forth in an intercreditor, subordination or similar agreement to be executed by such Trustee, be exercisable by another person specified in such Prospectus Supplement.

EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN EVENT OF DEFAULT

     The Basic Agreement defines an "Event of Default" for any Trust as the occurrence and continuance of an Indenture event of default under one or more of the related Indentures. What constitutes an "Event of Default" for any particular Trust, however, may be varied by the applicable Trust Supplement and described in the applicable Prospectus Supplement. In addition, the Prospectus Supplement will specify the events of default under the related Indentures (an "Indenture Event of Default"). The Indenture Events of Default in the case of Leased Aircraft Indentures will include certain events of default under the related Leases (a "Lease Event of Default"). With respect to any Equipment Notes that are supported by a liquidity facility or other credit enhancement arrangement, the Indenture Events of Default may include events of default under such liquidity facility or arrangement.

     Unless otherwise provided in a Prospectus Supplement, all of the Equipment Notes issued under the same Indenture will relate only to a single specific Aircraft and there will be no cross-collateralization or cross-default provisions in the Indentures. As a result, events resulting in an Indenture Event of Default under any particular Indenture will not necessarily result in an Indenture Event of Default under any other Indenture. However, since the Equipment Notes issued under any single Indenture may be held in more than one Trust, a continuing Indenture Event of Default under such single Indenture could result in an Event of Default in respect of each such Trust. If an Indenture Event of Default occurs in fewer than all of the Indentures related to a Trust, notwithstanding the treatment of Equipment Notes issued under those Indentures under which an Indenture Event of Default has occurred, payments of principal and interest on the Equipment Notes issued pursuant to the Indentures with respect to which an Indenture Event of Default has not occurred will continue to be made as originally scheduled and distributed to Certificateholders, subject to the terms of any intercreditor, subordination or similar arrangements applicable to such Trust.

     The ability of the applicable Owner Trustee or Owner Participant under a Leased Aircraft Indenture to cure Indenture Events of Default, including an Indenture Event of Default that results from the occurrence of a Lease Event of Default under the related Lease, will be described in the Prospectus Supplement. Unless otherwise provided in a Prospectus Supplement, in the case of any Pass Through Certificates or Equipment Notes entitled to the benefits of a liquidity facility or other credit enhancement arrangement, a drawing or other payment under any such liquidity facility or arrangement for the purpose of making a payment of interest as a result of the failure by American to have made a corresponding payment will not cure an Indenture Event of Default related to such failure by American.

     The ability of the holders of the Pass Through Certificates issued with respect to any one Trust to cause the Loan Trustee with respect to any Equipment Notes held in such Trust to accelerate the payment of such Equipment Notes under the applicable Indenture or to direct the exercise of remedies by such Loan Trustee under the applicable Indenture will depend, in part, upon the proportion of the aggregate principal amount of the Equipment Notes outstanding under such Indenture and held in such Trust to the aggregate principal amount of all Equipment Notes outstanding under such Indenture. In addition, if cross-subordination provisions are applicable to any series of Pass Through Certificates, then the ability of the Certificateholders of any one Trust holding Equipment Notes issued under an Indenture to cause the Loan Trustee to accelerate such Equipment Notes or to direct the exercise of remedies by the Loan Trustee under such Indenture will depend, in part, upon the relative ranking of the Equipment Notes held in such Trust.

     Each Trust will hold Equipment Notes with different terms than the Equipment Notes held in the other Trusts and therefore the Certificateholders of each Trust may have divergent or conflicting interests from those of the Certificateholders of those other Trusts holding Equipment Notes issued under the same Indenture. In addition, as long as the same institution acts as Trustee of each Trust, in the absence of instructions from the Certificateholders of any such Trust, the Trustee for such Trust could for the same reason be faced with a potential conflict of interest upon an Indenture Event of Default. In such event, the initial Trustee has indicated that it would likely resign as Trustee of one or all such Trusts, and a successor trustee or successor trustees would be appointed in accordance with the terms of the Basic Agreement.

     The Prospectus Supplement for a series of Pass Through Certificates will specify whether and under what circumstances the Trustee may or will sell for cash to any person all or part of the Equipment Notes held in the related Trust. The right to make any such sale may be exercisable by a person other than the Trustee in the event that the applicable series of Pass Through Certificates are subject to any intercreditor, subordination or similar arrangements, and the proceeds or any such sale will be distributed as contemplated by such arrangements. Any proceeds received by the Trustee upon any such sale that are distributable to the Certificateholders of such Trust will be deposited in an account established by the Trustee for the benefit of the Certificateholders of such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. The market for Equipment Notes in default may be very limited and there can be no assurance that they could be sold for a reasonable price. Furthermore, as long as the same institution acts as Trustee of multiple Trusts, it may be faced with a conflict in deciding from which Trust to sell Equipment Notes to available buyers. If the Trustee sells any such Equipment Notes with respect to which an Indenture Event of Default exists for less than their outstanding principal amount, the Certificateholders of such Trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against American, the Trustee or any other person, including, in the case of any Leased Aircraft, the related Owner Trustee or Owner Participant. Neither the Trustee nor the Certificateholders of such Trust, furthermore, could take any action with respect to any remaining Equipment Notes held in such Trust as long as no Indenture Events of Default existed with respect thereto.

     Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Loan Trustee under any Indenture on account of the Equipment Notes held in such Trust following an Indenture Event of Default under such Indenture will be deposited in the special payments account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. In addition, if an Indenture provides that the applicable Owner Trustee or Owner Participant may, under circumstances specified therein, redeem or purchase some or all of the outstanding Equipment Notes issued under such Indenture, the price paid by such Owner Trustee or Owner Participant to the Trustee of any Trust for any of the Equipment Notes issued under such Indenture and held in such Trust will be deposited in the special payments account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date.

     Any funds representing payments received with respect to any Equipment Notes held in a Trust and which are in default, or the proceeds from the sale by the Trustee of any such Equipment Notes, held by the Trustee in the special payments account for such Trust will, to the extent practicable, be invested and reinvested by the Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date. "Permitted Investments" will be described in the related Prospectus Supplement.

     The Basic Agreement provides that the Trustee of each Trust will, within 90 days after the occurrence of a default (as defined below) in respect of such Trust, give to the Certificateholders of such Trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to such Trust known to it; provided that, except in the case of default in the payment of principal of, premium, if any, or interest on any of the Equipment Notes held in such Trust, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. Except as otherwise described in the applicable Prospectus Supplement, the term "default," for the purpose of the provision described in this paragraph only, means the occurrence of any Event of Default with respect to a Trust, as specified above, except that in determining whether any such Event of Default has occurred, any grace period or notice in connection therewith will be disregarded.

     The Basic Agreement contains a provision entitling the Trustee of each Trust, subject to the duty of the Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the Certificateholders of such Trust before proceeding to exercise any right or power under the Basic Agreement at the request of such Certificateholders.

     The applicable Prospectus Supplement will specify the percentage of Certificateholders entitled to waive, or to instruct the Trustee to waive, any past default or Event of Default with respect to such Trust and its consequences and also will specify the percentage of Certificateholders (and whether of such Trust or of any other Trust holding Equipment Notes issued under related Indentures) entitled to waive, or to instruct the Trustee or the Loan Trustee to waive, any past Indenture Event of Default under any related Indenture and thereby annul any direction given with respect thereto.

MODIFICATIONS OF THE BASIC AGREEMENT

     The Basic Agreement contains provisions permitting American and the Trustee to enter into a supplement to the Basic Agreement or, if applicable, to any Note Purchase Agreement or to any intercreditor, subordination or like agreement or to any liquidity facility or other credit enhancement agreement, without the consent of the holders of any of the Pass Through Certificates, to, among other things:

     - provide for the formation of a Trust and the issuance of a series of Pass Through Certificates, or to add, or to change or eliminate, any provision affecting Pass Through Certificates not yet issued, including to make appropriate provisions for an AMR Guarantee;

     - evidence the succession of another entity to American and the assumption by such entity of American's obligations under the Basic Agreement and any Trust Supplement, any Note Purchase Agreement and any intercreditor, subordination or like agreement or any liquidity facility or other credit enhancement agreement or, if applicable, to evidence the succession of another entity to AMR and the assumption by such entity of AMR's obligations under any AMR Guarantee;

     - add to the covenants of American or AMR for the benefit of the holders of a series of Pass Through Certificates or surrender any right or power conferred upon American or AMR in the Basic Agreement, any Note Purchase Agreement or any intercreditor, subordination or like agreement or any liquidity facility or other credit enhancement agreement or AMR Guarantee;

     - cure any ambiguity or correct any mistake or inconsistency contained in the Pass Through Certificates of any series, the Basic Agreement, any Trust Supplement, any Note Purchase Agreement or any intercreditor, subordination or like agreement or any liquidity facility or other credit enhancement agreement or any AMR Guarantee;

     - make or modify any other provisions with respect to matters or questions arising under the Pass Through Certificates of any series, the Basic Agreement, any Trust Supplement, any Note Purchase Agreement or any intercreditor, subordination or like agreement or any liquidity facility or other credit enhancement agreement or any AMR Guarantee as the Company may deem necessary or desirable and that will not materially adversely affect the interests of the holders of the series of Pass Through Certificates issued under such Trust Supplement;

     - comply with any requirement of the Commission, any applicable law, rules or regulations of any exchange or quotation system on which any Pass Through Certificates may be listed or of any regulatory body;

     - modify, eliminate or add to the provisions of the Basic Agreement or any intercreditor, subordination or like agreement or any liquidity facility or other credit enhancement agreement or any AMR Guarantee to the extent necessary to continue or obtain the qualification of the Basic Agreement (including any supplemental agreement) or any such agreement or facility or other agreement or any AMR Guarantee under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and add to the Basic Agreement or any intercreditor, subordination or like agreement or any liquidity facility or other credit enhancement agreement such other provisions as may be expressly permitted by the Trust Indenture Act;

     - provide for a successor Trustee for some or all of the Trusts or add to or change any provision of the Basic Agreement or any intercreditor, subordination or like agreement or any liquidity facility or other credit enhancement agreement or any AMR Guarantee as necessary to facilitate the administration of the Trusts thereunder by more than one Trustee or to provide multiple liquidity facilities or other credit enhancements for any Trust or Trusts;

     - provide certain information to the Trustee as required in the Basic Agreement;

     - add to or change the Pass Through Certificates of any series, the Basic Agreement and any Trust Supplement to facilitate the issuance of any Pass Through Certificates of such series in bearer form or to facilitate or provide for the issuance of any Pass Through Certificates of such series in global form in addition to or in place of Pass Through Certificates of such series in certificated form;

     - provide for the delivery of Pass Through Certificates or any supplement to the Basic Agreement in or by means of any computerized, electronic or other medium, including computer diskette;

     - correct or supplement the description of any property of any Trust;

     - modify, eliminate or add to the provisions of the Basic Agreement, any applicable Trust Supplement or any applicable Note Purchase Agreement to reflect the substitution of a substitute aircraft for any Aircraft; and

     - make any other amendments or modifications to the Basic Agreement, provided such amendments or modifications will only apply to Pass Through Certificates of one or more series to be issued thereafter;

provided, however, that unless we tell you otherwise in the applicable Prospectus Supplement, unless there shall have been obtained from certain rating agencies written confirmation that such supplement would not result in a reduction of the then current rating for Pass Through Certificates of the relevant Trust or a withdrawal or suspension of the rating of any class of Pass Through Certificates, American shall provide the Trustee of the relevant Trust with an opinion of counsel to the effect that such supplement will not cause such Trust to be treated as other than a grantor trust for U.S. federal income tax purposes unless an Event of Default shall have occurred and be continuing, in which case such opinion shall be to the effect that such supplement will not cause such Trust to become an association taxable as a corporation for U.S. federal income tax purposes.

     The Basic Agreement also contains provisions permitting American and the Trustee of each Trust, with the consent of the Certificateholders of such Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust and, in the case of Leased Aircraft, with the consent of the Owner Trustee, to execute supplemental agreements adding any provisions to or changing or eliminating any of the provisions of the Basic Agreement, to the extent relating to such Trust, the applicable Trust Supplement or any applicable intercreditor, subordination or like agreement or any liquidity facility or other credit enhancement agreement, or modifying the rights of such Certificateholders, except that no such supplemental agreement may, without the consent of the holder of each such Pass Through Certificate so affected, (a) reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes held in such Trust, or distributions in respect of any Pass Through Certificate of such Trust, or change any date or place of payment or change the coin or currency in which such Pass Through Certificate is payable, other than that provided for in such Pass Through Certificate, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due, (b) permit the disposition of any Equipment Note held in such Trust, except as provided in the Basic Agreement or the applicable Trust Supplement or in any intercreditor, subordination or like agreement or any liquidity facility or other credit enhancement agreement, (c) alter the priority of distributions specified in the relevant intercreditor agreement, if any, in a manner materially adverse to the holders of Pass Through Certificates of such series, or (d) reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in the Basic Agreement or the applicable Trust Supplement, the consent of the holders of which is required for any such supplemental agreement or for any waiver provided for in the Basic Agreement or such Trust Supplement.

MODIFICATION OF INDENTURE AND RELATED AGREEMENTS

     The Prospectus Supplement will specify the Trustee's obligations in the event that the Trustee, as the holder of any Equipment Notes held in a Trust, receives a request for its consent to any amendment or modification of or waiver under the Indenture or other documents relating to such Equipment Notes (including any Lease with respect to Leased Aircraft Notes).

TERMINATION OF THE TRUSTS

     The obligations of American and the Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the Basic Agreement and the applicable Trust Supplement and the disposition of all property held in such Trust. The Trustee will mail to each Certificateholder of record of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Pass Through Certificates at the office or agency of the Trustee specified in such notice of termination.

DELAYED PURCHASE OF EQUIPMENT NOTES

     In the event that, on the issuance date of any Pass Through Certificates, all of the proceeds from the sale of such Pass Through Certificates are not used to purchase the Equipment Notes contemplated to be held in the related Trust, such Equipment Notes may be purchased by the Trustee at any time on or prior to the date specified in the applicable Prospectus Supplement. In such event, the proceeds from the sale of such Pass Through Certificates not used to purchase Equipment Notes will be held under an arrangement described in the applicable Prospectus Supplement. Such an arrangement may include, without limitation, (1) the investment of such proceeds by the Trustee in specified permitted investments; (2) the deposit of such proceeds in a deposit or escrow account held by a separate depositary or escrow agent; (3) the purchase by the Trustee of debt instruments issued on an interim basis by American; or (4) the purchase of Leased Aircraft Notes or Owned Aircraft Notes issued prior to the purchase of Leased Aircraft or the delivery of Owned Aircraft, as the case may be. Any such debt instrument may be secured by a collateral account or other security or property described in the applicable Prospectus Supplement. The arrangements with respect to the payment of interest on funds so held will be described in the applicable Prospectus Supplement. If any such proceeds are not subsequently utilized to purchase Equipment Notes by the relevant date specified in the applicable Prospectus Supplement, including by reason of a casualty to one or more Aircraft, such proceeds will be returned to the holders of such Pass Through Certificates.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

     American will be prohibited from consolidating with or merging into any other entity or transferring substantially all of its assets as an entirety to any other entity unless, in the case of a merger or consolidation where American is not the surviving entity or in the case of the transfer of substantially all of American's assets, the successor or transferee entity shall be organized and existing under the laws of the United States or any State or the District of Columbia and shall expressly assume all the obligations of American contained in the Basic Agreement.

THE TRUSTEE

     Unless otherwise provided in the Prospectus Supplement for any series of Pass Through Certificates, State Street Bank and Trust Company of Connecticut, National Association, will be the Trustee for each of the Trusts. With certain exceptions, the Trustee will make no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Pass Through Certificates, the Equipment Notes, the Indentures, the Leases, if any, or other related documents. The Trustee will not be liable with respect to any series of Pass Through Certificates for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in face amount of outstanding Pass Through Certificates of such series issued under the Basic Agreement. Subject to such provisions, such Trustee will be under no obligation to exercise any of its rights or powers under the Basic Agreement at the request of any holders of Pass Through Certificates issued thereunder unless they have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by the Trustee in exercising such rights or powers. The Basic Agreement provides that the Trustee in its individual or any other capacity may acquire and hold Pass Through Certificates issued thereunder and, subject to certain conditions, may otherwise deal with AMR and American and, with respect to the Leased Aircraft, with any Owner Trustee and Owner Participant with the same rights it would have if it were not the Trustee.

     Unless otherwise provided in the Prospectus Supplement for any series of Pass Through Certificates, State Street Bank and Trust Company of Connecticut, National Association, will also be the Loan Trustee of the Indentures under which the Equipment Notes are issued. It also serves as indenture trustee and as pass through trustee in numerous other aircraft financing transactions involving American.

     The Trustee may resign with respect to any or all of the Trusts at any time, in which event American will be obligated to appoint a successor trustee. If the Trustee ceases to be eligible to continue as Trustee with respect to a Trust or becomes incapable of acting as Trustee or becomes insolvent, American may remove such Trustee, or any holder of Pass Through Certificates of such Trust for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor trustee. Any resignation or removal of the Trustee with respect to a Trust and appointment of the successor trustee for such Trust does not become effective until acceptance of the appointment by the successor trustee. Pursuant to such resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each Trust. All references in this Prospectus to the Trustee are to the trustee acting in such capacity under each of the Trusts and should be read to take into account the possibility that each of the Trusts could have a different successor trustee in the event of such a resignation or removal.

     The Basic Agreement provides that American will pay the Trustee's fees and expenses and indemnify the Trustee against certain liabilities. In certain circumstances, the Trustee will have a priority claim on the related Trust Property to the extent such fees, expenses or indemnities are not paid.

                       DESCRIPTION OF THE EQUIPMENT NOTES

     The following description is a summary of certain terms that we expect will be common to all Equipment Notes. Where no distinction is made between the Leased Aircraft Notes and the Owned Aircraft Notes or between their respective Indentures, such statements refer to any Equipment Notes and any Indenture. Most of the financial terms and other specific terms of any series of Equipment Notes will be described in a Prospectus Supplement to be attached to this Prospectus. Since the terms of the specific Equipment Notes may differ from the general information provided below, you should rely on the information in the Prospectus Supplement instead of the information in this Prospectus if the information in the Prospectus Supplement is different from the information below.

     Because the following description is a summary, it does not describe every aspect of the Equipment Notes, and it is subject to and qualified in its entirety by reference to all the provisions of the applicable Equipment Notes, Indentures, Leases, Note Purchase Agreements, trust agreements, participation agreements, intercreditor and subordination agreements, liquidity facilities or other credit enhancement arrangements and other agreements and arrangements relating to any series of Equipment Notes.

     Additional provisions with respect to the Equipment Notes and the associated aircraft financing transactions will be described in the applicable Prospectus Supplement. To the extent that any provision in any Prospectus Supplement is inconsistent with any provision in this summary, the provision in such Prospectus Supplement will control.

GENERAL

     The Equipment Notes will be issued under Indentures between (a) in the case of Owned Aircraft Notes, the related Loan Trustee and American or (b) in the case of Leased Aircraft Notes, the related Loan Trustee and the Owner Trustee of a trust for the benefit of the Owner Participant who is the beneficial owner of such Leased Aircraft.

     American's obligations under each Indenture relating to an Owned Aircraft and under the related Owned Aircraft Notes will be direct obligations of American. All of the Owned Aircraft Notes issued under the same Indenture will relate to, and will be secured by, one or more specific Owned Aircraft and, unless otherwise specified in the applicable Prospectus Supplement, will not be secured by any other Aircraft.

     The Leased Aircraft Notes will be nonrecourse obligations of the Owner Trustee. All of the Leased Aircraft Notes issued under the same Indenture will relate to and will be secured by one or more specific Leased Aircraft and, unless otherwise specified in the applicable Prospectus Supplement, will not be secured by any other Aircraft. In each case, the Owner Trustee will lease the related Leased Aircraft to American pursuant to a separate Lease between such Owner Trustee and American.

     Equipment Notes may be issued pursuant to delayed aircraft financing arrangements, such as the following:

     - The Owner Trustee may issue Leased Aircraft Notes prior to the purchase of the related Leased Aircraft by such Owner Trustee or the commencement of the related Leases.

     - American may issue Owned Aircraft Notes prior to the expected delivery date of the related Owned Aircraft.

     The applicable Prospectus Supplement will describe any such delayed aircraft financing arrangements, including any arrangements for the collateralization of any such Leased Aircraft Notes or Owned Aircraft Notes with cash, permitted investments or other property, and any depositary or escrow arrangement pursuant to which the proceeds from the sale of such Leased Aircraft Notes or Owned Aircraft Notes will be deposited with a third party depositary or escrow agent.

     If the anticipated aircraft financing transactions have not been completed by the relevant date specified in the applicable Prospectus Supplement, including by reason of a casualty to one or more Aircraft, such Leased Aircraft Notes or Owned Aircraft Notes will be prepaid at the price specified in such Prospectus Supplement. Alternatively, if the Lease related to any such Leased Aircraft Notes has not commenced by such relevant date, if so specified in the applicable Prospectus Supplement, American at its option may convert the proposed leveraged lease financing into a type of financing available for Owned Aircraft and such Leased Aircraft Notes (with certain modifications) will become Owned Aircraft Notes.

     Upon the commencement of the Lease for any Leased Aircraft, American will be obligated to make or cause to be made rental payments under such Lease that will be sufficient to pay the principal of and accrued interest on the related Leased Aircraft Notes when due, subject to some limited exceptions. The Leased Aircraft Notes will not be direct obligations of, or guaranteed by, American. American's rental obligations under each Lease, however, will be general obligations of American.

     If specified in a Prospectus Supplement, American will have the right (a) to arrange a sale and leaseback of one or more Owned Aircraft referred to in such Prospectus Supplement and the assumption, on a non-recourse basis, of the related Owned Aircraft Notes by an Owner Trustee or (b) to substitute other aircraft, cash or U.S. government securities or a combination thereof in place of the Owned Aircraft securing the related Owned Aircraft Notes. The terms and conditions of any such sale and leaseback or substitution will be described in the applicable Prospectus Supplement.

     The applicable Prospectus Supplement will describe any special financing or refinancing arrangements with respect to any Aircraft, including whether a separate trust or other entity will issue notes secured by Leased Aircraft Notes.

PRINCIPAL AND INTEREST PAYMENTS

     Interest received by the Trustee on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth in the applicable Prospectus Supplement until the final distribution date for such Trust. The Equipment Notes may bear interest at a fixed or a floating rate or may be issued at a discount. Principal payments received by the Trustee on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth in the applicable Prospectus Supplement until the final distribution date for such Trust. Payments on the Equipment Notes, and distributions to Certificateholders, may be subject to the terms of any intercreditor, subordination or similar agreement or arrangement.

     If any date scheduled for any payment of principal of, premium, if any, or interest on the Equipment Notes is not a business day, such payment may be made on the next succeeding business day without any additional interest, unless otherwise provided in the applicable Prospectus Supplement.

REDEMPTION

     The applicable Prospectus Supplement will describe the circumstances, whether voluntary or involuntary, under which the related Equipment Notes will or may be redeemed or purchased prior to the stated maturity thereof, whether in whole or in part, the premium, if any, applicable to certain redemptions or purchases and other terms applying to such redemptions or purchases.

SECURITY

     The Owned Aircraft Notes will be secured by a security interest granted by American to the related Loan Trustee in the related Owned Aircraft. Under the terms of each Owned Aircraft Indenture, American will be obligated, among other things, to pay all costs of operating and maintaining such Aircraft.

     The Leased Aircraft Notes will be secured by:

     - an assignment by the related Owner Trustee to the related Loan Trustee of such Owner Trustee's rights (except for certain limited rights, including those described below) under the Lease or Leases with respect to the related Leased Aircraft, including the right to receive payments of rent thereunder; and

     - a security interest granted by such Owner Trustee to such Loan Trustee in such Aircraft, subject to the rights of American under such Lease or Leases, and other property or rights, if any, described in the applicable Prospectus Supplement.

     Unless and until an Indenture Event of Default with respect to a Leased Aircraft has occurred and is continuing, the Loan Trustee may exercise only limited rights of the Owner Trustee under the related Lease. The assignment by the Owner Trustee to the Loan Trustee of its rights under the related Lease will exclude, among other things, rights of such Owner Trustee and the related Owner Participant relating to indemnification by American for certain matters, insurance proceeds payable to such Owner Trustee in its individual capacity and to such Owner Participant under liability insurance maintained by American under such Lease or by such Owner Trustee or such Owner Participant, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under certain casualty insurance maintained by such Owner Trustee or such Owner Participant, any rights of such Owner Participant or such Owner Trustee to enforce payment of the foregoing amounts and certain reimbursement payments made by American to such Owner Trustee.

     American's obligations in respect of each Leased Aircraft will be those of a lessee under a "net lease." Accordingly, American will be obligated, among other things, to pay all costs of operating and maintaining such Aircraft.

     The Prospectus Supplement will describe the required insurance coverage with respect to the Aircraft.

     Unless otherwise specified in the applicable Prospectus Supplement, the Equipment Notes will not be cross-collateralized and consequently the Equipment Notes issued in respect of any one Aircraft will not be secured by any of the other Aircraft (or any of the other security related thereto, including, in the case of Leased Aircraft Notes, the Lease related to any other Aircraft).

     Unless otherwise specified in the applicable Prospectus Supplement, American will be permitted to register an Aircraft in certain jurisdictions outside the United States, subject to certain conditions specified in the related Indenture or the related Lease, as the case may be. These conditions may include a requirement that the laws of the new jurisdiction of registration will give effect to the lien of and the security interest created by the related Indenture or the related Lease in the applicable Aircraft. American also will be permitted, subject to certain limitations, to lease any Aircraft to any United States certificated air carrier or to certain foreign air carriers. In addition, subject to certain limitations, American will be permitted to transfer possession of any Aircraft other than by lease, including transfers of possession by American or any lessee in connection with certain interchange and pooling arrangements, "wet leases" and transfers in connection with maintenance or modifications and transfers to certain governments or any instrumentalities or agencies thereof. Unless otherwise specified in the applicable Prospectus Supplement, there will be no general geographical restrictions on American's (or any lessee's) ability to operate Aircraft. The extent to which the relevant Loan Trustee's lien will be recognized in an Aircraft if such Aircraft is located in certain countries is uncertain. In addition, any exercise of the right to repossess an Aircraft may be difficult, expensive and time consuming, particularly when such Aircraft is located outside the United States or has been registered in a foreign jurisdiction or leased to a foreign operator, and may be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of the Aircraft, which may be subject to delays and political risk. When a defaulting lessee or other permitted transferee is the subject of a bankruptcy, insolvency or similar event such as protective administration, additional limitations may apply.

     Funds, if any, held from time to time by the Loan Trustee with respect to any Aircraft, including funds held as the result of an event of loss to such Aircraft or termination of the Lease, if any, relating thereto, will be invested and reinvested by such Loan Trustee, at the direction of American (except, with respect to a Leased Aircraft, in the case of a Lease Event of Default under the applicable Lease or, with respect to an Owned Aircraft, in the case of an Indenture Event of Default under the applicable Indenture), in investments described in the related Indenture. American will pay the amount of any net loss resulting from any such investment directed by it.

     In the case of Chapter 11 bankruptcy proceedings in which an air carrier is a debtor, Section 1110 of the U.S. Bankruptcy Code ("Section 1110") provides special rights to lessors and holders of security interests with respect to "equipment" (as defined in Section 1110). Under Section 1110, the right of such financing parties to take possession of such equipment in compliance with the provisions of a lease or security agreement is not affected by any other provision of the U.S. Bankruptcy Code or any power of the bankruptcy court. Such right to take possession may not be exercised for 60 days following the date of commencement of the reorganization proceedings. Thereafter, such right to take possession may be exercised during such proceedings unless, within the 60-day period or any longer period consented to by the relevant parties, the debtor agrees to perform its future obligations and cures all existing and future defaults on a timely basis. Defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor need not be cured.

     "Equipment" is defined in Section 1110, in part, as an aircraft, aircraft engine, appliance or spare part (as defined in Section 40102 of Title 49 of the United States Code) that is subject to a security interest granted by, or that is leased to, a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo.

     The Prospectus Supplement for each offering of Pass Through Certificates will discuss the availability of Section 1110 with respect to the related Aircraft.

ADDITIONAL NOTES

     Under certain circumstances and conditions as described in the applicable Prospectus Supplement, American may issue and sell, in the case of an Owned Aircraft, or cause the Owner Trustee to issue and sell, in the case of a Leased Aircraft, additional Equipment Notes (the "Additional Notes") relating to such Aircraft, including for the purpose of financing certain modifications, alterations, additions, improvements or replacement parts to or for such Aircraft. The terms, conditions and designations of such Additional Notes will be set forth in a supplement to the related Indenture.

PAYMENTS AND LIMITATION OF LIABILITY

     Each Leased Aircraft will be leased by the related Owner Trustee to American for a term expiring on a date not earlier than the latest maturity date of the Leased Aircraft Notes issued with respect to such Leased Aircraft, unless previously terminated as permitted by the terms of the related Lease. The basic rent and certain other payments by American under each such Lease will be assigned by the Owner

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

Trustee under the related Indenture to the related Loan Trustee to provide the funds necessary to pay principal of and interest due from such Owner Trustee on the Leased Aircraft Notes issued under such Indenture. In certain cases, the rent and other mandatory payments under a Lease may be adjusted, but each Lease will provide that under no circumstances will rent and other mandatory payments by American be less than the scheduled payments of principal and interest on the related Leased Aircraft Notes. The balance of any basic rent payments under each Lease, after payment of amounts due on the Leased Aircraft Notes issued under the Indenture relating to such Lease, will be paid over to the related Owner Trustee. American's obligation to pay rent and to cause other payments to be made under each Lease will be general obligations of American.

     Except when American purchases a Leased Aircraft and assumes the Leased Aircraft Notes related thereto, the Leased Aircraft Notes will not be obligations of, or guaranteed by, American. Neither the Owner Trustee nor the Owner Participant nor the Loan Trustee will be personally liable to any holder of any Leased Aircraft Notes for any amounts payable thereunder, or, except as provided in the Indenture relating thereto in the case of the Owner Trustee and the Loan Trustee, for any liability under such Indenture. Except when American has assumed any Leased Aircraft Notes, all amounts payable under any Leased Aircraft Notes (other than payments made in connection with an optional redemption or purchase of Leased Aircraft Notes by the related Owner Trustee or the related Owner Participant) will be made only from the assets subject to the lien of the Indenture with respect to such Aircraft and their proceeds (including rent payable by American under the Lease with respect to such Leased Aircraft), or from any applicable liquidity facility or other credit enhancement arrangement.

     American's obligations under each Owned Aircraft Indenture and under the Owned Aircraft Notes will be general obligations of American.

DEFEASANCE OF THE INDENTURES AND THE EQUIPMENT NOTES IN CERTAIN CIRCUMSTANCES

     Unless otherwise specified in the applicable Prospectus Supplement, the obligations under the applicable Indenture of, with respect to any Leased Aircraft Notes, the related Owner Trustee or, with respect to any Owned Aircraft Notes, American will be deemed to have been discharged (except for certain obligations, including the obligations to register the transfer or exchange of Equipment Notes, to replace stolen, lost, destroyed or mutilated Equipment Notes and to maintain paying agencies and hold money for payment in trust) on the date of irrevocable deposit with the related Loan Trustee of money or certain obligations of the United States or any agency or instrumentality thereof the payment of which is backed by the full faith and credit of the United States which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an aggregate amount sufficient to pay when due (including as a consequence of redemption in respect of which notice is given on or prior to the date of such deposit) principal of, premium, if any, and interest on all Equipment Notes issued thereunder in accordance with the terms of such Indenture. Such discharge may occur only if, among other things, there has been a change in federal tax law as in effect on the date of this Prospectus or there has been published by the Internal Revenue Service a ruling to the effect that holders of such Equipment Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.

     Upon such defeasance, or upon payment in full of the principal of, premium, if any, and interest on all Equipment Notes issued under any Indenture on the maturity date therefor or deposit with the applicable Loan Trustee of money sufficient therefor no earlier than one year prior to the date of such maturity, the holders of such Equipment Notes will have no beneficial interest in or other rights with respect to the related Aircraft or other assets subject to the lien of such Indenture and such lien will terminate.

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

ASSUMPTION OF OBLIGATIONS BY AMERICAN

     If specified in the applicable Prospectus Supplement with respect to any Leased Aircraft, American may purchase such Leased Aircraft prior to the end of the term of the related Lease and, in connection with such purchase, may assume on a full recourse basis all of the obligations of the Owner Trustee (other than its obligations in its individual capacity) under the Indenture with respect to such Aircraft, including the obligations to make payments in respect of the related Leased Aircraft Notes. In such event, certain relevant provisions of the related Lease, including (among others) provisions relating to maintenance, possession and use of the related Aircraft, liens, insurance and events of default will be incorporated into such Indenture, and the Leased Aircraft Notes issued under such Indenture will continue to be outstanding and secured by such Aircraft. The terms and conditions of any such assumption will be described in the applicable Prospectus Supplement.

OWNER PARTICIPANT; REVISIONS TO AGREEMENTS

     If specified in the applicable Prospectus Supplement, at the time Pass Through Certificates are issued, American may still be seeking Owner Participants with respect to the trusts relating to certain of the Aircraft. American or an affiliate will hold the beneficial interest under the trust agreement relating to each such Aircraft until the date upon which a prospective Owner Participant commits to participate in the purchase price of such Aircraft. Any outside limit on such date will be specified in the applicable Prospectus Supplement. American or its affiliate will transfer to such Owner Participant on such date American's or such affiliate's beneficial interest under such trust agreement. Such prospective Owner Participants may request revisions to the participation agreement, Lease, trust agreement and Indenture so that the terms of such agreements applicable to these Aircraft may differ from the description of such agreements contained in the applicable Prospectus Supplement. Such Prospectus Supplement will describe the extent to which such terms can be varied at the request of prospective Owner Participants.

                              CREDIT ENHANCEMENTS

RANKING; CROSS-SUBORDINATION

     Some of the Equipment Notes related to a specific Aircraft may be subordinated and junior in right of payment to other Equipment Notes or other debt related to the same or certain related Aircraft. In such event, the applicable Prospectus Supplement will describe the terms of such subordination, including the priority of distributions among such classes of Equipment Notes, the ability of each such class of Equipment Notes to exercise remedies with respect to the relevant Aircraft (and, if such Aircraft are Leased Aircraft, the Leases) and certain other intercreditor terms and provisions.

     The Equipment Notes issued under an Indenture may be held in more than one Trust, and a Trust may hold Equipment Notes issued under more than one related Indenture. Unless otherwise described in a Prospectus Supplement, however, only Equipment Notes having the same priority of payment may be held in the same Trust. A Trust that holds Equipment Notes that are junior in payment priority to the Equipment Notes held in another related Trust formed as part of the same offering of Pass Through Certificates as a practical matter will be subordinated to such latter Trust. In addition, the Trustees on behalf of one or more Trusts may enter into an intercreditor or subordination agreement that establishes priorities among series of Pass Through Certificates or provides that distributions on the Pass Through Certificates will be made to the Certificateholders of a certain Trust or Trusts before they are made to the Certificateholders of one or more other Trusts. For example, such an agreement may provide that payments made to a Trust on account of a subordinate class of Equipment Notes issued under one Indenture may be subordinated to the prior payment of all amounts owing to Certificateholders of a Trust that holds senior Equipment Notes issued under that Indenture or any related Indentures.

     The applicable Prospectus Supplement will describe any such intercreditor or subordination agreement or arrangements and the relevant cross-subordination provisions. Such description will specify the percentage of Certificateholders under any Trust that is permitted to (1) grant waivers of defaults under any related Indenture, (2) consent to the amendment or modification of any related Indenture or (3) direct the exercise of remedies under any related Indenture. Payments made on account of the Pass Through Certificates of a particular series also may be subordinated to the rights of the provider of any Liquidity Facility described below.

LIQUIDITY FACILITY

     The applicable Prospectus Supplement may provide that a "Liquidity Facility" will support, insure or guarantee one or more payments of principal, premium, if any, or interest on the Equipment Notes of one or more series, or one or more distributions in respect of the Pass Through Certificates of one or more series. A Liquidity Facility may include a letter of credit, a bank guarantee, a revolving credit agreement, an insurance policy, surety bond or financial guarantee, or any other type of agreement or arrangement for the provision of insurance, a guarantee or other credit enhancement or liquidity support. In addition, if any Equipment Notes bear interest at a floating rate, there may be a cap or swap agreement or other arrangement in case the interest rate becomes higher than is covered by the Liquidity Facility. The institution or institutions providing any Liquidity Facility will be identified in the applicable Prospectus Supplement. Unless otherwise provided in the applicable Prospectus Supplement, the provider of any Liquidity Facility will have a senior claim on the assets securing the affected Equipment Notes and on the Trust Property of the affected Trusts.

GUARANTEE OF AMR CORPORATION

     Our parent, AMR Corporation, may guarantee unconditionally, with respect to Leased Aircraft, the full and prompt payment of any or all amounts payable by us under the related Leases when and as such amounts become due and payable and, with respect to Owned Aircraft, the full and prompt payment of principal of, premium, if any, and interest on the related Owned Aircraft Notes, when and as such amounts become due, whether by acceleration or otherwise. If AMR Guarantees such obligations, we will tell you in the applicable Prospectus Supplement and describe the terms of the guarantee in the applicable Prospectus Supplement. Unless we tell you otherwise in the applicable Prospectus Supplement, such guarantee will be enforceable without any need to first enforce any related Lease or any related Owned Aircraft Note against American, and will be an unsecured obligation of AMR.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the principal federal income tax consequences of the purchase, ownership and disposition of Pass Through Certificates with respect to a Certificate Owner that purchases Pass Through Certificates in the initial offering thereof at the offering price set forth in the applicable Prospectus Supplement and holds such Pass Through Certificates as capital assets. This discussion should be read in conjunction with any additional discussion of federal income tax consequences included in the applicable Prospectus Supplement. The discussion is based on laws, regulations, rulings and decisions in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect, or different interpretation. The discussion does not address all of the federal income tax consequences that may be relevant to all Certificate Owners in light of their particular circumstances (including, for example, any special rules applicable to tax-exempt organizations, broker-dealers, insurance companies and foreign investors). The statements of law and legal conclusion set forth herein are based upon the opinion of Debevoise & Plimpton, counsel to American. Persons considering an investment in the Pass Through Certificates should consult their own tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Pass Through Certificates in light of their own particular circumstances. The Trusts are not indemnified for any federal income taxes or, with certain exceptions, other taxes that may be imposed upon them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificate Owners of such Trust.

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

TAX STATUS OF THE TRUSTS

     The Trusts will not be classified as associations (or publicly traded partnerships) taxable as corporations for federal income tax purposes and will not be subject to federal income tax. Except to the extent discussed in the applicable Prospectus Supplement, although there is no authority addressing the classification of entities that are similar to the Trusts in all respects, based upon an interpretation of analogous authorities, each Trust should be classified as a grantor trust for federal income tax purposes. The discussion below assumes that the Trusts will be classified as grantor trusts and that each Trust will file federal income tax returns and report to investors on the basis that it is a grantor trust.

TAXATION OF CERTIFICATE HOLDERS GENERALLY

     Each Certificate Owner will be treated as the owner of a pro rata undivided interest in each Equipment Note and any other property held in the related Trust and will be required to report on its federal income tax return its pro rata share of the entire income from each of the Equipment Notes and any other property held in the related Trust, in accordance with such Certificate Owner's method of accounting. A Certificate Owner using the cash method of accounting must take into account its pro rata share of income as and when received by the Trustee. A Certificate Owner using an accrual method of accounting must take into account its pro rata share of income as it accrues or is received by the Trustee, whichever is earlier.

SALES OF PASS THROUGH CERTIFICATES

     A Certificate Owner that sells a Pass Through Certificate will recognize capital gain or loss (in the aggregate) equal to the difference between the amount realized on the sale (except to the extent attributable to accrued interest, which will be taxable as interest income if not previously included in income) and such Certificate Owner's adjusted tax basis in the Pass Through Certificate. Any such gain or loss generally will be long-term capital gain or loss if the Pass Through Certificate was held for more than one year (except to the extent attributable to any property held by the related Trust for one year or less). Any long-term capital gains with respect to the Pass Through Certificates are taxable to corporate taxpayers at the rates applicable to ordinary income and to individual taxpayers at a maximum rate of 20%. Any capital losses will be deductible by corporate taxpayers only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus a limited amount of other income.

BOND PREMIUM

     A Certificate Owner generally will be considered to have acquired an interest in an Equipment Note held in the related Trust at a bond premium to the extent such Certificate Owner's tax basis allocable to such Equipment Note exceeds the remaining principal amount of the Equipment Note allocable to such Certificate Owner's Pass Through Certificate. In that event, a Certificate Owner may, in certain circumstances, be able to amortize that bond premium (generally on a constant yield basis) as an offset to interest income with corresponding reductions in such Certificate Owner's tax basis in such Equipment Note. Special rules apply to an Equipment Note that may be called at a redemption premium prior to maturity. It is unclear how these rules apply to an Equipment Note when there is more than one possible call date and the amount of any redemption premium is uncertain. Certificate Owners should consult their own tax advisors regarding the advisability and consequences of an election to amortize any bond premium with respect to the Equipment Notes.

ORIGINAL ISSUE DISCOUNT

     Except to the extent specified in the applicable Prospectus Supplement, the Equipment Notes will not be issued with original issue discount unless certain aggregation rules set forth in the Treasury regulations apply. Under those rules, if one investor purchases Pass Through Certificates issued by more than one Trust, certain of that investor's interests in the Equipment Notes in those Trusts must in certain circumstances be treated together as a single debt instrument, which, for purposes of calculating and amortizing any original issue discount, has a single issue price, maturity date, stated redemption price at maturity and yield to maturity. If the aggregation rules apply to an investor, such Equipment Notes could be treated with respect to such investor as having been issued with original issue discount. Generally, a holder of a debt instrument issued with original issue discount that is not de minimis must include such original issue discount in income for federal income tax purposes as it accrues, in advance of the receipt of the cash attributable to such income, under a method that takes into account the compounding of interest. Certificate Owners should consult their own tax advisors regarding the aggregation rules.

BACKUP WITHHOLDING

     Payments made on Pass Through Certificates, and proceeds from the sale of Pass Through Certificates to or through certain brokers, may be subject to a "backup" withholding tax at a rate of 30% in 2002 and 2003, 29% in 2004 and 2005, 28% in 2006 through 2010 and 31% thereafter, unless the Certificate Owner complies with certain reporting procedures or is exempt from such requirements. Any such withheld amounts will be allowed as a credit against the Certificate Owner's federal income tax and may entitle such Certificate Owner to a refund if the required information is furnished to the Internal Revenue Service. Certain penalties may be imposed by the Internal Revenue Service on a Certificate Owner who is required to supply information but who does not do so in the proper manner.

                           CERTAIN CONNECTICUT TAXES

     The Trustee is a national banking association with its corporate trust office in Connecticut. Bingham Dana LLP, counsel to the Trustee, has advised American that, in its opinion, under currently applicable law, assuming that each Trust will not be taxable as a corporation for federal income tax purposes, but, rather, will be classified for such purposes as a grantor trust or as a partnership, (i) the Trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Connecticut or any political subdivision thereof and (ii) Certificate Owners that are not residents of or otherwise subject to tax in Connecticut will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Connecticut or any political subdivision thereof as a result of purchasing, owning (including receiving payments with respect to) or selling a Pass Through Certificate. Neither the Trusts nor the Certificate Owners will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificate Owners of such Trust. In general, should a Certificate Owner or a Trust be subject to any state or local tax that would not be imposed if the Trust were administered in a different jurisdiction in the United States or if the Trustee were located in a different jurisdiction in the United States, the Trustee will either relocate the administration of the Trust to such other jurisdiction or resign and, in the event of such a resignation, a new Trustee in such other jurisdiction will be appointed.

                              ERISA CONSIDERATIONS

     Unless otherwise indicated in the applicable Prospectus Supplement, Pass Through Certificates may, subject to certain legal restrictions, be purchased and held by an employee benefit plan (a "Plan") subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or an individual retirement account or an employee benefit plan subject to section 4975 of the Internal Revenue Code. A fiduciary of a Plan must determine that the purchase and holding of a Pass Through Certificate is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary responsibility provisions of ERISA. The Certificates may, subject to certain legal restrictions, be purchased and held by such plans.

                              PLAN OF DISTRIBUTION

     We may sell Pass Through Certificates from time to time in one or more transactions. We may sell the Pass Through Certificates of or within any series to or through agents, underwriters or dealers or directly to one or more purchasers.

AGENTS

     We may use agents to sell Pass Through Certificates. Unless we tell you otherwise in the applicable Prospectus Supplement, the agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment.

UNDERWRITERS

     We may sell Pass Through Certificates to underwriters. Unless we tell you otherwise in the applicable Prospectus Supplement, the underwriters may resell those Pass Through Certificates in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase such Pass Through Certificates will be subject to certain conditions. Each underwriter will be obligated to purchase all the Pass Through Certificates allocated to it under the underwriting agreement. The underwriters may change any initial public offering price and any discounts or concessions they give to dealers.

DIRECT SALES

     We may sell Pass Through Certificates directly to purchasers without the involvement of underwriters or agents.

OTHER MEANS OF DISTRIBUTION

     Pass Through Certificates may also be offered and sold, if we so indicate in the applicable Prospectus Supplement, by one or more firms ("remarketing firms") acting as dealers or as agents for American in connection with a remarketing of such Pass Through Certificates following their purchase or redemption.

     If we so indicate in the applicable Prospectus Supplement, we may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase Pass Through Certificates from American pursuant to delayed delivery contracts providing for payment and delivery at a future date.

GENERAL INFORMATION

     Any underwriters, agents or remarketing firms will be identified and their compensation described in a Prospectus Supplement.

     Unless we tell you otherwise in the applicable Prospectus Supplement, we do not intend to apply for listing of the Pass Through Certificates on a national securities exchange.

     We may have agreements with any underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933 (the "Act"), or to contribute with respect to payments they may be required to make.

     Any underwriters, dealers, agents and remarketing firms may engage in transactions with, or perform services for, AMR, American or our affiliates in the ordinary course of their business.

                                 LEGAL OPINIONS

     Unless we tell you otherwise in the applicable Prospectus Supplement, the validity of the securities offered hereby will be passed upon for American by Debevoise & Plimpton, New York, New York and for any agents, underwriters or dealers by Shearman & Sterling, New York, New York. Unless we tell you otherwise in the applicable Prospectus Supplement, Debevoise & Plimpton and Shearman & Sterling will rely on the opinion of counsel for the Trustee as to certain matters relating to the authorization, execution and delivery of such Pass Through Certificates by, and the valid and binding effect thereof on, such Trustee and on the opinion of the General Counsel of American and of AMR as to certain matters relating to the authorization, execution and delivery of the Basic Agreement by American and of any guarantee by AMR. Shearman & Sterling from time to time represents American and AMR with respect to certain matters.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited the consolidated financial statements and schedule of AMR and American included in AMR's and American's Annual Reports on Form 10-K for the year ended December 31, 2001, as set forth in their reports, which are incorporated by reference in this Prospectus and elsewhere in the registration statement of which it is a part. Such consolidated financial statements and schedules are incorporated by reference herein in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

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